Exhibit 4.3

     REGISTRATION  RIGHTS  AGREEMENT

     DATED  AS  OF  APRIL  11,  1997

     BY  AND  AMONG

     GENERAL  ACCEPTANCE  CORPORATION

     AND

     CAPITOL  AMERICAN  LIFE  INSURANCE  COMPANY




G:\LEGAL\AGREEMNT\MISC\GAC-REG.3


     REGISTRATION  RIGHTS  AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this AAgreement@) is made as of April 11, 1997 by and between GENERAL ACCEPTANCE CORPORATION, an Indiana corporation (the ACompany@) and CAPITOL AMERICAN LIFE INSURANCE COMPANY, an Arizona life insurance corporation (the AHolder@).

WHEREAS, the Company and the Holder, entered into a Securities Purchase Agreement dated as of the date hereof pursuant to which the Holder purchased
12%  Subordinated  Convertible    Debentures  in  the  aggregate  amount  of
$10,000,000  (the  ANote@);  and


WHEREAS, the Note is convertible at the option of the Holder into shares of common stock of the Company (the AConverted Stock@); and

WHEREAS, it is a condition precedent to the Holder purchasing the Note (pursuant to the Securities Purchase Agreement) that this Agreement be entered into; and

WHEREAS, certain capitalized terms used herein are used as defined in the Securities Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:



1.          DEMAND  REGISTRATION


     1.1. Requests for Registration. At any time, a holder of the Note or Converted Stock may demand registration under the Securities Act of all or any portion of the Registrable Securities owned by such holder. In order to accomplish such demand, a holder shall send written notice of the demand to the Company, and such notice shall specify the number of Registrable Securities sought to be registered. The Company shall proceed with any demand registration requested by a holder of the Note or Converted Stock if the number of Registrable Securities which the Holder shall have elected to include in such Demand Registration pursuant to this Section 1.1 shall be at least 51% of the Converted Stock issued or issuable upon conversion of the Note. The minimum share amounts specified in this Section 1.1 shall be appropriately adjusted to account for any stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other action as a result of which additional shares of common stock of the Company are issued on account of, in conversion of or in exchange for shares of outstanding common stock.

     1.2. Maximum Number of Demand Registrations. In no event shall the total number of Demand Registrations exceed two.
1.3.        Procedure.  Within 10 days after receipt of a demand pursuant to
Section 1.1 hereof, the Company shall give written notice of such requested registration to all other Persons who have registration rights and will include in such registration, subject to the allocation provisions below, all other Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company=s mailing of such notice, plus any securities of the Company that the Company chooses to include on its own behalf.


     1.4. Expenses. The Company will pay the Registration Expenses of any demand registration, but the Underwriting Commissions, if such demand registration is underwritten, will be paid by the Holder in proportion to any Registrable Securities to be included on their behalf.


     1.5. Priority on Demand Registrations. If a demand registration is underwritten and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to the fair value, the Company will allocate the Registrable Securities to be included in such demand registration, first, to the Holder of Registrable Securities pro rata on the basis of the number of Registrable Securities (collectively, the "Selling Stockholders") for which the Company has received written requests for inclusion, and, second, to the Company.


     1.6. Selection of Underwriters. Any demand registration may be underwritten, at the election of the Selling Stockholders, and the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for any such offering will be made by the Selling Stockholders; provided, however, that the selection of investment banker(s) and manager(s) shall be subject to the consent of the Company, such consent not to be unreasonably withheld.


2.          PIGGYBACK  REGISTRATIONS


     2.1. Right to Piggyback. Whenever the Company proposes to register the offer, sale or offer and sale of any of its securities for its own behalf under the Securities Act (other than a demand registration), and the registration form to be used may be used for the registrations of Registrable Securities to be sold in the manner proposed by the Holder ("Piggyback Registration@"), the Company will give prompt written notice to the Holder and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company=s mailing of such notice. The Company shall not select a Restricted Form that would preclude registration of the Registrable Securities that the Company has been requested to include in such registration if the Company could use another available form of registration statement which is not a Restricted Form and the use of which would not give rise to added Registration Expenses.


     2.2. Piggyback Expenses. In all Piggyback Registrations, the Company will pay the Registration Expenses related to the Registrable Securities of the Holder, but the Underwriting Commissions will be paid by the Selling Stockholders in proportion to any Registrable Securities included on their behalf.


     2.3.          Priority  on  Primary  Registrations.    If  a  Piggyback
Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonable related to fair value, the Company will allocate the securities to be included as follows: first, the securities the Company proposes to sell on its own behalf; and, second, Registrable Securities requested to be included in such registration, pro rata on the basis of the number of Registrable Securities owned, among the Selling Stockholders.

     2.4.      Withdrawal or Abandonment.  Nothing contained in this Section
2 shall be construed as limiting or otherwise interfering with the right of the Company to withdraw or abandon in its sole discretion any registration statement filed by it in connection with a Piggyback Registration notwithstanding the inclusion therein of Registrable Securities.

3.          HOLDBACK  AGREEMENTS

     Both the Holder and the Company agree not to effect any public sale or public distribution of equity securities of the Company of any securities convertible into or exchangeable or exercisable for such securities during the 7 days prior to and the 180 days after any underwritten registration of equity securities of the Company becomes effective (except as part of such underwritten registration or except in connection with obligations of the Company existing on the effective date of the registration statement relating to such underwritten offering).

4.          REGISTRATION  PROCEDURES

     Whenever the Holder has requested that any Registrable Securities be registered pursuant to Section 1 of this Agreement, the Company will, as expeditiously as possible, or whenever the Holder has requested that any Registrable Securities be registered pursuant to Section 2 of this Agreement, the Company will, to the extent applicable:


     (a) Preparation and Filing of Registration Statement. Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish the Holder with copies of all such documents proposed to be filed).

     (b) Preparation and Filing of Amendments and Supplements. Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the greater of (x) a period of not less than 120 days or (y) until the Registrable Securities included therein have been sold.


     (c) Copies of Documents. Furnish to the Holder such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities included therein owned by the Holder.


     (d) Blue Sky Qualifications. Use its best efforts to register or quality such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder or managing underwriters may reasonably request; provided, however, that in connection with any such registration or qualification the Company shall not be obligated to file a general consent to service of process, or to qualify to do business as a foreign corporation, or otherwise subject itself to taxation in connection with such qualification or compliance.


     (e) Notification of Effectiveness; Amendments. Notify the Holder at any time when a prospectus relating to the Registrable Securities included therein is required to be delivered under the Securities Act within the period that the Company is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement as theretofore amended or supplemented contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.


     (f) Listing. Cause all such Registrable Securities to be listed or included on securities exchanges on which similar securities issued by the Company are then listed or included.


     (g) Transfer Agent and Registrar. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.




     (h)          Other  Agreements.    Enter  into such customary agreement
(including an underwriting agreement containing customary terms and conditions, including usual and customary indemnification provisions, in form reasonably acceptable to the Company) and take such other customary actions as may be reasonable necessary to expedite or facilitate the disposition of such Registrable Securities.


     (i) Letters from Independent Accountants. Obtain a Acold comfort@ letter addressed to the Company from its independent accountants in such form and covering such matters of the type customarily covered by Acold comfort@ letters delivered by such public accountants.


     (j) Inspection of Records. Make available for inspection by the Holder, and, upon execution of a confidentiality agreement mutually acceptable to all parties, by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Holder or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company=s officers, directors and employees to supply all information reasonably requested by the Holder or any underwriter, attorney, accountant or agent in connection with such registration statement.

5.          REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

     The  Company  hereby  represents  and  warrants  to  the  Holder:


     5.1. Due Organization and Good Standing. The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company.


     5.2. Due Authorization; Binding Effect. The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.


     5.3. No Violation or Default. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder will not, violate any provisions of its charter or by-laws or constitute a default under any other agreement to which the Company is a party or by which it or its assets may be bound.

6.          REPRESENTATIONS  AND  WARRANTIES  OF  THE  HOLDER

     The  Holder  represents  and  warrants  to  the  Company:

     6.1.          Due  Organization  and  Good  Standing.   The Holder is a
corporation duly organized and validly existing under the laws of the state of its incorporation and is duly qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the Holder.


     6.2. Due Authorization; Binding Effect. The execution and delivery of this Agreement by the Holder has been duly authorized by all necessary action and this Agreement constitutes the legal, valid and binding obligation of the Holder enforceable against each of the Holder in accordance with its terms.


     6.3. No Violation. The execution and delivery of this Agreement by the Holder does not, and the performance by the Holder of its obligations hereunder will not, violate any provision of the organizational documents of the Holder.


     6.4. No Default. The execution and delivery of this Agreement by the Holder does not, and the performance by the Holder of its obligations hereunder will not, violate any other agreement to which the Holder is a party or by which any of its assets may be bound.

7.          INFORMATION  REGARDING  HOLDER

     The Holder shall provide to the Company such information as may be reasonably requested by the Company for use in the preparation and filing of any registration statement covering Registrable Securities owned by the Holder, and the obligation of the Company to include Registrable Securities in any registration statement on behalf of the Holder shall be subject to the Holder's providing such information as promptly as practicable.

8.          INDEMNIFICATION

     8.1.          Indemnification  by  the  Company.    The  Company hereby
indemnifies, to the extent permitted by law, the Holder, its officers and directors, and each person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same occurs in reliance upon and in conformity with any information furnished in writing to the Company by the Holder expressly for use therein or is caused by the Holder=s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Holder with copies of the same.



     8.2. Indemnification by the Holder. In connection with any registration statement in which the Holder is participating, the participating Holder will furnish to the Company in writing such information as is reasonably requested by the Company for use in such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission occurs in reliance upon and in conformity with information so furnished in writing by the Holder specifically for use in the registration statement.

     8.3. Procedures as to Indemnification. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it may seek indemnification and (ii) unless in such indemnified party=s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonable satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     8.4.          Contribution. If the indemnification provided for in this
Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense (including legal fees or expenses) as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying  party  or  by  the  indemnified  party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, an indemnified holder shall not be required to contribute any amount in excess of the net proceeds received by the indemnified holder from the sale of the Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.          CONDITION  TO  THE  COMPANY=S  OBLIGATIONS

     In connection with an underwritten offering, it shall be a condition to the Company=s obligations to include Registrable Securities on behalf of the Holder that the underwriters agree to indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission is contained in information furnished in writing by such underwriters on their own behalf specifically for use in preparing the registration statement.



10.          Definitions

     10.1 Converted Stock. The term AConverted Stock@ means any common stock of the Company issued upon conversion of the Notes.

     10.2. Registrable Securities. The term ARegistrable Securities@ means any common stock of the Company issued or issuable upon exercise of any convertible notes, warrant, or similar instruments and any securities issued or to be issued with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization,
merger,  consolidation  or  other  reorganization.    As  to  any  particular
Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) effectively registered under the Securities Act or disposed of in accordance with the registration statement covering them or (ii) transferred pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

     10.3. Registration Expenses. The term ARegistration Expenses@ means all expenses incident to the Company=s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or trading system on which similar securities issued by the Company are then listed or included, and fees and disbursements of counsel for the Company.

     10.4. Restricted Form. The term "Restricted Form" shall mean a form of registration statement under the Securities Act which imposes for its use a limitation on the maximum value or number of securities to be included therein.

     10.5. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

     10.6.          Underwriting  Commissions.    The  term  AUnderwriting
Commissions@ means all underwriting discounts or commissions relating to the sale of securities of the Company, but excludes any expenses reimbursed to underwriters.

11.          MISCELLANEOUS

     11.1. Notices. Any notices required hereunder shall be sent by certified or registered mail or telecopied and confirmed by telecopy answer back and, until changed by notice to the Holder, to the Company at 1025 Acuff Road, Bloomington, Indiana 47404, Attention Chief Financial Officer, Facsimile
(812) 337-6029, and until changed by notice to the Company, to the Holder at 11825 North Pennsylvania Street, Carmel, Indiana 46032, Attention Lawrence W. Inlow, Facsimile (317) 817-6327.

     11.2. Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the prior written consent of the Holder.


     11.3. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of their respective transferees and successors. The rights to cause the Company to register Registrable Securities pursuant to this Agreement shall follow the Note or Converted Stock, and shall be exercisable by Holder of any Note or Converted Stock including any transferees of the Note or Converted Stock.


     11.4. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Indiana.

 11.5. Jurisdiction. The parties hereto agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts in the County of Hamilton or Marion, State of Indiana. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed in
Section  11.1  hereof.

 11.6. Arbitration. If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Company, one by the Holder, and one by the two other arbitrators. The arbitration shall take place in Carmel, Indiana. The decision of a majority of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

     11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
 GENERAL  ACCEPTANCE
   CORPORATION



 By      /s/      Russell  E.  Algood

      Name:    Russell  E.  Algood

      Title:    President  &  COO





 CAPITOL  AMERICAN  LIFE

  INSURANCE  COMPANY


 By        /s/      Donald  S.  Gongaware

      Name:    Donald  S.  Gongaware

      Title:    President
































                                 Exhibit 9.1

                        STOCKHOLDERS= AGREEMENT

     THIS STOCKHOLDERS= AGREEMENT entered into as of April 11, 1997, among GENERAL ACCEPTANCE CORPORATION (the ACompany@), CONSECO, INC. (AConseco@) and CAPITOL AMERICAN LIFE INSURANCE COMPANY (the APurchaser@), and each of the AStockholders@ listed on the signature page hereof. Capitalized terms used herein are defined in paragraph 7 hereof.

     The parties hereto desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company=s Board of Directors (the ABoard@), (ii) limiting the manner and terms by which the Stockholders= stock may be transferred, (iii) establishing the terms of an acceptable tender offer by Conseco, and (iv) certain related matters. The execution and delivery of this Agreement is a condition to the Purchaser=s acquisition of the Company=s securities pursuant to a Securities Purchase Agreement entered into on even date herewith.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.          Board  of  Directors

     (a) Conseco Designee. Until such time as the Debentures are no longer outstanding, each Stockholder shall vote all of his or her Securities which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or her control (whether in his or her capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including calling special board and stockholder meetings), so that:

(i) two (2) persons designated by Conseco (individually, the AConseco Designee@ and collectively, the AConseco Designees@) shall be nominated and elected or appointed to serve on the Board;

(ii) at least one (1) of the Conseco Designees shall be appointed to serve on each of the audit committee and the compensation committee of the Company;

(iii)    the  Board  shall  at  all  times  consist  of six (6) directors; and






A:\STOCK.3
(iv) one (1) person designated by Conseco shall be appointed in an operations capacity for the Company and such person shall be granted full rights to observe the daily operations of the Company with access to all operations information and data of the Company.

     In the event that any of the Conseco Designees for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by an alternative representative designated by Conseco as provided hereunder so long as the Debentures are still outstanding. Each of the Conseco Designees (or replacements thereof) shall offer to tender their resignations to the Board effective as of the date that the Debentures are no longer outstanding.

     (b)          Stockholders=  Representative

     So long as the Stockholders collectively own more than 10% of the issued and outstanding Common Stock, the Purchaser shall vote all of its Securities which are voting shares and any other voting securities of the Company over which the Purchaser has voting control and shall take all necessary or desirable actions within its control so that:

(i) one (1) person designated by a majority in interest of the Stockholders (the AStockholders= Designee@) shall be nominated and elected or appointed to serve on the Board;

(ii)          the  Board  shall  at  all  times  consist of six (6) directors.

     In the event that the Stockholders= Designee for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by an alternative representative designated by the Stockholders as provided hereunder so long as the Stockholders continue to collectively own more than 10% of the issued and outstanding Common Stock. The Stockholders= Designee shall offer to tender his or her resignation to the Board effective as of the date that the Stockholders do not collectively own more than 10% of the issued and outstanding Common Stock.

     2.          Restrictions  on  Transfer of Stockholders= Securities:

     (a) Transfer of Stockholders= Securities. Except for Permitted Transfers (as defined in paragraph 2(b) below), no Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law)(a ATransfer@) (i) any Securities until April 11, 1998, and (ii) so long as any of the Debentures are still outstanding, Securities which would result in the Stockholders holding in aggregate less than 51% of the Common Stock from April 12, 1998 to April 11, 2000.


     (b) Permitted Transfers. The restrictions set forth in paragraph 2(a) shall not apply with respect to any Transfer of Securities by any
Stockholder (i) pursuant to applicable laws of descent and distribution or among the Stockholder=s Family Group or (ii) approved in advance in writing by Conseco (which approval shall be at Conseco=s sole discretion) (a APermitted Transfer@); provided that the restrictions contained in paragraph 2(a) shall continue to be applicable to the Securities after any such Transfer and provided further that the transferees of such Securities shall have agreed in writing to be bound by the provisions of this Agreement affecting the Securities so transferred. For purposes of this Agreement, AFamily Group@ means a Stockholder=s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder=s spouse and/or descendants.

     3. Tender Offer. If Conseco makes a tender offer to all holders of Common Stock within one year from the date hereof at a price per share of Common Stock equal to or above the Market Price (as defined below), but not less than $4.00 per share of Common Stock, which is accepted by stockholders holding not less than 25% of the issued and outstanding Common Stock held by all stockholders other than the Stockholders, the Stockholders shall tender a quantity of shares of Common Stock so that their ownership interest will be less than 20% of the total shares of Common Stock issued and outstanding (including the shares of Underlying Common Stock). AMarket Price@ shall mean the average of the closing prices of a share of Common Stock, as reported by the principal stock exchange or the NASDAQ System upon which shares of Common Stock are traded, for the 20 trading days prior to the tender offer; provided, however, if the Common Stock is not listed for trading on a nationally recognized stock exchange or on the NASDAQ System on the day before the tender offer, the AMarket Price@ shall be determined by a recognized appraisal or investment banking firm selected by the Board.

     4. Approval at Stockholders= Meeting. Each Stockholder shall vote all of his or her Securities which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or her control (whether in his or her capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including calling special board or stockholder meetings), so that the issuance and sale of the Debentures to the Purchaser, including but not limited to and the conversion feature of the Debentures, is approved and ratified at the next meeting of the stockholders of the Company.




     5.          Legend.

     Each certificate evidencing Securities subject to this Agreement and each certificate issued in exchange for or upon the transfer of any such Securities shall be stamped or otherwise imprinted by the Company with a legend in substantially the following form:

AThe securities represented by this certificate are subject to a Stockholders= Agreement dated as of April 11, 1997, among General Acceptance Corporation (the ACompany@), certain of the Company=s stockholders, Conseco, Inc. and Capitol American Life Insurance Company, as amended and modified from time to time. A copy of such Stockholders= Agreement shall be furnished without charge by the Company to the holder hereof upon written request.@

     6. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such shares for any purpose.

     7.          Representations  and  Warranties.

     (a) Each Stockholder and Purchaser represents and warrants for himself, herself or itself, severally and not jointly, that:

(i) such Stockholder or Purchaser is the record or beneficial owner of the Securities set forth opposite his, her or its name on Exhibit A attached hereto (subject to adjustment in the case of the Purchaser),

(ii) this Agreement has been duly authorized, executed and delivered by such Stockholder or Purchaser and constitutes the valid and binding obligation of such Stockholder or Purchaser enforceable in accordance with its terms, and

(iii) such Stockholder or Purchaser has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provisions of this Agreement.

     (b) No party to this Agreement shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

     8.          Definitions.

     AAlgood Debentures@ shall collectively mean those 12% Subordinated Convertible Notes of like tenor and effect as the Debentures in the aggregate sum of up to $3,250,000 issued to J.G. Algood, M.L. Algood, Janet Algood, and R.E. Algood in exchange for 12% demand promissory notes dated October 15, 1996, January 3, 1997, January 6, 1997 and March 6, 1997 in such aggregate principal amount.

ABoard@  has  the  meaning  set  forth  in  the  preamble.

     ACommon  Stock@  means  the  Company=s  Common  Stock,  no  par  value.

     ACompany@  has  the  meaning  set  forth  in  the  preamble.

     AConseco@  has  the  meaning  set  forth  in  the  preamble.

     AConseco  Designee(s)@  has the meaning set forth in paragraph 1(a)(i).

     ADebentures@ means the 12% Subordinated Convertible Notes of the Company purchased by the Purchaser pursuant to the Securities Purchase Agreement.

     APermitted  Transfer@  has  the  meaning  set  forth in paragraph 2(b).

     APerson@ means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     APurchaser@  has  the  meaning  set  forth  in  the  preamble.

     ARegistration Rights Agreement@ means the registration rights agreements by and between the Company and the Purchaser dated as of the date hereof.

     ASecurities Act@ means the Securities Act of 1933, as amended from time to time.

     ASecurities@ means (i) any Common Stock, preferred stock or other equity securities of the Company, (ii) any options, warrants or other rights to acquire equity securities of the Company, including any convertible debentures and (iii) any direct or indirect interest in any of the above.

     ASecurities Purchase Agreement@ means the Securities Purchase Agreement dated as of an even date herewith by and between the Company and the Purchaser.

     AStockholders@  has  the  meaning  set  forth  in  the  preamble.

     AStockholders=  Designee@  has  the  meaning set forth in paragraph
1(b)(i).

     ATransfer@ has the meaning set forth in paragraph 2(a). AUnderlying Common Stock@ means the shares of the Common Stock issued or issuable upon conversion of the Debenture purchased pursuant to the Securities Purchase Agreement or the Algood Debentures.

     9. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company, Conseco, the Purchaser and Stockholders owning at least 60% of the Securities owned by the Stockholders. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     10.          Severability.    Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     11. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement together with the Securities Purchase Agreement and the exhibits thereto (including, but not limited to, the Registration Rights Agreement) embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     12. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns and any permitted subsequent holders of the Securities, so long as they hold Securities subject to this Agreement.

     13.          Counterparts.   This Agreement may be executed in multiple
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     14. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the parties hereto may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     15. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) or telecopied and confirmed by telecopy answer back to the respective address set forth below and to any subsequent holder of Securities subject to this Agreement at such address as indicated by the Company=s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, and upon receipt if the same shall have been telecopied and confirmed by telecopy answer back one day after deposit with a reputable overnight courier service.

     If  to  the  Company,  at:

     General  Acceptance  Corporation
1025  Acuff  Road
Bloomington,  IN  47404
Attention:  Chief  Financial  Officer
Facsimile:  (812)  337-6029

     With  copies  to:

     Hackman,  McClarnon,  Hulett  &  Cracraft
2400  One  Indiana  Square
Indianapolis,  IN  46204
Attention:  Marvin  Hackman
Facsimile:  (317)  686-3288

     and

     Mr.  Russell  Algood
2800  South  Olcott  Boulevard
Bloomington,  Indiana  47401

     If  to  Conseco  or  the  Purchaser,  at:

     Conseco,  Inc.
11825  N.  Pennsylvania  Street
Carmel,  IN  46214
Attention:  Lawrence  W.  Inlow
Facsimile:  (317)  817-6327




     If  to  the  Stockholders,  at:

     Mr.  Russell  Algood
2800  South  Olcott  Boulevard
Bloomington,  Indiana  47401

     16. Governing Law. The laws of the State of Indiana shall govern this Agreement without giving effect to any choice of law or conflict of law rules or provisions.

     17. Jurisdiction. The parties hereto agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts in the County of Hamilton or Marion, State of Indiana. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed in paragraph 14 hereof.

     18. Arbitration. If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Stockholders, one by Conseco, and one by the two other arbitrators. The arbitration shall take place in Carmel, Indiana. The decision of a majority of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

     19. Descriptive Headings. The descriptive headings and captions of this Agreement and the Exhibits attached hereto are inserted for convenience only and do not constitute a part of this Agreement.

A:\STOCK.3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


     GENERAL  ACCEPTANCE  CORPORATION



     By:    /s/      Russell  E.  Algood

CONSECO,  INC.



     By:      /s/  Stephen  C.  Hilbert

CAPITOL  AMERICAN  LIFE  INSURANCE
COMPANY



     By:      /s/  Donald  S.  Gongaware



     ASTOCKHOLDERS@



         /s/  Malvin L. Algood                              Malvin L. Algood



             /s/   Russell E. Algood                              Russell E.
Algood



             /s/  John G. Algood                              John G. Algood



             /s/    Janet  Algood                               Janet Algood



             /s/    Shirley  Cook                               Shirley Cook

                                Exhibit 10.69

                                   GUARANTY

As an inducement to General Electric Capital Corporation ("Lender") to provide financing to General Acceptance Corporation ("Borrower"), but without in any way binding Lender to do so, the undersigned ("Guarantor") hereby guaranties to Lender the due, regular and punctual payment and prompt performance of all debts and other obligations of any kind or character which Borrower now owes Lender or which Borrower shall at any time or from time to time hereafter owe Lender, regardless of any change in Borrower's name, entity, or ownership. Guarantor also agrees to pay to Lender all costs incurred by Lender in the collection and enforcement of the debts and obligations of Borrower to Lender.

The liability of Guarantor hereunder is direct, unconditional, absolute and may be enforced without requiring Lender first to resort to any right or remedy Lender has as to Borrower or any third parties with regard to Borrower's debts and obligations to Lender or to foreclose or exhaust any security therefor. Guarantor shall not have any right of reimbursement, indemnity, subrogation or security enforceable against Borrower, nor otherwise be a creditor of Borrower, with respect to payments to Lender to the extent such rights or creditor status would make payments to Lender a preference recoverable from Lender. Nothing shall discharge or satisfy the liability of Guarantor hereunder except the full payment and performance of all of Borrower's debts and obligations to Lender. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of Borrower to Lender.

Guarantor has made an independent investigation of the financial condition and affairs of Borrower prior to entering into this Guaranty and has not relied upon any representation made by Lender as to the financial condition, operation or creditworthiness of Borrower. Guarantor further agrees that Lender shall have no duty or responsibility now or hereafter to make any investigation or appraisal of Borrower, or the security for Borrower's debts and obligations to Lender, on behalf of Guarantor or to provide Guarantor with any information which may come to Lender's attention now or hereafter, whether or not such information could materially increase the risk of Guarantor hereunder.

Notice of acceptance of this Guaranty, of any default by Borrower, and of any adverse change in Borrower's financial condition or of any other fact which might materially increase the risk of Guarantor hereunder is hereby waived. Presentment, protest and demand, and notice of protest and demand are hereby waived. Guarantor authorizes Lender without notice or demand and without affecting the obligations of Guarantor hereunder, with respect to any debt or obligation of Borrower to Lender, to extend the time of payment (without limit as to the number or term of extensions) or waive strict compliance of any other term thereof, to renew or otherwise modify the terms thereof, to waive or release any security therefor, to release a guarantor or other party liable therefor, and to enter or grant any settlement, release, compromise, composition, account stated or agreed balance with or to Borrower or any third party, and Guarantor agrees that the foregoing actions shall not diminish Guarantor's obligations hereunder. GUARANTOR WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY. To the extent allowed by law, Guarantor hereby confesses judgment, and acknowledges to be indebted unto and in favor of Lender, for the full amount of all obligations due to Lender by Borrower, and consents to Lender filing this Guaranty as evidence of judgment.

This Guaranty remains fully enforceable irrespective of any defenses which Borrower could assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, and usury. If Borrower or Guarantor should at any time become insolvent or make a general assignment, or a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by or against Borrower or Guarantor, any and all obligations of Guarantor pursuant to this Guaranty shall not be lessened by such petitions, assignments or filings and shall, at Lender's option, forthwith become due and payable without notice. In the event of default in the performance of this Guaranty, Guarantor agrees to pay all reasonable court costs, attorney's fees and other expenses paid or incurred by Lender in the enforcement hereof.

This Guaranty is a continuing guaranty which shall remain effective until terminated as provided herein. Guarantor may terminate this Guaranty upon at least sixty (60) days prior written notice received by Lender and sent by registered or certified mail, return receipt requested. Notwithstanding such termination, however, this Guaranty shall remain effective as to all financing provided, or committed to be provided, by Lender to or for the benefit of Borrower prior to the effective date of termination and this Guaranty shall be continuing and unconditional until the same are fully paid, performed and discharged.

This Guaranty supersedes all prior writings, and all prior and contemporaneous oral understandings, regarding this Guaranty. Without Lender's prior written consent, no assignment or delegation of any rights or duties by Guarantor shall be effective to relieve Guarantor of its obligations hereunder. Lender can at any time assign or delegate any rights or duties arising under this Guaranty. This Guaranty shall inure to the benefit of Lender's successors and assigns. Guarantor agrees to provide financial statements for Guarantor when requested by Lender.

This  Guaranty  shall be governed by and construed in accordance with the laws
of  the  State  of  Illinois.    The  undersigned  hereby  irrevocably  and
unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Illinois and of the United States of America located in the State of Illinois for any action, suit or proceeding arising out of or relating to this Guaranty and the transactions contemplated hereby this Agreement, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth below shall be effective service of process for any action, suit or proceeding brought in connection with this Agreement in any such court.












                      Signatures to follow on next page

Guarantor acknowledges that Guarantor has read this Guaranty, has consulted with counsel to the extent Guarantor deemed advisable, understands this Guaranty and desires to be bound by it.

Dated:          November  14,  1996


General  Acceptance  Corporation                     Witness:   /s/ Martin C.
Bozarth
Reinsurance,  Ltd.

By:    /s/  Russell  E.  Algood                          Martin C. Bozarth
                                   Print  Witness  Name
Title:        President  &  COO

   Russell E. Algood                         Print Witness Address and Phone
No.
Print  Name  of  Person  Signing
                                    1025  Acuff  Road
                                         Bloomington,  IN  47404
           812-337-6023

                                Exhibit 10.70

     PROMISSORY  NOTE

     Date: January 3, 1997
  Due:  Demand
Amount:  up  to  $1,000,000

     For Value Received, the undersigned, General Acceptance Corporation, an Indiana Corporation (Borrower) promises to pay to the order of Janet Algood at Bloomington, Indiana, or such other place as the holder hereof may designate in writing, the principal sum of up to five hundred thousand dollars or so much thereof as may be advanced and outstanding from time to time, together with interest on the unpaid principal balance existing from time to time:
     (1) From the date of delivery hereof until maturity, whether by acceleration or otherwise at the rate of 12%.

     Accrued interest shall be due and payable on the first day of each month commencing February 1, 1997.
     In any and all events the entire remaining unpaid principal balance of this Note, together with any remaining accrued but unpaid interest thereon shall be due and payable on demand.

     Interest shall accrue on the basis of a three hundred sixty (360) day year and be paid for the actual number of days outstanding.

     Borrower may prepay the outstanding principal of this Note in whole or in part without premium or penalty.

      If default is made in the payment of any installment or installments of interest or principal and interest, as herein provided, when due, or in the performance of any of the terms, agreements, covenants or conditions contained in the Note or under any other agreement Borrower has then in any of such events, or at any time thereafter, the entire principal of this Note, irrespectively of the maturity date specified herein, together with attorney=s fees incurred in collection or enforcing payment or performance hereof and interest from the date of such default on the unpaid principal balance hereof at the default rate hereinabove specified, shall at the election of the holder hereof, and without relief from valuation or appraisement laws, become immediately due and payable.

     The rights and remedies of the holder hereof as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively or together. The failure to exercise any such right or remedy on any one or more occasions shall in no event be constructed as a waiver of the right to the later exercise thereof, or as the release thereof.

     Borrower waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agrees that this Note and any payment coming due under it may be extended or otherwise modified, from time to time without in any way affecting its liability hereunder.

     This note shall be construed according to and governed by the laws of the State of Indiana.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the date first hereinabove written.



     General  Acceptance  Corporation
BY:                /s/  Martin  C.  Bozarth
        Martin  C.  Bozarth                                    CFO
Printed  Name                                                        Title

                                Exhibit 10.71

     PROMISSORY  NOTE

     Date: January 6, 1997
  Due:  Demand
Amount:  up  to  $500,000.00

     For Value Received, the undersigned, General Acceptance Corporation, an Indiana Corporation (Borrower) promises to pay to the order of J. G.. Algood at Bloomington, Indiana, or such other place as the holder hereof may designate in writing, the principal sum of up to five hundred thousand dollars or so much thereof as may be advanced and outstanding from time to time, together with interest on the unpaid principal balance existing from time to time:
     (1) From the date of delivery hereof until maturity, whether by acceleration or otherwise at the rate of 12%.

     Accrued interest shall be due and payable on the first day of each month commencing February 1, 1997.
     In any and all events the entire remaining unpaid principal balance of this Note, together with any remaining accrued but unpaid interest thereon shall be due and payable on demand.

     Interest shall accrue on the basis of a three hundred sixty (360) day year and be paid for the actual number of days outstanding.

     Borrower may prepay the outstanding principal of this Note in whole or in part without premium or penalty.

      If default is made in the payment of any installment or installments of interest or principal and interest, as herein provided, when due, or in the performance of any of the terms, agreements, covenants or conditions contained in the Note or under any other agreement Borrower has then in any of such events, or at any time thereafter, the entire principal of this Note, irrespectively of the maturity date specified herein, together with attorney=s fees incurred in collection or enforcing payment or performance hereof and interest from the date of such default on the unpaid principal balance hereof at the default rate hereinabove specified, shall at the election of the holder hereof, and without relief from valuation or appraisement laws, become immediately due and payable.

     The rights and remedies of the holder hereof as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively or together. The failure to exercise any such right or remedy on any one or more occasions shall in no event be constructed as a waiver of the right to the later exercise thereof, or as the release thereof.

     Borrower waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agrees that this Note and any payment coming due under it may be extended or otherwise modified, from time to time without in any way affecting its liability hereunder.

     This note shall be construed according to and governed by the laws of the State of Indiana.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the date first hereinabove written.



     General  Acceptance  Corporation
BY:                    /s/  Martin  C.  Bozarth
    Martin  C.  Bozarth                                        CFO
Printed  Name                                                        Title

                                Exhibit 10.72

     PROMISSORY  NOTE

     Date: March 6, 1997
Due:  Demand
Amount:  up  to  $750,000.00

     For Value Received, the undersigned, General Acceptance Corporation, an Indiana Corporation (Borrower) promises to pay to the order of R. E. Algood at Bloomington, Indiana, or such other place as the holder hereof may designate in writing, the principal sum of up to five hundred thousand dollars or so much thereof as may be advanced and outstanding from time to time, together with interest on the unpaid principal balance existing from time to time:
     (1) From the date of delivery hereof until maturity, whether by acceleration or otherwise at the rate of 12%.

     Accrued interest shall be due and payable on the first day of each month commencing April 1, 1997.
     In any and all events the entire remaining unpaid principal balance of this Note, together with any remaining accrued but unpaid interest thereon shall be due and payable on demand.

     Interest shall accrue on the basis of a three hundred sixty (360) day year and be paid for the actual number of days outstanding.

     Borrower may prepay the outstanding principal of this Note in whole or in part without premium or penalty.

      If default is made in the payment of any installment or installments of interest or principal and interest, as herein provided, when due, or in the performance of any of the terms, agreements, covenants or conditions contained in the Note or under any other agreement Borrower has then in any of such events, or at any time thereafter, the entire principal of this Note, irrespectively of the maturity date specified herein, together with attorney=s fees incurred in collection or enforcing payment or performance hereof and interest from the date of such default on the unpaid principal balance hereof at the default rate hereinabove specified, shall at the election of the holder hereof, and without relief from valuation or appraisement laws, become immediately due and payable.

     The rights and remedies of the holder hereof as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively or together. The failure to exercise any such right or remedy on any one or more occasions shall in no event be constructed as a waiver of the right to the later exercise thereof, or as the release thereof.

     Borrower waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agrees that this Note and any payment coming due under it may be extended or otherwise modified, from time to time without in any way affecting its liability hereunder.

     This note shall be construed according to and governed by the laws of the State of Indiana.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the date first hereinabove written.



     General  Acceptance  Corporation
BY:                    /s/    Martin  C.  Bozarth
    Martin  C.  Bozarth                                        CFO
Printed  Name                                                        Title

                                Exhibit 10.73

     SECURITIES  PURCHASE  AGREEMENT


     Dated  as  of  April  11,  1997


     between


     GENERAL  ACCEPTANCE  CORPORATION

     and

     CAPITOL  AMERICAN  LIFE  INSURANCE  COMPANY


                                     iii
G:\LEGAL\AGREEMNT\SECPUR\GENERAL.3
     TABLE  OF  CONTENTS

Section          Page

      1.          Definitions          1

      2.          The  Purchase  of  Securities
     2.1.          Sale  and  Purchase  of  Securities          8
2.2.          Use  of  Proceeds          9

      3.          Conditions  Precedent
     3.1.          Conditions  to  the  Purchase          9

      4.          Representations  and  Warranties  of  the  Purchaser
     4.1.          Organization          11
4.2.          Due  Execution,  Delivery  and  Performance
     of  the  Agreement          11
     4.3.          Investment  Representation          11

      5.          Representations  and  Warranties  of  the  Company
     5.1.          Corporate  Existence;  Compliance  with  Law          12
5.2.          Executive  Offices          13
5.3.          Subsidiaries          13
5.4.          Corporate  Power;  Authorization;
     Enforceable  Obligations          13
     5.5.          SEC  Documents          14
5.6.          Absence  of  Certain  Changes  or  Events          14
5.7.          Interim  Financial  Statements;  Absence
     of  Undisclosed  Liabilities          15
     5.8.      Projections          16
5.9.          Ownership  of  Property          16
5.10.          No  Default          16
5.11.          Employment  Matters          17
5.12.          Other  Ventures          17
5.13.          Taxes          17
5.14.          ERISA          18
5.15.          No  Litigation          20
5.16.          Employment  and  Labor  Agreements          20
5.17.    Other  Contracts          20
5.18.          Patents,  Trademarks,  Copyrights  and
     Licenses          20
     5.19.          Licenses          21
5.20.          Capital  Structure  of  the  Company          21
5.21.          Investment  Company  Act          22
5.22.          Underwriting  Guidelines          22
5.23.    Broker=s  or  Finder=s  Fee          22
5.24.    Disclosure          22

      6.          Financial  Statements  and  Information
     6.1.          Reports  and  Notices          22
6.2.          Certificates;  Other  Information          25





Section          Page

      7.          Affirmative  Covenants
     7.1.          Maintenance  of  Existence  and  Conduct
     of  Business          26
     7.2.          Payment  of  Obligations          26
7.3.          Books  and  Records          26
7.4.          Litigation          27
7.5.          Insurance          27
7.6.          Compliance  with  Law          27
7.7.          Agreements          27
7.8.          Employee  Plans          27
7.9.          Access          29
7.10.          Board  Representation;  Board  Observer          29

      8.          Negative  Covenants
     8.1.          Mergers,  Etc.          30
8.2.          Amendment  of  Certificate  of  Incorporation          30
8.3.          Investments;  Loans  and  Advances          30
8.4.          Indebtedness          30
8.5.          Employee  Loans          31
8.6.          Transactions  with  Affiliates          31
8.7.          Liens          31
8.8.          Capital  Expenditures          31
8.9.          Sales  of  Assets          31
8.10.          Cancellation  of  Indebtedness          32
8.11.          ERISA          32
8.12.          Tax  Sharing          32

      9.          Events  of  Default;  Rights  and  Remedies
     9.1.          Events  of  Default          32
9.2.          Remedies          35

     10.          Triggering  Events
     10.1.          Events          35
10.2.          Payment  Acceleration          35
10.3.          Redemption          35
10.4.          Funds  Unavailable          36
10.5.          Notice          36

     11.          Right  of  First  Refusal          36

     12.          Securities  Law  Matters          37

     13.          Miscellaneous
     13.1.          Press  Releases          37
13.2.    Expenses          37
13.3.    Indemnification          37
     Section          Page


     13.4.          Assignment          38
13.5.          Remedies          38
13.6.          Waiver  of  Jury  Trial          38
13.7.          Arbitration          39
13.8.          Severability          39
13.9.          Parties          39
13.10.          Conflict  of  Terms          39
13.11.          Governing  Law          39
13.12.          Notices          40
13.13.          Survival          41
13.14.          Section  Titles          41
13.15.          Counterparts          41
13.16.          Algood  Debentures          41

EXHIBIT  A  -  FORM  OF  DEBENTURE
EXHIBIT  B  -  FORM  OF  REGISTRATION  RIGHTS  AGREEMENT
EXHIBIT  C  -  FORM  OF  STOCKHOLDERS'  AGREEMENT
EXHIBIT  D  -  FORM  OF  OPINION  OF  COUNSEL
EXHIBIT  E  -  FORM  OF  EMPLOYMENT  AGREEMENT  FOR  MALVIN  ALGOOD
EXHIBIT  F  -  FORM  OF  EMPLOYMENT  AGREEMENT  FOR  RUSSELL  ALGOOD





     SECURITIES  PURCHASE  AGREEMENT

     SECURITIES PURCHASE AGREEMENT, dated as of April 11, 1997 by and among GENERAL ACCEPTANCE CORPORATION, an Indiana corporation (the "Company") and CAPITOL AMERICAN LIFE INSURANCE COMPANY, an Arizona life insurance corporation (the APurchaser@).

     W  I  T  N  E  S  S  E  T  H:

     WHEREAS, upon the terms and conditions hereinafter provided, the Company has agreed to issue and sell to the Purchaser, and the Purchaser has agreed to purchase from the Company, $10,000,000 of 12% Subordinated Convertible Notes of the Company in substantially the form attached hereto as Exhibit A (the "Debentures") convertible into shares of Common Stock, no par value, of the Company (the "Common Stock") (the Debentures and the Common Stock are together referred to herein as the "Securities").

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

I.          DEFINITIONS

     In addition to the defined terms appearing above, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used herein:

     "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether of record or beneficially, or as a trustee, guardian or other fiduciary, 5 percent or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person's officers, directors and general partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition the Purchaser shall not be deemed to be an Affiliate of the Company or any of the Affiliates of the Company by reason of the purchase of the Debentures.

     "Agreement" shall mean this Securities Purchase Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Securities Purchase Agreement as the same may be in effect at the time such reference becomes operative.

     AAlgood Debentures@ shall collectively mean those 12% Subordinated Convertible Notes of like tenor and effect as the Debentures in the aggregate sum of up to $3,250,000 issued to J.G. Algood, M.L. Algood, Janet Algood, and R.E. Algood in exchange for 12% demand promissory notes dated October 15, 1996, January 3, 1997, January 6, 1997 and March 6, 1997 in such aggregate principal amount.

     "Ancillary Agreements" shall mean any supplemental agreement, undertaking, instrument, document or other writing executed by the Company or any of its Subsidiaries or by any of their Stockholders as a condition to purchasing any of the Securities under this Agreement or otherwise in connection herewith, including, without limitation, the Stockholders' Agreement and the Registration Rights Agreement.

     "Board"  shall  mean  the  Company's  Board  of  Directors.

     "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Indiana.

     "Capital Lease" shall mean any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles; and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

     "Capital Expenditures" shall mean all payments for any fixed assets or improvements (whether paid in cash or accrued as liabilities, and including in all events all amounts expended or capitalized under capital leases and any expenditures financed by anybody during that period), including, without limitation, computer software and computer software licenses, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

     "Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Obligations, (ii) the Company or any of its Subsidiaries' employees, payroll, income or gross receipts, (iii) the Company or any of its Subsidiaries' ownership or use of any of its assets, or (iv) any other aspect of the Company or any of its Affiliates' business, in each case including any and all interest and penalties.

     "Closing Date" shall mean that date upon which the Closing occurs and shall be a date agreed upon between the Company and the Purchaser and "Closing" shall mean the moment on the Closing Date on which the purchase and sale of the Securities is made.

     "Company=s Stock Option Plan" shall mean the General Acceptance Corporation Employee Stock Option Plan and the General Acceptance Corporation Outside Directors= Stock Option Plan, collectively.

     AConseco Directors@ shall mean the individuals designated by Conseco, Inc. pursuant to the Stockholders= Agreement to be elected to the Board.

     "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

     "ERISA Affiliate" shall mean, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer under
Section  414(b),  (c),  (m)  or  (o)  of  the  IRC.

     "ERISA Event" shall mean, with respect to the Company or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section  4007  of  ERISA.

     "Event of Default" shall have the meaning assigned to it in Section 9.1 hereof.

     "Financials" shall mean the financial statements referred to in Section 6.1(a) and (b) hereof.

     "Financing Agreements" shall mean the following agreements, together with the related documents thereto, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, refunding, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or any successor or replacement agreement: Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement by and between the Company and General Electric Capital Corporation (AGECC@) dated as of April 11, 1997; and Revolving Loan and Security Agreement by and between the Company and Fifth Third Bank of Central Indiana dated as of August 27, 1996.

     "Fiscal  Year"  shall  mean  the  calendar  year.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), but not including accounts payable and other obligations to trade creditors and normal operating expenses characterized as liabilities incurred in the ordinary course of business, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments (except where such instruments evidence repayment of amounts referred to in subparagraph (i)), (iii) all Capital Lease Obligations, and (iv) in the case of the Company, the Debentures.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "IRS"  shall mean the Internal Revenue Service, or any successor thereto.

     "Licenses" shall have the meaning assigned to such term in Section 5.19; individually a "License."

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, Charge, claim, security interest, easement or encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any Capital Lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Material Adverse Effect" shall mean any material adverse effect on the business, assets, operations, or financial or other condition or prospects of the Company or any of its Subsidiaries.

     "Multiemployer  Plan"  shall  mean  a  "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which the Company, any of its Subsidiaries or any ERISA Affiliate is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are employed by any of them.

     "Obligations" shall mean any principal, interest, premium, penalties, fees and other liabilities and obligations due under the documentation governing any Indebtedness (including interest after the commencement of any bankruptcy, insolvency, rehabilitation, liquidation, conservation, supervision or similar proceedings).

     "Other Taxes" shall mean any present or future stamp or documentary taxes or any other sales, transfer, excise or property taxes, charges or similar levies that arise from any payment made with respect to this Agreement or the Ancillary Agreements and any other agreements and instruments contemplated thereby.

     "Parent" shall mean, as to any corporate entity, the Person who owns 100 percent of the capital stock of such entity.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" shall mean an employee pension benefit plan, as defined in Section (3)(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which the Company, any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of the Company or any of its Subsidiaries; (v) workers', mechanics, suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness aggregating not in excess of $50,000 at any time outstanding, not yet due and payable; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which the Company or any of its Subsidiaries is a party, provided that such deposits could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (vii) pledges or deposits effected by the Company or any of its Subsidiaries as a condition to obtaining or maintaining any License of such Person; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 90 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 90 days after the expiration of any such stay; (ix) all Liens securing Senior Indebtedness; and (x) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean an employee benefit plan, as defined in Section 3(3) of ERISA, which the Company or any of its Subsidiaries maintains or makes or is obligated to make contributions to on behalf of participants who are or were employed by any of them.

     "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the IRC, and which the Company, any of its Subsidiaries or any ERISA Affiliate maintains or makes or is obligated to make contributions to on behalf of participants who are or were employed by any of them.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement by and among the Company and the Purchaser dated as of the date hereof and in substantially the form attached hereto as Exhibit B.

     "SEC"  shall  mean  the  Securities  and  Exchange  Commission.

     "SEC Documents" shall mean all reports, schedules, forms, statements and other documents required to be filed with the SEC.

     "Securities  Act"  shall  mean  the  Securities  Act of 1933, as amended.

     "Senior Indebtedness" shall mean all Indebtedness under the Financing Agreements whether or not existing or hereinafter incurred and whether fixed or contingent.

     "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     "Stockholders" shall mean, with respect to any Person, all of the holders of Stock of such Person immediately following the Closing Date.

     AStockholders= Agreement@ shall mean that certain Stockholders= Agreement dated as of the date hereof by and among the Company, certain Stockholders of the Company, the Purchaser and Conseco, Inc., substantially in the form attached hereto as Exhibit C.

     "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of 50 percent or more of the outstanding Stock (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more
Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50 percent or more.

     "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of the Purchaser by the jurisdictions under the laws of which the Purchaser are organized or is engaged in business (other than by reason of the transactions contemplated by this Agreement or the Ancillary Agreements) or any political subdivision thereof.

     "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

     "Transactions" shall mean the purchase and sale of the Securities as described in the recitals to this Agreement, and all transactions related or incidental thereto.


     "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Company, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

     "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

     Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied and consistent with the Financials. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

     The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement. As used herein, the word "or" is not exclusive.

     AThe knowledge of the Company@ shall mean the knowledge of the chairman of the Board, the president of the Company or the chief financial officer of the Company.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

II.          THE  PURCHASE  OF  SECURITIES

     2.1. Sale and Purchase of Securities. (a) Subject to the terms and conditions herein, on the Closing Date, the Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, Debentures for an aggregate purchase price of $10,000,000. The Debentures shall be in the form attached hereto as Exhibit
A. The Closing shall take place in Indianapolis, Indiana on the Closing Date. On the Closing Date, the Company will deliver to the Purchaser the Debentures sold by the Company, against delivery by the Purchaser of the purchase price to the Company in immediately available funds.

     2.2. Use of Proceeds. The Company shall use the proceeds of the sale of the Securities to purchase and originate automobile loans and leases and to purchase automobiles and fund working capital needs in connection with such purchases and originations and for other purposes set forth in the Company's projections which have been delivered to the Purchaser.

III.    CONDITIONS  PRECEDENT

     3.1. Conditions to the Purchase. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Purchaser hereunder, the Company shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and the Purchaser shall not be obligated to make the purchases of the Securities hereunder, unless and until each of the following conditions precedent shall have been fulfilled or waived by the Purchaser, and the Company shall have delivered, where applicable, in form and substance satisfactory to the Purchaser, and (unless otherwise indicated) each dated the Closing Date:

     (a) All of the representations and warranties of the Company contained in this Agreement or in any of the Ancillary Agreements shall be correct in all material respects as though made on and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to an earlier date.

     (b) The Purchaser shall have received a written certification by the chief financial officer of the Company as to the matters set forth in Section 3.1(a) hereof.

     (c) A favorable opinion of counsel for the Company substantially in the form attached hereto as Exhibit D, it being understood that to the extent that such opinion of counsel shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance satisfactory to the Purchaser and shall provide that the Purchaser may rely thereon.

     (d) Resolutions of the Board certified by the Secretary or Assistant Secretary of the Company, to be dated, duly adopted and in full force and effect as of the Closing Date, authorizing (i) the consummation of the Transactions, (ii) specific officers to execute and deliver the Ancillary Agreements and (iii) appointing the Conseco Directors to the Board.

     (e) Certificates of the secretary or an assistant secretary of the Company, dated the Closing Date, as to the incumbency and signatures of the officers or representatives of such entity executing this Agreement and the Ancillary Agreements and any other certificates or other documents to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such secretary or assistant secretary.

     (f) Certificate of Existence from the Indiana Secretary of State, dated the most recent practicable date prior to the Closing Date, showing that the Company is organized and in good standing in the State of Indiana.

     (g) Each consent, license and approval required in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Ancillary Agreements, and the consummation of the Transactions; such consents, licenses and approvals shall be in full force and effect and be satisfactory in form and substance to the Purchaser.

     (h) A copy of the certificate of incorporation and all amendments thereto of each of the Company, General Acceptance Corporation Reinsurance, Limited and copies of their respective by-laws all of which shall be certified by the secretary or assistant secretary of each respective corporation as true and correct as of the Closing Date.

     (i) The Purchaser shall have received the Financials, projections and such other financial and other information regarding the Company and its Subsidiaries as the Purchaser deems appropriate.

     (j) A certificate of the Chief Executive Officer of the Company, satisfactory in form and substance to the Purchaser, stating that, as of the Closing Date, no change has occurred in the business, assets, operating properties, operations, prospects, financial or other condition of the Company or any of its Subsidiaries since December 31, 1996 which would result in a Material Adverse Effect, except the sale of approximately $44,000,000 of accounts receivable previously disclosed to the Purchaser and as set forth on
Schedule  3.1(j).

     (k)    The  Stockholders'  Agreement.

     (l)    The  Registration  Rights  Agreement.

     (m)    The  Debentures.

     (n) Employment Agreements for Malvin Algood and Russell Algood, substantially in the form of Exhibits E and F, respectively.

     (o) Agreement by General Electric Capital Corporation to extend at least $70 million of Senior Indebtedness to the Company through January 1, 1998;

     (p) Unqualified opinion of Ernst & Young, LLP with respect to the Company=s annual audited consolidated financial statements for the Fiscal Year ended December 31, 1996;

     (q) Copies of the Algood Debentures, together with evidence that the holders of the promissory notes to be exchanged for the Algood Debentures have accepted the Algood Debentures in exchange therefor;

     (r) Such additional information and materials as the Purchaser may request.

IV.          REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASER

     The Purchaser makes the following representations and warranties to the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing until the Securities are no longer held by the
Purchaser:

     4.1 Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of its respective incorporation and it has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The Purchaser is a wholly owned subsidiary of Conseco, Inc.

     4.2 Due Execution, Delivery and Performance of the Agreement. The execution, delivery, and performance of this Agreement (i) have been duly authorized by all requisite corporate action by the Purchaser, and (ii) will not violate the Certificate or Articles of Incorporation or Bylaws of the Purchaser or any provision of any material indenture, mortgage, agreement, contract, or other instrument to which it is a party or by which it or any of its material properties or assets are bound, or be in conflict with, result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract, or other instrument. This Agreement is a legal, valid, and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     4.3          Investment  Representation.   The Purchaser represents and
warrants that it is purchasing the Securities for its own account, for investment purposes and not with a view to the distribution thereof. The Purchaser agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Securities (or solicit any offers to buy, purchase, or otherwise acquire or take  a  pledge  of  any  of  the  Securities),  except in compliance with the
Securities  Act  of  1933,  as  amended (the "Act"), the rules and regulations thereunder  and  any  applicable  state  securities  laws.
The Purchaser recognizes that investing in the Securities involves a high degree of risk, and the Purchaser is in a financial position to hold the Securities indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Securities. The Purchaser is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and has had the opportunity to inspect the Company's operation. The Purchaser has had the opportunity to ask questions of, and receive answers from the management of the Company concerning the Securities and the terms and conditions of this Agreement and the agreements and transactions contemplated hereby, and to obtain any additional information as the Purchaser may have requested in making its investment decision. The Purchaser is an "accredited investor", as defined by Regulation D promulgated under the Act. The Purchaser understands that the Securities have not been, and will not be registered under the Securities Act by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Act; and that the Securities must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration.

     Notwithstanding anything to the contrary in this Agreement, no investigation by the Purchaser shall affect the representations and warranties of the Company under this Agreement or contained in any document, certificate or other writing furnished or to be furnished to the Purchaser in connection with the transactions contemplated hereby.

V.          REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

     To induce the Purchaser to purchase the Securities as herein provided, the Company makes the following representations and warranties to the Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing:

     5.1. Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the Transactions) (v) is in compliance with its certificate or articles of incorporation, as applicable, and by-laws; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a Material Adverse Effect.

     5.2.    Executive  Offices.   The current location of the Company's and
each of its Subsidiaries' executive offices and principal place of business is set forth on Schedule 5.2 hereto.

     5.3.    Subsidiaries.   There currently exist, and upon consummation of
the Transactions there shall exist, no Subsidiaries of the Company other than as set forth on Schedule 5.3 hereto, which sets forth such Subsidiaries, together with their respective jurisdictions of organization, and the authorized and outstanding capital Stock of each such Subsidiary, by class and number and percentage of each class legally owned by the Company or a Subsidiary of the Company or any other Person, or to be owned on the Closing Date. There are no options, warrants, rights to purchase or similar rights covering capital Stock of any such Subsidiary.

     5.4. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and all instruments and documents to be delivered by the
Company: (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Company's articles of incorporation or by-laws; (iv) will not violate any law or regulation, including any and all Federal and state securities laws, or any order or decree of any court or governmental instrumentality; (v) except as set forth on Schedule 5.4, will not, in any material respect, conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their property is bound (including, but not limited to, the Financing Documents); and (vi) will not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries. Except as set forth on Schedule 5.4, no consent, waiver or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority), which has not been obtained as of the Closing Date is required in connection with the execution, delivery, performance by, or validity of this Agreement or the Ancillary Agreements. All such consents, waivers, authorizations and filings, except as set forth on
Schedule 5.4, have been obtained or made. On or prior to the Closing Date, each of this Agreement and the Ancillary Agreements shall have been duly executed and delivered of the Company and each shall then constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to the principles of public policy and any bankruptcy and insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limited to creditors= rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding thereafter may be brought.

     5.5.  SEC  Documents.   (i) The Company has filed all required reports,
schedules, forms, statements and other documents with the SEC (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents") or has filed adequate extensions therefor; (ii) as of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of the Company included in the SEC Documents comply with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

     5.6.    Absence  of  Certain  Changes  or  Events.  Absence of Certain
Changes  or  Events.    Absence  of  Certain  Changes or Events Absence of
Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Schedule 5.6 attached hereto, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which would have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer or other employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any such executive officer or other employee of any increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or other employee or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

     5.7.  Interim Financial Statements; Absence of Undisclosed Liabilities.
 (a) The Company has delivered to Purchaser a true and complete copy of the unaudited balance sheet of the Company on February 28, 1997 and related statement of income for the period then ended (the "Interim Financial Statement"). The Interim Financial Statement has been prepared in accordance with GAAP consistently applied throughout the period involved, except for the disclosure of footnotes. The balance sheet included in the Interim Financial Statement fairly presents the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company at the date indicated, and the statement of income fairly presents the results of operations of the Company for the period indicated. The Interim Financial Statement contains all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position and results of operations for the period then ended. To the best knowledge of the Company, the draft unaudited consolidated balance sheet and income statement of the Company for the month ending February 28, 1997 delivered by the Company at Closing pursuant to the Agreement present fairly in accordance with GAAP (subject to normal quarterly adjustments), the consolidated financial position, the consolidated quarterly results of operations of the Company as at the end of such periods and for the period then ended based upon management's review and analysis to date.

     (b) Except for those Obligations disclosed on the Interim Financial Statements or set forth in Schedule 5.7, the Company has no Obligations, fixed or contingent, choate or inchoate, in the individual amount of $25,000 or more.

     5.8.    Projections.    The  financial  projections  delivered  to  the
Purchaser are attached hereto as Schedule 5.8. No facts to the best knowledge of the Company exist which would result in any change in any of such projections. The projections are based upon good faith estimates derived from reasonable expectations at the time such projections were made, all of which were fair in light of current conditions at the time they were made, reflect the assumptions stated therein, and reflect the reasonable estimate of the Company of the results of operations and other information projected therein on a GAAP basis.

     5.9.    Ownership  of  Property.    (a) Except as disclosed in Schedule
5.9(a),  the  Company  and  its  Subsidiaries  do  not  own any real property.

     (b) All real property leased by the Company or any of its Subsidiaries is set forth on Schedule 5.9(b). Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. Neither the Company nor the applicable Subsidiary, to the knowledge of the Company, nor any other party to any such lease is in material default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a material default under any such lease.

     (c) The Company has good and marketable title to all of its assets and properties (or interests therein), real or personal, tangible or intangible, that it owns or leases, free and clear of all Liens, except Permitted Encumbrances and those set forth in Schedule 5.9(c). Except as set forth in Schedule 5.9(c), the assets and properties of the Company are in a condition suitable and necessary for its operations and no condition exists that interferes with the use of the Company=s assets or properties in the ordinary course of business.

     5.10. No Default. Neither the Company nor any of its Subsidiaries is in default, nor to the best knowledge of any of the Company or any of its Subsidiaries is any third party in default, under or with respect to any contract, agreement, lease or other instrument, including, but not limited to, the Financing Agreements, to which any of the Company or its Subsidiaries is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect or which has been waived. No Default or Event of Default exists on the date hereof.

     5.11.    Employment  Matters.    Hours  worked  by and payments made to
employees of the Company or any of its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or such Subsidiary.

     5.12. Other Ventures. Except as set forth in the Filed SEC Documents or on Schedule 5.12 hereto, neither the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

     5.13.    Taxes.    Except  as  set  forth  on Schedule 5.13 hereto, all
Federal, state, local and foreign tax returns, reports and statements required to be filed (including, for all purposes of this Section 5.13, any filed or to be filed on a consolidated, combined or unitary basis with any other company) by each of the Company or any of its Subsidiaries have been timely filed with the appropriate Governmental Authority and such returns, reports and statements were true, correct and complete in all respects to the knowledge of the Company. All Charges and other impositions shown to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest or late charge has been paid. Proper and accurate amounts have been withheld by each of the Company and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. The Federal income tax returns of each of the Company and its Subsidiaries have been examined by the IRS or the period covered by such tax returns has been closed by applicable statute of limitations, for all periods prior to 1995. The state income or franchise tax returns of each of the Company and its subsidiaries have not been examined by any relevant Governmental Authority and no examinations are noticed or in process. Except as set forth on Schedule 5.13 hereto, all deficiencies asserted as a result of such examinations or otherwise have been paid, fully settled or adequately provided for in the Financials and no issue has been raised by a Federal, state, local or foreign Governmental Authority in any such examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. No other deficiency for any Charges has been proposed, asserted or assessed against any of the Company or its Subsidiaries by any Federal, state, local or foreign Governmental Authority. Except as set forth on Schedule 5.13 hereto, no Federal, state, local or foreign tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Charges or tax returns of any of the Company or its Subsidiaries. Except as described in Schedule 5.13 hereto, none of the Company or its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period of time within which to file a tax return, report or statement which has not since been filed or the period for assessment or collection of any Charges. None of the Company or its subsidiaries has agreed or has been requested to or has an application pending to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Except as set forth on Schedule 5.13 hereto, neither the Company nor any of its Subsidiaries is a party to, bound by or has any obligation under any tax sharing or similar agreement or arrangement.

     5.14.    ERISA.    (a)    Schedule  5.14  lists all Plans maintained or
contributed to by the Company or any of its Subsidiaries and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and of those plans listed separately identifies the Title IV Plans, Multiemployer Plans, unfunded Pension Plans and welfare plans, as defined in Section 3(l) of ERISA.

     (b)   Each Qualified Plan has been determined by the IRS to qualify under
Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status.

     (c) Each Plan set forth on Schedule 5.14 is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct in all material respects as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits, have been paid in accordance with the provisions of each such Plan.

     (d) None of the Company, its Subsidiaries or any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or Section 302 of ERISA or the terms of any such plan.

     (e) Except as set forth on Schedule 5.14, no Title IV Plan has any Unfunded Pension Liability.

     (f) Except as set forth on Schedule 5.14, with respect to all Plans which are welfare plans, as defined in Section 3(1) of ERISA, providing retiree benefits the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $100,000.

     (g) Except as set forth on Schedule 5.14, with respect to Pension Plans, other than Qualified Plans, the present value of the liabilities for current participants thereunder using reasonable interest assumptions does not exceed $50,000.

     (h) Except as set forth on Schedule 5.14, there has been no, nor is there reasonably expected to occur any, ERISA Event or event described in
Section  4068  of  ERISA  with  respect  to  any  Title  IV  Plan.

     (i) Except as set forth on Schedule 5.14, there are no pending, or to the knowledge of the Company or any of its Subsidiaries, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan or (iii) the Company, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan.

     (j) Except as set forth on Schedule 5.14, none of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan.

     (k) Except as set forth in Schedule 5.14, none of the Company, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction which resulted or could result in any liability under Section 4069 of ERISA.

     (l) Except as set forth on Schedule 5.14, no plan which is a welfare benefit plan, as defined in Section 3(1) of ERISA, provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant) which would result in a liability in an amount which would have a Material Adverse Effect. The Company, its Subsidiaries and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder, except where the failure to comply would not result in any Material Adverse Effect.

     (m) Neither the Company nor any of its Subsidiaries has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject the Company or any of its Subsidiaries (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

     5.15. No Litigation. Except as set forth on Schedule 5.15 hereto, no material action, claim or proceeding is now pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against any of the Company or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators nor to the knowledge of any of the Company or any of its Subsidiaries does a state of facts exist which is reasonably likely to give rise to such proceedings. None of the matters set forth therein questions the validity of any of this Agreement or the Ancillary Documents or any action taken or to be taken pursuant thereto, or would have either individually or in the aggregate a Material Adverse Effect.

     5.16.    Employment  and  Labor  Agreements.    Except  as set forth on
Schedule 5.16 hereto, there are no employment, consulting, servicing or management agreements with respect to management of the Company or any of its Subsidiaries and there are no collective bargaining agreements or other labor agreements covering any employees of the Company or any of its Subsidiaries. A true and complete copy of each such agreement has been furnished to the Purchaser.

     5.17.    Other  Contracts.    Schedule  5.17 attached hereto lists each
agreement, contract, lease, sublease, promissory note or evidence of indebtedness (whether written or oral) that involves the payment or potential payment by or to the Company or any of its Subsidiaries of more than One Hundred Thousand Dollars ($100,000) or that is otherwise individually material to the business of the Company or such Subsidiary.

     Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed in Schedule 5.17 is valid and enforceable in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to the principles of public policy and any bankruptcy and insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limited to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding therefor may be brought. To the knowledge of the Company, there does not exist any default by any third party to any such agreement, contract, commitment, lease, plan or other instrument, document or undertaking which default would have a Material Adverse Effect.

     5.18. Patents, Trademarks, Copyrights and Licenses. Each of the Company and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, service mark applications, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted, now conducted and proposed to be conducted, each of which is listed on Schedule 5.18 hereto. To the knowledge of the Company, the Company and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement would not have a Material Adverse Effect. There is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Company or any of its Subsidiaries.

     5.19.    Licenses.    Schedule  5.19  attached  hereto lists all of the
jurisdictions in which the Company or any of its Subsidiaries hold active licenses, permits or authorizations to transact business (collectively, the "Licenses"). Except as set forth on Schedule 5.19, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings and to the Company's knowledge no such suspension or revocation has been threatened by any licensing authority.

     5.20. Capital Structure of the Company. The entire authorized capital stock of the Company consists solely of 25,000,000 shares of common stock, no par value, of which 6,022,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, no par value, none of which are outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are not subject to preemptive rights and were issued in full compliance with all federal, state and local laws, rules and regulations. Except for options to purchase Common Stock and warrants to purchase Common Stock as set forth on Schedule 5.20 hereto and the options issuable under the Company's Stock Option Plan to purchase 600,000 shares of Common Stock, there are no outstanding or authorized subscriptions, options, warrants, calls, commitments, agreements or arrangements of any kind relating to the issuance, transfer, delivery or sale of any additional shares of capital stock or other securities of the Company, including, but not limited to, any right of conversion or exchange under any outstanding security, agreement or other instrument. None of the options and warrants to purchase Common Stock will have their vesting period accelerated as a result of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (other than any subsequent tender offer by Conseco, Inc.). Except as set forth on Section 5.20, there are no authorized or outstanding voting agreements, voting trusts, proxies, stockholder agreements, rights to purchase, transfer restrictions, or other similar arrangements with respect to any of the capital stock of the Company of which the Company has knowledge. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of the Company. The Company has no indebtedness for dividends, interest or other distributions declared or accumulated but unpaid with respect to any securities of the Company. No Person has a claim arising out of a violation of any preemptive rights of a stockholder of the Company, nor any claim based upon ownership, repurchase or redemption of any shares of the Company's capital stock.

     5.21. Investment Company Act. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

     5.22.    Underwriting  Guidelines.   Each automobile loan originated or
purchased by the Company, which is reflected on the balance sheet, was originated or purchased in accordance with the Company's underwriting guidelines in effect at that time with such exceptions which, in the aggregate, do not have a Material Adverse Effect. The Company's current underwriting guidelines effective March 5, 1997 are contained in Schedule 5.22.

     5.23. Broker=s or Finder=s Fee. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker=s or finder=s fee or any other commission or similar fee directly or indirectly from the Company in connection with any of the transactions contemplated by this Agreement.

     5.24. Disclosure. The Company has not withheld from the Purchaser any material facts relating to the assets, properties, operations, financial condition, or prospects of the Company. No representation or warranty of the Company in this Agreement or the Ancillary Agreements, and no statement contained in any certificate or other instrument delivered by the Company in connection with the transactions contemplated by this Agreement or the Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

VI.    FINANCIAL  STATEMENTS  AND  INFORMATION

     6.1. Reports and Notices. The Company covenants and agrees that from and after the Closing Date until such time as no amounts are owing under the Debentures, it shall deliver to the Purchaser:

     (a)    GAAP  Financial  Statements:

     (i) As soon as possible and in any event within 45 days after the end of the first three quarterly fiscal periods of each Fiscal Year commencing the quarter ending June 30, 1997 and within 30 days after the end of each month commencing with May 1997 a copy of the unaudited consolidated balance sheet of the Company as of the close of each period and the related consolidated statements of income and cash flows (with respect to cash flows, on a quarterly basis only) for the period from the beginning of such fiscal year to the end of such period, all prepared in accordance with GAAP (subject to normal quarterly adjustments) and accompanied by a certification of the chief financial officer of the Company that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal quarterly adjustments) the consolidated financial position, the consolidated results of operations and cash flows of the Company as at the end of such period and for the period then ended, and a certification of the chief financial officer of the Company that there was no Event of Default or to the best of his knowledge, an event that with the passage of the grace or cure periods specified in Section 9.1 hereof would result in an Event of Default in existence as of such time. Each such statement shall set forth in comparative form the figures for the corresponding periods of the preceding fiscal year and for the corresponding current period reflected in the annual budget of the Company, if any, and its Subsidiaries and shall include a brief management report discussing all material variances from budget and recent developments which management believes may in the future result in material variances from its budget.

     (ii) Within 45 days after the close of each Fiscal Year commencing with the Fiscal Year ending December 31, 1997, a copy of the respective unaudited consolidated financial statements of the Company, consisting of consolidated balance sheets and consolidated statements of income and retained earnings and cash flows, as the case may be, and where applicable setting forth in comparative form in each case the consolidated figures for the previous fiscal year, which statements shall be prepared in accordance with GAAP (subject to year end adjustments), accompanied by a certification of the chief financial officer of the Company that all such financial statements are complete and correct and present fairly in accordance with GAAP the consolidated financial position, the consolidated results of operations and cash flows of the Company as at the end of such year and for the period then ended and a certification of the chief financial officer of the Company that there was no Event of Default or, to the best of his knowledge, an event that with the passage of the grace or cure periods specified in Section 9.1 hereof would result in an Event of Default in existence as of such time. Each such statement shall set forth in comparative form the figures for the corresponding periods of the preceding fiscal year and for the corresponding periods reflected in the annual budget of the Company, if any, and its Subsidiaries and shall include a brief management report discussing all material variances from budget and recent developments which management believes may in the future result in material variances from its budget.

     (iii) Within 90 days after the close of each Fiscal Year commencing with the Fiscal Year ending December 31, 1997, a copy of the respective annual audited consolidated financial statements of the Company, consisting of consolidated balance sheet and consolidated statements of income and retained earnings and cash flows, as the case may be, and where applicable setting forth in comparative form in each case the consolidated figures for the previous fiscal year, which financial statements shall be prepared in accordance with GAAP (only with respect to the consolidated financial statements) without qualification by a firm of independent certified public accountants of recognized national standing selected by the Company with respect to the financial statements of the Company, and accompanied by a certification of the chief financial officer of the Company that all such financial statements are complete and correct and present fairly in accordance with GAAP the consolidated financial position, the consolidated results of operations and cash flows of the Company as at the end of such year and for the period then ended that there was no Event of Default, or to the best of his knowledge, an event that with the passage of the grace or cure periods specified in 9.1 hereof would result in an Event of Default in existence as of such time. Each such statement shall set forth in comparative form the figures for the corresponding periods of the preceding fiscal year and shall include a brief management report discussing all materials variances from its annual budget, if any, and recent developments which management believes may in the future result in material variances from its annual budget, if any.

     (b)    SEC  Documents;  Reports;  Notices:

     (i) Immediately after the Company's issuance or receipt thereof, copies of (v) the preliminary prospectus and the effective prospectus contained in any registration statement filed with the SEC or any state securities law authority; (x) any annual or periodic report filed with the SEC; (y) any listing application filed with any stock exchange or amendment thereof; and
(z) each annual report and all other reports or information, including proxy solicitations, which the Company shall from time to time send to any of its shareholders. In addition, except for the 10-K report due April 15, 1997, draft copies of any such reports to be filed by the Company shall be submitted to the Purchaser for review and approval at least five (5) days before filing.

     (ii) Within thirty (30) days after month end commencing May 1997, a copy of the Management Report summarizing the operations of the Company in all material respects.

     (iii) Upon request, a copy of weekly origination and delinquency reports and such otherother reports otherwise prepared for the Company's internal use.

     (iv) Within two Business Days, a copy of all other information or notices delivered to the Company's Senior Indebtedness.

     (c) As soon as practicable, but in any event within two Business Days after the Company becomes aware of the existence of any Event of Default, telephonic or telegraphic notice specifying the nature of such Event of Default or development or information, including the expected effect thereof, which notice shall be promptly confirmed in writing within five Business Days.

     (d) Budgets. On or before June 1, 1997, the Company shall prepare and present to the Purchaser budgets for the quarters ending September 30, 1997 and December 31, 1997. On or before November 15 of each year, the Company shall prepare and present to the Purchaser quarterly budgets for the following fiscal year.

     6.2.    Certificates;  Other  Information.    The Company covenants and
agrees  that  it  shall  deliver:

     (a) to the Purchaser, (x) not later than thirty (30) days prior to the end of each Fiscal Year of the Company commencing with December 31, 1997, a copy of the preliminary projections of the Company and its Subsidiaries of (i) the monthly operating budget including, but not limited to, balance sheets, statements of cash flow, statements of income, a detailed listing of material assumptions made in preparing such budget, cost budgets by department and a detail of receivable composition, and (ii) new business plans, such projections and business plan to be acceptable to the Purchaser and to be accompanied by a certificate of the chief financial officer of the Company to the effect that such projections have been prepared on the basis of sound financial planning and that such projections are based upon reasonable estimates and assumptions (which estimates and assumptions shall be acceptable to the Purchaser), all of which are fair in light of current conditions, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of the Company of the results of operations and other information projected therein and (y) not later than January 31 of each Fiscal Year a final form of the projections delivered pursuant to Section 6.2(a)(x) hereof or a letter from the chief financial officer of the Company certifying that the projections delivered pursuant to Section 6.2(a)(x) hereof shall be treated as the final projections for such Fiscal Year and have been presented to the Board;

     (b) to the Purchaser, immediately, notice of actual or threatened suspension, termination or revocation of any material License of the Company or any of its Subsidiaries by any Governmental Authority; and

     (c) such other information respecting the Company's or any of its Subsidiaries' business, prospects or financial condition or prospects as the Purchaser may, from time to time, reasonably request.


VII.    AFFIRMATIVE  COVENANTS

     The Company covenants and agrees that, unless the Purchaser shall otherwise consent in writing, from and after the date hereof and until no amounts are owing under the Debentures:

     7.1. Maintenance of Existence and Conduct of Business. The Company shall and shall cause each of its Subsidiaries to (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all Licenses or similar qualifications required by them to engage in their business in all jurisdictions in which they are at the time so engaged; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and (c) at all times maintain, preserve and protect all of its trademarks and tradenames (if any), and preserve all the remainder of its material property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Company shall give written notice to the Purchaser prior to the Company's or any of its Subsidiaries' ceasing to conduct business in any country or state.

     7.2. Payment of Obligations. (a) Subject to subsection (b) below, the Company shall and shall cause each of its Subsidiaries to pay and discharge or cause to be paid and discharged all its Indebtedness, as and when due and payable (including any applicable grace period).

     (b) Notwithstanding subsection (a) above, the Company and its Subsidiaries shall not be required to pay Indebtedness so long as (i) it is in good faith and by appropriate proceedings diligently contesting such Indebtedness, (ii) any reserve required by GAAP shall have been made therefor, and (iii) the contest will not result in the forfeiture or loss of any asset or property of the Company or its Subsidiaries other than cash or its equivalent.

     7.3. Books and Records. The Company shall and shall cause each of its Subsidiaries to keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials.

     7.4. Litigation. The Company shall notify the Purchaser in writing, promptly upon learning thereof, of any material litigation or administrative proceeding commenced or threatened against the Company or any of its Subsidiaries.
7.5.    Insurance.    Schedule  7.5  lists  in  summary  form  all insurance
maintained by the Company and its Subsidiaries. The Company shall and shall cause each of its Subsidiaries to continue to maintain such insurance. The Company shall and shall cause each of its Subsidiaries to pay all insurance premiums payable by them.

     7.6. Compliance with Law. The Company shall and shall cause each of its Subsidiaries to comply with all Federal, state and local laws and regulations applicable to it, including, without limitation, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and social security taxes and those relating to insurance or environmental matters, where the failure to comply would have a Material Adverse Effect.

     7.7.    Agreements.    The  Company  shall  and shall cause each of its
Subsidiaries to perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each material agreement to which it is a party. The Company shall not and shall cause each of its Subsidiaries not to terminate or modify in any manner adverse to any such party any provision of any such material agreement to which it is a party except in the ordinary course of business, consistent with past practice.

     7.8. Employee Plans. (a) With respect to other than a Multiemployer Plan, for each Qualified Plan hereafter adopted or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate, the Company shall (i) be in possession of, or cause its Subsidiaries or ERISA Affiliates to be in possession of, determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the IRC;
and (ii) from and after the adoption of any such Qualified Plan, cause such plan to be qualified within the meaning of Section 401(a) of the IRC and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the IRC.

     (b) With respect to each welfare benefit plan, as defined in Section 3(1) of ERISA, hereafter adopted or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate, the Company shall comply, in all material respects, or cause its Subsidiaries or ERISA Affiliates to comply, in all material respects with the notice and continuation coverage requirements of
Section  4980B  of  the  IRC  and  the  regulations  thereunder.

     (c) (i) Promptly and in any event within thirty (30) days after the Company, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, and (ii) promptly and in any event within ten (10) days after the Company, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the IRC has been filed with respect to any Qualified Plan, the Company shall furnish to the Purchaser a written statement of the chief financial officer or other appropriate officer of the Company describing such ERISA Event or waiver request and the action, if any, which the Company, any of its Subsidiaries or any ERISA Affiliate proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto.

     (d) Promptly and in any event within thirty (30) days after the filing thereof by the Company, any of its Subsidiaries or any ERISA Affiliate, the Company shall furnish to the Purchaser a copy of each annual report (Form 5500 Series, including Schedule B thereto) with respect to each Pension Plan, and upon request by the Purchaser, with respect to any other Plan.

     (e) Promptly and in any event within thirty (30) days after receipt thereof, the Company shall furnish to the Purchaser a copy of any adverse notice, determination letter, ruling or opinion the Company, any of its Subsidiaries or any ERISA Affiliate received from the PBGC, DOL or IRS with respect to any Qualified Plan.

     (f) Promptly and in any event within ten (10) Business Days after receipt thereof, the Company shall furnish to the Purchaser a copy of any correspondence the Company, any of its Subsidiaries or any ERISA Affiliate receives from the plan sponsor (as defined by Section 4001(a)(10) of ERISA) of any Multiemployer Plan concerning potential withdrawal liability of the Company, any of its Subsidiaries or any ERISA Affiliate, or notice of any reorganization, with respect to any Multiemployer Plan, together with a written statement of the chief financial officer or other appropriate officer of the Company of the action which the Company, any of its Subsidiaries or any ERISA Affiliate proposes to take with respect thereto.

     (g) Promptly and in any event within thirty (30) Business Days after the adoption thereof, the Company shall furnish to the Purchaser notice of (i) any amendment to a Title IV Plan which results in an increase in benefits or the adoption of any new Title IV Plan, (ii) any amendment to a, or adoption of a new, welfare benefit plan, as defined in Section 3(1) of ERISA, which the Company or any of its Subsidiaries maintains, contributes or has an obligation to contribute to, and which results in an increase in benefits for retirees or new benefits for retirees, and (iii) any amendment to terminate a Title IV Plan or treatment of a plan amendment as a termination under Section 4041 of ERISA.

     (h) Promptly and in any event after receipt of written notice of commencement thereof, the Company shall furnish to the Purchaser notice of any action, suit or proceeding before any court or other governmental authority affecting the Company, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.

     (i) Promptly and in any event within thirty (30) days after notice or knowledge thereof, the Company shall furnish to the Purchaser notice that the Company or any of its Subsidiaries, has become or may become subject to a material tax on prohibited transactions imposed by Section 4975 of the IRC, together with a copy of Form 5330.

     7.9.    Access.    (a)    The Company shall and shall cause each of its
Subsidiaries to allow the Purchaser and any of its officers, employees and/or agents, upon reasonable notice (unless a Default or Event of Default has occurred and is continuing, in which case no notice shall be required), exercisable as frequently as the Purchaser (or representative thereof) reasonably determines to be appropriate, during normal business hours (or at such other times as may reasonably be requested by the Purchaser or representative), to inspect the properties and facilities of the Company or any of its Subsidiaries and, at its own expense, to inspect, audit and make extracts from all of the Company's or any of its Subsidiaries' records, files and books of account. The Company shall obtain and deliver any document or instrument reasonably necessary for the Purchaser (or representative), as any of them may reasonably request, to obtain records from any service bureau maintaining records for the Company or any of its Subsidiaries as the Purchaser may reasonably request. The Company shall also maintain duplicate computer tapes and discs owned by the Company or any of its Subsidiaries.

     (b) The Purchaser (or representative) shall use reasonable efforts to keep confidential any non-public information obtained pursuant to this Agreement except (i) as may be required in connection with the administration of matters relating to this Agreement, (ii) as may be required in connection with the enforcement of any rights of the Purchaser pursuant to this Agreement or any of the Ancillary Agreements, or (iii) as may otherwise be required by law. The Purchaser shall endeavor to give the Company not less than ten (10) days prior written notice of any disclosure of non-public information pursuant to this subparagraph.

     7.10. Board Representation; Board Observer. The Company shall use its best efforts to cause and maintain the election to the Board the Conseco Directors. In the event that any Conseco Director is unable to attend any meeting of the Board of Directors of the Company, the Company will permit any authorized representative of the Purchaser to attend any such meeting as an observer.

VIII.    NEGATIVE  COVENANTS

     The Company covenants and agrees that, without the Purchaser=s prior written consent, from and after the date hereof and until no amounts are owing under the Debentures:

     8.1. Mergers, Etc. Neither the Company nor any Subsidiary thereof, shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form or acquire any Subsidiary.

     8.2 Amendment of Certificate of Incorporation. The Company and each of its Subsidiaries shall not amend their respective articles or certificate of incorporation or organization without the consent of the Board and the Conseco Directors and shall not amend their certificate or articles of incorporation or by-laws in any manner which would adversely affect the rights of the Purchaser.

     8.3. Investments; Loans and Advances. (a) Except in connection with its purchases and originations of sub-prime automobile loans and leases, the Company shall not and shall not permit any of its Subsidiaries to make any investment in, or make or accrue loans or advances of money to, any Person, through the direct or indirect holding of securities or otherwise; provided, however, that the Company and its Subsidiaries may make and own investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within thirty days from the date of acquisition thereof; (ii) commercial paper maturing no more than thirty days from the date of creation thereof and at the time of their acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (iii) certificates of deposit, maturing no more than thirty days from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having at the time of the acquisition of any such certificate of deposit combined capital, surplus and undivided profits of not less than $200,000,000 and a rating of "A" or better by a nationally recognized rating agency.


     8.4.    Indebtedness.   Except as otherwise expressly permitted by this
Section 8.4 or upon approval of the Company's Board of Directors including all of the Conseco Directors, the Company shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether recourse or nonrecourse, and whether superior, pari passu or junior, except (i) Senior Indebtedness; (ii) the Algood Debentures;
(iii) deferred Charges; (iv) unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent they are permitted to remain unfunded under applicable law; and (v) Capital Leases having aggregate obligations not in excess of $100,000.

     8.5.    Employee  Loans.   Except automobile loans or leases and travel
advances entered into in the ordinary course of business consistent with past practice, the Company shall not and shall not permit any of its Subsidiaries to make or accrue any loans or other advances of money to any employee of the Company or any such Subsidiary.

     8.6. Transactions with Affiliates. (a) The Company shall not, except as provided in Schedule 8.6 or as disclosed in the SEC Filed Documents and except for compensation arrangements entered into with the consent of the Conseco Directors, and shall not permit any of its Subsidiaries to, enter into or be a party to any transaction with any Affiliates of the Company except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary than would be obtained at the time of such transaction in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary and in any event only if such transaction is effected in accordance with all applicable laws and regulations and except for previously approved transactions with Algood Chevrolet Olds and Pontiac, Inc. and Algood Body Shop, Inc., is not in an amount in excess of $100,000 or is approved by the Board and the Conseco Directors. The agreements referred to in Schedule 8.6, if any, shall not be amended, assigned (by either party thereto), extended or terminated by the Company or any of its Subsidiaries, nor shall they grant any waivers thereunder, without the consent of the Purchaser.

     8.7.    Liens.    The Company shall not and shall not permit any of its
Subsidiaries to create or permit any Lien on any of its properties or assets which would have a Material Adverse Effect except Permitted Encumbrances.

     8.8. Capital Expenditures. The Company shall not and shall not permit any of its Subsidiaries to make Capital Expenditures that, in the aggregate, exceed the amounts of such expenditures provided for in the business plan or projections of the Company for any Fiscal Year, or individually, exceed $50,000, which are not approved by the Board or otherwise approved in advance in writing by the Purchaser.

     8.9. Sales of Assets. The Company shall not and shall not permit any of its Subsidiaries to sell, transfer, or otherwise dispose of any assets or properties; provided, however, that the foregoing shall not prohibit (i) the sale of assets in the ordinary course of business, consistent with past practice; (ii) the sale of surplus or obsolete equipment and fixtures; and
(iii) transfers resulting from any casualty or condemnation of assets or properties.

     8.10. Cancellation of Indebtedness. The Company shall not and shall not permit any of its Subsidiaries to cancel any claim or debt owing to it, except for reasonable consideration and in the ordinary course of business, consistent with past practice.

     8.11. ERISA. The Company shall not, directly or indirectly, and shall not permit its Subsidiaries or any ERISA Affiliate to directly or indirectly by reason of an amendment or amendments to, or the adoption of, one or more Title IV Plans, permit the present value of all benefit liabilities, as defined in Title IV of ERISA (using the actuarial assumptions utilized by the PBGC upon termination of a plan), to exceed the fair market value of assets allocable to such benefits, all determined as of the most recent valuation date for each such Title IV Plan, by more than $100,000, or to increase such benefit liabilities to the extent security must be provided to any Title IV Plan under Section 401(a)(29) of the IRC. Neither the Company nor any of its Subsidiaries shall establish or become obligated to any new welfare benefit plan, as defined in Section 3(1) of ERISA, or modify any existing welfare benefit plan, for retirees, which would result in the present value of future liabilities under any such plans to increase by more than $100,000. Except as set forth on Schedule 5.14, neither the Company nor any of its Subsidiaries shall establish or become obligated to any new unfunded Pension Plan, which would result in the present value of future liabilities under any such plans to increase by more than $100,000.

     8.12.    Tax  Sharing.    The Company shall not make any tax sharing or
similar payment to any Affiliate in excess of: (a) its separate state, local and/or foreign income tax liability; plus (b) its pro rata share of the consolidated Federal income tax liability as determined under Treas. Reg. ' 1.1552-1(a)(1); plus (c) its pro rata share of any consolidated, combined or unitary state, local and/or foreign income tax computed similarly as under subparagraph (b).

IX.    EVENTS  OF  DEFAULT;  RIGHTS  AND  REMEDIES

     9.1.    Events  of  Default.   The occurrence of any one or more of the
following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder until no amounts are owing under the Debentures:

     (a) The Company shall fail or neglect to perform, keep or observe any of the provisions of Sections 7 or 8 of this Agreement and the same shall remain unremedied for a period ending on the first to occur of ten (10) days after the Company shall receive written notice of any such failure from the Purchaser or fifteen (15) days after the Company shall have knowledge thereof.

     (b) The Company shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Ancillary Agreements and the same shall remain unremedied for a period ending on the first to occur of thirty (30) days after the Company shall receive written notice of any such failure from the Purchaser or thirty (30) days after the Company shall have knowledge thereof.

     (c) A default shall occur under any other agreement, document or instrument to which the Company or any Subsidiary thereof is a party or by which the Company or such Subsidiary or any of the Company's or such Subsidiary's property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of the Company or such Subsidiary in an aggregate amount exceeding $100,000, or (ii) causes (or permits any holder of such Indebtedness of a trustee to cause) such Indebtedness or a portion thereof in an aggregate amount exceeding $100,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

     (d) Any representation or warranty herein or in this Agreement or any Ancillary Agreement or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to the Purchaser by the Company or any of its Subsidiaries shall be untrue or incorrect in any material respects, as of the date when made or deemed made, and the same shall remain unremedied for a period ending on the first to occur of ten (10) days after the Company shall receive written notice of any such failure from the Purchaser or fifteen (15) days after the Company shall have knowledge thereof.

     (e) The Company shall fail to make any principal or interest payment with respect to any Senior Indebtedness when the same shall be due and payable (including any applicable grace period), or any maturity date under the Senior Indebtedness is accelerated.

     (f) Any of the material assets of the Company or any of its Subsidiaries thereof shall be attached, seized, levied upon or subject to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of the Company or any of its Subsidiaries and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than the Company or such Subsidiary shall apply for the appointment of a receiver, trustee or custodian for any of the assets of the Company or such Subsidiary and such application shall remain unstayed or undismissed for thirty (30) consecutive days; or the Company or such Subsidiary shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

     (g) A case or proceeding shall have been commenced against the Company or any of its Subsidiaries in a court having competent jurisdiction seeking a decree or order in respect of the Company or such Subsidiary (i) under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law;
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or such Subsidiary or of any substantial part of its or their properties; or (iii) ordering the winding-up or liquidation of the affairs of the Company or such Subsidiary and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

     (h) The Company or any of its Subsidiaries shall (i) file a petition seeking relief under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or such Subsidiary or of any substantial part of its properties; (iii) fail generally to pay its debts as such debts become due; or (iv) take any corporate action in furtherance of any such action.

     (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and the same shall not be (i) fully covered by insurance in accordance with
Section 7.5 hereof, or (ii) vacated, stayed, bonded, paid or discharged for a period of thirty (30) days.

     (j) Any other event shall have occurred and be continuing, including the revocation of any License or other material suspension of the authority of the Company to conduct its business, which would have a Material Adverse Effect and the Purchaser shall have given the Company at least thirty (30) days' notice thereof.

     (k) With respect to any Plan, (i) a prohibited transaction within the meaning of Section 4975 of the IRC or Section 406 of ERISA occurs which in the reasonable determination of the Purchaser could result in direct or indirect liability to the Company or any of its Subsidiaries, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan, the Company, any of its Subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability, (iv) with respect to any Qualified Plan, the Company, any of its Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (ii) - (iv) hereof, in the reasonable determination of the Purchaser there is a reasonable likelihood for termination of any such plan by the PBGC; provided, however, that the events listed in clauses (i)
- (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of the Company, any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, exceeds $50,000, in any case set forth in (i) through (v) above, or exceeds $100,000, in the aggregate for all such cases.

     9.2. Remedies. If any Event of Default specified in Section 9.1 shall have occurred and be continuing, the Purchaser shall have the right to require full payment of the principal amount of the Debentures together with all accrued and unpaid interest.

X.    TRIGGERING  EVENT

10.1. Events. The following event shall be considered a triggering event under this Agreement ("Triggering Event"):

  Upon the earlier of the optional conversion or maturity date of the Debentures, the Company fails or refuses to register shares of Common Stock issued or issuable to the Purchaser pursuant to the terms and provisions of the Registration Rights Agreement.

     10.2.    Payment  Acceleration.    From  and  after the occurrence of a
Triggering Event, the Purchaser shall be entitled to accelerate the maturity date of the Debentures and to receive immediate payment in full of all amounts owing thereunder.

     10.3.    Redemption.      From and after the occurrence of a Triggering
Event, the Purchaser shall be entitled to cause the Company to redeem the Debentures in such amount as may be specified by the Purchaser in a request delivered to the Company by the Purchaser, and the Company shall redeem such Debentures, by paying to the holder thereof an amount equal to the market value of the greatest number of shares of Common Stock into which the Debentures are convertible. The market value and the maximum number of shares of Common Stock into which the Debentures are convertible shall be determined using the higher of the average of the closing prices of a share of Common Stock, as reported by the principal stock exchange upon which shares of Common Stock are traded, for the 20 trading days prior to (i) the day of the public announcement of a Triggering Event or (ii) the day of the event giving rise to the to the Triggering Event. If the Common Stock is not listed for trading on a nationally recognized stock exchange or on the NASDAQ System on the day before the Triggering Event, for purposes of determining the number of shares of Common Stock issuable upon conversion of the Debentures and the redemption price provided for in this Section 10.3, the market value of a share of Common Stock shall be determined by a recognized appraisal or investment banking firm selected by the Board.

     10.4.    Funds  Unavailable.    If  sufficient  funds  are  not legally
available for repayment of all of the Debentures under Section 10.2 hereof or payment of the redemption amount under Section 10.3 hereof following the occurrence of a Triggering Event, the Company and its Subsidiaries will take all lawful action necessary to enable the Company to make such payment to the fullest extent possible, including without limitation, (i) the sale of additional equity securities, (ii) any necessary action under applicable law to reduce the Company's surplus or other funds legally available, (iii) additional borrowing by, or a refinancing of, the Company, (iv) asset sales and (v) a sale of the Company or Subsidiaries to a third party. The Company will retain, at the Company's expense and with the consent of the Purchaser, an investment banking firm to assist the Company in taking the action referred to in the preceding sentence; such investment banking firm shall provide its service to the Company under the direction of a committee which will have two members, one of whom will be a representative of the Company and the other will be a representative of the Purchaser. Except as provided in the following paragraph, the foregoing shall not preclude the holders of Debentures from availing themselves of any other remedy available at law or equity at any time to collect amounts due and payable to them by the Company.

     10.5. Notice. When a Triggering Event has occurred, the Company shall immediately give written notice thereof to the Purchaser. The Company shall also promptly notify the Purchaser of any event which could reasonably become a Triggering Event with the lapse of time or otherwise promptly after obtaining knowledge thereof.

XI.    RIGHT  OF  FIRST  REFUSAL

     Until such time as no amounts are owing under the Debentures, upon any offer, sale or issuance, for cash or other property, of subordinated indebtedness of the Company, then the Purchaser shall have the right to subscribe to and purchase such notes and evidences of subordinated indebtedness (the "New Indebtedness") at a price and on such other terms and conditions as are no less favorable to the Purchaser than those on which the New Indebtedness will be offered, sold or issued to other persons. The Purchaser shall have the option to purchase up to such portion of the New Indebtedness as shall be equal to the Purchaser's pro rata investment in the Company of the entire amount of investments made in the Company by the
Purchaser  at  such  date.    The  Company  shall  give  written notice to the
Purchaser  of  any  and each opportunity for exercise of its rights under this
Article XI, setting forth the price of such New Indebtedness and the amount of such New Indebtedness that the Purchaser is entitled to purchase. Such notice shall be delivered to the Purchaser at the address then shown in the records of the Company, and the Purchaser may exercise its rights to purchase such New Indebtedness by written notice thereof delivered to the Company at its principal office not later than 10 business days following the date on which notice of such rights was received by the Purchaser. In the event the Purchaser does not elect to purchase the offered New Indebtedness, any other Affiliate of the Purchaser that is a wholly owned subsidiary of Conseco, Inc. shall be given notice thereof and shall have five business days thereafter to elect to purchase such unpurchased allotment.
XII.    SECURITIES  LAW  MATTERS

     Each certificate or instrument representing the Securities shall bear a legend substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED APRIL 11, 1997 BY AND BETWEEN GENERAL ACCEPTANCE CORPORATION AND CAPITOL AMERICAN LIFE INSURANCE COMPANY, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, UNDER THE ACT, BASED ON AN OPINION LETTER OF COUNSEL REASONABLE SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

XIII.    MISCELLANEOUS

     13.1.    Press  Releases.    Except  as required by applicable law, the
Purchaser and the Company will not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by the other party, which approval shall not be unreasonably withheld.

     13.2. Expenses. The Company will pay its own costs and expenses and the costs and expenses of the Purchaser incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     13.3.    Indemnification.      (a) The Company shall indemnify and hold
harmless the Purchaser against and from any losses, claims, damages, liabilities or expenses (ALosses@) insofar as the Losses (or actions in respect thereof) arise out of or are based upon (i) the falsity or incorrectness as of the Closing Date of any representation or warranty of the Company contained in or made pursuant to this Agreement or any of the
Ancillary Agreements, or (ii) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company=s undertakings or covenants under or pursuant to the Articles of Incorporation. The Company shall also pay all reasonable attorneys= and accountants= fees and costs and court costs incurred by the Purchaser in enforcing the indemnification provided for in this Section 13.3(a). Notwithstanding the foregoing, the Company expressly agrees and acknowledges that the right of indemnification granted herein to the Purchaser shall not be deemed to be the exclusive remedy available to the Purchaser for any of the matters described in this Section 13.3(a).

     (b) The Purchaser shall indemnify and hold harmless the Company against and from any Losses insofar as the Losses (or actions in respect thereof) arise out of or are based upon the falsity or incorrectness as of the Closing Date of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement or any of the Ancillary Agreements. The Purchaser shall also pay all reasonable attorneys= and accountants= fees and costs and court costs incurred by the Company in enforcing the indemnification provided for in this Section 13.3(b).13.4. Notwithstanding the foregoing, the Purchaser expressly agrees and acknowledges that the right of indemnification granted herein to the Company shall not be deemed to be the exclusive remedy available to the Company for any of the matters described in this Section 13.3(b).

     13.4. Assignment. Neither party may assign any of its rights, title, interest, remedies, powers and duties hereunder without prior written consent of the other parties hereto. However, the Company hereby consents to the Purchaser's assignments, at any time or times, of any of the Purchaser's rights, title, interests, remedies, powers and duties hereunder, whether evidenced by a writing or not, to any of the Affiliates of the Purchaser that are Subsidiaries of Conseco, Inc. The Company agrees that it will use its best efforts to assist and cooperate with the Purchaser in any manner reasonably requested by the Purchaser to effect such assignments.

     13.5. Remedies. TrialThe Purchaser' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Purchaser may have under any other agreement, including without limitation, the Ancillary Agreements, by operation of law or otherwise.

     13.6. Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or the Ancillary Agreements.

     13.7. Arbitration. If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Company, one by the Purchaser and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Carmel, Indiana. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

     13.8.    Severability.    Wherever  possible,  each  provision  of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.9.    Parties.    This  Agreement and the other Ancillary Agreements
shall be binding upon, and inure to the benefit of, the successors of the Company, and the successors and assigns of the Purchaser.

     13.10.    Conflict  of  Terms.    Except  as otherwise provided in this
Agreement or any of the Ancillary Agreements by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the Ancillary Agreements, the provision contained in this Agreement shall govern and control.

     13.11. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY OF THE ANCILLARY AGREEMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE PURCHASER AND THE COMPANY AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE FEDERAL OR STATE COURTS IN THE COUNTY OF MARION, STATE OF INDIANA. SERVICE OF PROCESS ON THE COMPANY OR THE PURCHASER IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 13.9 HEREOF. NOTHING HEREIN SHALL PRECLUDE THE PURCHASER OR THE COMPANY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

     13.12. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answer back, addressed as follows:

     (a)    If  to  the  Purchaser  at:

     11825  North  Pennsylvania  Street
Carmel,  Indiana  46032
Attention:  Lawrence  W.  Inlow
Facsimile:  (317)  817-6327

     (b)    If  to  the  Company  at:

     1025  Acuff  Road
Bloomington,  Indiana  47404
Attention:  Chief  Financial  Officer
Facsimile:  (812)  337-6029

     With  copies  to:

     Mr.  Russell  Algood
2800  South  Olcott  Boulevard
Bloomington,  Indiana  47401

     and

     Hackman  McClarnon  Hulett  &  Cracraft
Suite  2400  One  Indiana  Square
Indianapolis,  Indiana  46204
Attention:  Marvin  L.  Hackman
Facsimile:  (317)  686-3288


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or upon receipt if the same shall have been telecopied and confirmed by telecopy answer back or three (3) Business
Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     13.13. Survival. The representations and warranties of the Company in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the Closing for a period ending on the date no amounts are owing under the Debenture.

     13.14.    Section  Titles.    The  Section titles and Table of Contents
contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     13.15. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

     13.16. Algood Debentures. Purchaser acknowledge and agree that the Algood Debentures shall be on a parity with the rights of the Purchaser under the Debentures without priority or distinction, and that no payments of principal or interest on the Debentures shall be made by the Company unless a pro rata payment of principal and interest is paid to the holders of the Algood Debentures outstanding from time to time.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



     CAPITOL  AMERICAN  LIFE
INSURANCE  COMPANY
       As  the  Purchaser



     By:  /s/    Donald  S.  Gongaware


     GENERAL  ACCEPTANCE  CORPORATION
  As  the  Company



     By:  /s/  Russell  E.  Algood

                                Exhibit 10.74

THIS SUBORDINATED CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (I) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (II) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO GENERAL ACCEPTANCE CORPORATION THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

THIS SUBORDINATED CONVERTIBLE NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT DATED APRIL 11, 1997, IN FAVOR OF GENERAL ELECTRIC CAPITAL CORPORATION.

     12%  SUBORDINATED  CONVERTIBLE  NOTE

$10,000,000          Dated:  April  11,  1997

     For value received, General Acceptance Corporation, an Indiana corporation with its principal offices at 1025 Acuff Road, Bloomington, Indiana 47404 (AMaker@), hereby promises to pay to the order of CAPITOL AMERICAN LIFE INSURANCE COMPANY, an Arizona life insurance company with its principal offices at 11825 North Pennsylvania Street, Carmel, Indiana 46032, or its assigns (collectively, the AHolder@), at its principal office or at such other place as the Holder may direct in writing to the Maker, in lawful money of the United States of America, the principal amount of Ten Million Dollars ($10,000,000) and interest, as provided herein, all without relief from valuation or appraisement laws. This Note is being delivered in connection with the Securities Purchase Agreement by and among the Maker and the Holder, dated as of April 11, 1997 (ASecurities Purchase Agreement@). The terms and provisions of the Securities Purchase Agreement shall govern the terms and provisions of this Note and any conflict between this Note and the Securities Purchase Agreement shall be resolved by the Securities Purchase Agreement.

     1. Payment of Principal. Subject to acceleration as provided for elsewhere in this 12% Subordinated Convertible Note (ANote@), the Maker shall pay to the Holder the principal balance of this Note on April 11, 2000, plus all accrued and unpaid interest on the full principal balance of this Note as of that date.

     2.          Interest.   Interest on the unpaid principal balance hereof
existing from time to time shall accrue at the rate of 12% per annum; provided, however, interest shall accrue at the rate of 15% per annum so long as an AEvent of Default,@ as specified in Section 4(a), exists hereunder. Interest shall be calculated on the basis of actual daily balances of outstanding principal for the exact number of days the principal remains outstanding and shall be computed on the basis of a 360-day year. Interest shall be due and payable on a quarterly basis, on March 31, June 30, September 30 and December 31.

     3. Prepayment. The Maker may not prepay all or any portion of the unpaid principal balance hereof or accrued interest without the consent of Holder.


G:\LEGAL\KSK\MISC\GACC-REV.3


     4.          Default  and  Remedy.

(a) An AEvent of Default@ under this Note shall mean the occurrence of any of the following events: (i) the Maker defaults in the payment of principal of or interest on this Note when due and the Maker does not cure that default within 5 days after the due date; (ii) the Maker defaults in the performance of any obligation under this Note (other than the payment described in the immediately preceding clause) and the does not cure that default within 30 days after receipt by the Maker of written notice from the Holder; (iii) an AEvent of Default@ or a ATriggering Event@, both as defined in the Securities Purchase Agreement, shall occur; or (iv) the Maker commences proceedings in any court under the United States Bankruptcy Code, or any other debtors' relief or insolvency act, whether state or federal (the ABankruptcy Laws@), or any other person commences proceedings under the Bankruptcy Laws against the Maker and those proceedings are not stayed or dismissed within 60 days.

(b) If any Event of Default occurs and is continuing, then the Holder shall have the right and option to declare, by notice in writing sent by registered or certified mail to the Maker, the full unpaid principal balance hereof, together with all accrued and unpaid interest thereon, immediately due and payable without further demand, notice, or presentment for payment. Alternatively, if a Triggering Event occurs, the Holder shall have the right and option to cause the Company to redeem this Note pursuant to the procedure set forth in Section 10.3 of the Securities Purchase Agreement.

(c) If this Note is collected or attempted to be collected by the initiation or prosecution of any suit or through any bankruptcy court, or by any judicial proceeding, or is placed in the hands of attorneys for collection, then the Maker shall pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney's fees incurred by the Holder.

     5.          Subordination.

(a) Subordination to Senior Debt. Notwithstanding anything to the contrary contained in this Note, the Maker covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that the Maker's indebtedness under this Note shall be junior and subordinate to the Senior Indebtedness (as hereafter defined) to the extent and in the manner set forth in this Section 5, except to the extent otherwise agreed to in writing by the Holder and any Senior Lender (as hereinafter defined) with respect to the Senior Indebtedness held by or payable to that Senior Lender. Each subsection of this Section 5 shall be given independent effect so that if a particular payment or action is prohibited by any one of these subsections, it shall be prohibited although it otherwise would not be prohibited by another subsection.

(b) Payment Default on Senior Indebtedness. If at any time a default occurs in the payment when due (whether at maturity or upon acceleration or mandatory prepayment, or on any principal installment payment date or interest payment date, or otherwise) (APayment Default@) of any Senior Indebtedness, then at all times thereafter until (i) the Payment Default has been cured,
(ii) the Payment Default or the benefits of this sentence have been waived in writing by or on behalf of the Senior Lenders holding that Senior Indebtedness, or (iii) payment in full of all affected Senior Indebtedness, the Maker shall not, directly or indirectly, make any Distribution of Assets (as hereinafter defined) or Payment (as hereinafter defined) with respect to this Note.

(c) Dissolution, Liquidation or Reorganization of Maker. In the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Maker, its property or its operations (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), upon an assignment for the benefit of creditors, or any other marshaling of the assets of the Maker, then payment in full of all Senior Indebtedness then or thereafter to become due shall occur before the Holder shall be entitled to receive or retain any Distribution of Assets or Payment with respect to this Note. In any such proceedings, any Distribution of Assets or Payment to which the Holder would be entitled if this Note were not subordinated to the Senior Indebtedness shall be paid by the Maker or the agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to each Senior Lender, pro forma, to the extent necessary to make payment in full of all Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

(d) Subrogation. No Distribution of Assets or Payment to which the Holder would have been entitled except for the provisions of this Section 5 and which are received by or paid over to the Senior Lenders or their Representative (as hereinafter defined) shall, as between the Maker and its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to the Senior Lenders or on account of the Senior Indebtedness, and the Holder shall be subrogated (without any duty on the part of the Senior Lenders to warrant, create, effectuate, preserve or protect such subrogation) to the then or thereafter existing rights of the Senior Lenders to receive Distributions of Assets or payments made on the Senior Indebtedness until this Note shall be paid in full.

(e) Payments Held in Trust. If the Holder receives any Distribution of Assets or Payment which the Holder is not entitled to retain under the provisions of this Section 5, any such Distribution of Assets or Payment so received shall be held in trust for the Senior Lenders, shall not be commingled with any other assets of the Holder, and shall be paid to the Senior Lenders, pro rata, to the extent necessary to make payment in full, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

(f) Changes in Senior Indebtedness. Any Senior Lender may at any time and from time to time with notice to the Holder: (i) extend, renew, modify, waive or amend the terms of the Senior Indebtedness; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness or amend or waive the terms of the Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Maker or any other persons; (v) apply in any order any sums by whomever paid or however to the Senior Indebtedness; and (vi) take any other action which otherwise might be deemed to impair the Holder's rights. Any and all of such actions may be taken by the Senior Lenders without incurring responsibility to the Holder and without impairing or releasing the Holder's obligations to the Senior Lenders.

(g) Third-Party Beneficiary, Etc.. The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Holder on the other hand. Such provisions are for the benefit of the Senior Lenders (and their successors and assigns) and shall be enforceable by them directly against the Holder except to the extent otherwise agreed to in writing by the Holder and any other Senior Lender.

(h) Definitions. As used in this Section 5 (or as elsewhere used in this Note) the following terms shall have the meanings indicated:

ADistribution of Assets@ means any distribution of assets of the Maker or any of its subsidiaries of any kind or character, whether a payment, purchase or other acquisition or retirement for cash, property, or securities, with respect to the Maker's obligations under this Note.

APayment@ means payment of any obligation now or hereafter existing under this Note (as it may hereafter be amended, supplemented, or otherwise modified from time to time), whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and all other amounts payable in respect thereof or in connection therewith.

ARepresentative@ means, with respect to any Senior Indebtedness, the trustee, agent, or other representative for one or more of the Senior Lenders, if any, designated in the indenture, agreement or document creating, evidencing or governing such Senior Indebtedness or pursuant to which it was issued, or otherwise designated by the holders of such Senior Indebtedness.

ASenior Indebtedness@ shall have the meaning specified in the Securities Purchase Agreement.

ASenior Lender@ or ASenior Lenders@ means one or more of the holders of Senior Indebtedness.


     6.          Conversion.
(a) The Holder may, at the Holder=s option, at any time, and from time to time, prior to payment in full of this Note, convert the outstanding Principal Amount of this Note and any accrued but unpaid interest due pursuant to
Section 2 above (the AConversion Amount@), in whole or in part (but only into full shares), into fully paid and non-assessable shares of the common stock, no par value of the Maker (the ACommon Shares@), at a rate equal to the amount of $3.00 per Common Share (subject to adjustment as set forth in Section 7) (the AConversion Rate@). In order to exercise this conversion right, the Holder must send written notice of the conversion to the Maker at least 10 days prior to the specified conversion date. On the conversion date (or as soon thereafter as is reasonably practicable), the Maker shall issue to the Holder a share certificate for the Common Shares acquired upon conversion.

(c) Notwithstanding any other provisions of this Section 6 to the contrary, the conversion rights of the Holder shall be subject to compliance with all applicable federal and state securities laws, and the Holder agrees to execute all required agreements and documents required by the Maker to establish compliance with such laws.

(d) The Maker shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note, the number of Common Shares as shall from time to time be sufficient to effect the conversion of the Note, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the Note, the Maker shall take the corporate action necessary to increase the number of its authorized Common Shares to a number sufficient for this purpose. Maker further covenants that all shares that may be issued upon the conversion of this Note and payment of the Conversion Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof. Maker agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares upon the conversion of this Note.

7.          Adjustments.

(a)          Reorganization,  Merger  or  Sale  of  Assets

     If at any time while this Note, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Maker is not the surviving entity, or a reverse triangular merger in which the Maker is the surviving entity but the shares of the Maker=s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Maker=s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided
in  this  Section  7.    The foregoing provisions of this Section 7(a) shall
similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Maker=s
Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Maker=s Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

(b)          Reclassification.

     If the Maker, at any time while this Note, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Conversion Price or number of shares received upon such conversion shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

(c)          Split,  Subdivision  or  Combination  of  Shares.

     If the Maker at any time while this Note, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the number of shares issuable upon conversion shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d)        Adjustments for Dividends in Stock or Other Securities or Property.
     If while this Note, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Maker by way of dividend, then and in each case, this Note shall represent the right to acquire upon conversion, in addition to the number of shares of the security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Maker that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/all other additional stock, other securities or property available by this Note as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

(e)          Issuance  of  Shares  Below  Conversion  Price.

     (1) If while this Note, or any portion hereof, remains outstanding, the Maker shall offer and sell Additional Shares of Common Stock (as hereinafter defined) for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock (except upon the exercise of stock options granted pursuant to the Company=s Stock Option Plan approved by the Board), the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted upon such issuance to a price equal to the price paid per share for such Additional Shares of Common Stock.

     (2) For the purpose of the calculations provided in this Section 7(e), if at any time or from time to time after the date hereof the Maker shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such Common Stock or securities being hereinafter referred to as AConvertible Securities@), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Maker upon exercise or conversion of such options or rights. AEffective Price@ shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. In the case of Convertible Securities which have a conversion price which is based, in whole or in part, upon a discount to the market price or value of the Common Stock, then for the purposes of calculating the Effective Price, the consideration shall be deemed to include the minimum conversion price payable to the Maker.

     If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire prior to the Maturity hereof without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional
Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Maker for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Maker on the conversion of such Convertible Securities.

(3) For the purpose of the calculations provided for in this Section 7(e), if at any time or from time to time after the date hereof the Maker shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible
Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Maker for the issuance of such rights or options, plus the consideration, if any, payable to the Maker upon the conversion of such Convertible Securities. AEffective Price@ shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of
Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

     (4) The term AAdditional Shares of Common Stock@ as used herein shall mean all shares of Common Stock issued or deemed issued by the Maker after the date hereof, other than (i) securities issued pursuant to or in connection with the terms of the Securities Purchase Agreement; (ii) shares of Common Stock issued upon conversion of convertible securities or the exercise of common stock purchase warrants outstanding as of the date hereof; (iii) shares of Common Stock issuable to employees, officers or directors pursuant to the Maker=s stock option plan; (iv) shares of Common Stock issued or issuable to directors in connection with their service as directors; (v) shares of Common Stock issued or issuable to directors, officers or employees for services rendered or to be rendered pursuant to arrangements approved by the Board of Directors; and (vii) shares of Common Stock issued in connection with a business combination, merger, consolidation, asset acquisition or the acquisition of the business of another corporation (through the purchase of stock or assets) approved by the Board of Directors and all of the Conseco Directors (as defined in the Securities Purchase Agreement).

          (f)          No  Impairment.

     Maker will not, by any voluntary action, avoid or seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

     8. Notices. (a) Whenever the number of shares issuable or the Conversion Price hereunder shall be adjusted pursuant to Section 7 hereof, the Maker shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Holder.

     (b) All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Note shall be in writing and delivery shall be deemed sufficient and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given or on the third day after mailing if mailed by first-class mail, return receipt requested, and properly addressed as follows:

If  to  the  Maker,  to:
     1025  Acuff  Road
Bloomington,  Indiana  47404
Attention:  Chief  Financial  Officer
Fax:  (812)  337-6029


Copies  to:
     Mr.  Russell  Algood
2800  South  Olcott  Boulevard
Bloomington,  Indiana  47401

     and

     Hackman  McClarnon  Hulett  &  Cracraft
Suite  2400  One  Indiana  Square
Indianapolis,  Indiana  46204
Attention:  Marvin  L.  Hackman
Fax:  (317)  686-3288
If  to  the  Holder,  to:

11825  North  Pennsylvania  Street
Carmel,  Indiana  46032
Attention:  Lawrence  W.  Inlow
Fax:  (317)  817-6327

or  to  such other address as may be specified in writing by any of the above.

     9.          Remedies.    The  remedies  provided  by this Note shall be
cumulative, and shall be in addition to and not exclusive of other remedies available under or pursuant to the Share Purchase Agreement, at law, or in equity. The exercise or waiver by the Holder of any right or remedy available under this Note shall not be deemed to be a waiver of any other right or remedy available under this Note, the Share Purchase Agreement, at law, or in equity.

     10.          Miscellaneous.

(a)      Whenever used herein, the singular includes the plural and the plural
includes  the  singular.   The term AMaker@ means the corporation named in the
opening  paragraph  hereof  and  its  successors  and  assigns.

(b) Indiana law shall govern this interpretation, construction, and enforcement of this Note and all transactions contemplated hereby, notwithstanding any state's choice of law rules to the contrary. Any litigation related to this Note may be maintained only in the federal district court for the Southern District of Indiana, Indianapolis Division (or any successor jurisdiction) or in an Indiana state court in Hamilton County or one of the counties immediately contiguous to Hamilton County, and each party hereby irrevocably consents and submits to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens, or other similar doctrines or rules.

(c) Maker and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agree to the release of any party primarily or secondarily liable hereon, (iii) agree that the Holder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them, and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

(d) Holder, by acceptance hereof, acknowledges that this Note and the shares to be issued upon conversion hereof are being acquired solely for Holder=s own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Note or any shares to be issued upon conversion hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Note, Holder shall, if requested by Maker, confirm in writing, in a form satisfactory to Maker, that the shares so purchased are being acquired solely for Holder=s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     All shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED UPON CONVERSION THEREOF MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

     Holder shall be entitled to the registration rights set forth in a certain Registration Rights Agreement of even date herewith by and between Maker and Holder.

(e) The captions of the sections of this Note are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Note.






     IN WITNESS WHEREOF, the Maker has executed, acknowledged, and delivered this Note as of the day and year first above written.

     GENERAL  ACCEPTANCE  CORPORATION



     By:    /s/    Russell  E.  Algood




Accepted  and  agreed  to  this  11th  day  of  April,  1997:


CAPITOL  AMERICAN  LIFE  INSURANCE  COMPANY



By:      /s/      Donald  S.  Gongaware

                                Exhibit 10.75

             EMPLOYMENT AGREEMENT AND AGREEMENT NOT TO COMPETE


     THIS AGREEMENT, is entered into this 11th day of April, 1997, by and between General Acceptance Corporation, an Indiana corporation, with principal offices at 1025 Acuff Road, Bloomington, Indiana 47404 (hereinafter referred to as the "Corporation") and Malvin L. Algood, residing at 3810 Easy Street, Bloomington, Indiana 47404 (hereinafter referred to as the "Employee").
                                  RECITALS
     A. The Corporation is principally engaged in (i) the business of financing non-prime automobile loans in the United States originated by non-affiliated dealers and company operated retail sales lots, and (ii) the business of selling automobiles and operating retail automobile sales lots (collectively the "Business").
     B. Employee has been the Chairman of the Board of Directors and Chief Executive Officer of the Corporation for several years.
     C. Concurrently herewith, the Corporation is issuing $10,000,000 12% Subordinated Convertible Notes to Capitol American Life Insurance Company as purchaser pursuant to a Securities Purchase Agreement, Registration Rights Agreement, and Stockholders Agreement each of even date herewith (hereinafter the "Financing Documents").
     D. The Financing Documents require that the Corporation enter into this Employment Agreement and Agreement Not to Compete with the Employee.
                                 AGREEMENT
     NOW, THEREFORE, in consideration of the recitals, and the mutual covenants and undertakings herein contained, the parties hereto mutually agree as follows:
     1. Employment and Term. The Corporation agrees to continue the employment of the Employee as the Chairman of the Board of Directors and Chief Executive Officer of the Corporation until the earlier to occur of April 11, 1999, the voluntary retirement of Employee, the permanent disability of Employee, or the death of Employee. Unless the Corporation gives the Employee not less than ninety (90) days prior written notice of its intention not to renew this Agreement, this Agreement shall be automatically renewed for an additional twelve (12) months commencing at the expiration of the original term upon the same terms and conditions herein set forth.
     2. Employee's Duties. During the term of this Agreement, the Employee, while employed by the Corporation, shall continue to occupy his present offices and shall have such responsibilities and perform such duties as are commensurate with the duties of a Chairman of the Board of Directors and Chief Executive Officer in accordance with past practice.
     3. Compensation. As compensation for Employee's services, the Corporation shall pay to Employee the following:
     (a) A base salary of One Hundred Twenty Five Thousand Dollars ($125,000) per year payable in twenty-six (26) by-weekly installments, less applicable withholding for income and employment taxes as required by law.

     (b) An annual bonus payable within seventy-five (75) days following the end of each fiscal year of the Corporation in an amount equal to 3-1/2% of the consolidated net income of the Corporation for the preceding fiscal year before taxes and bonuses in excess of Five Million Dollars ($5,000,000), which shall be computed each year on a non-cumulative basis. The bonus payable for the partial year during which this Agreement expires shall be a pro rata amount based upon the consolidated net income of the Corporation for the entire year.

     (c) A qualified stock option pursuant to the Corporation's Employee Stock Option Plan to purchase 30,000 shares of the Corporation's capital stock to be granted to the Employee each year commencing January 1, 1998, at a price equal to the fair market value of such shares determined in accordance with the Plan if the shares of the Corporation are publicly traded, and if not, at the book value of such shares as of the date of the grant of option. Such options shall vest in the Employee one (1) year following the date the options are granted provided the Employee remains employed by the Corporation or is a member of the Corporation's Board of Directors. Vested options may be exercised by the Employee for a period of ten (10) years from the date of grant.


     4. Fringe Benefits. In addition to the compensation provided for in paragraph 3 above, Employee shall be entitled to retain his present company car (or comparable replacement) without expense to the Employee during the term of this Agreement, and shall receive all other fringe benefits which the Corporation provides to its executive officers from time to time, including health, disability, group life insurance, sick pay and paid vacations and shall be eligible to participate in any pension or profit sharing plan hereafter established by the Corporation for the benefit of its executive officers. In addition, the Company shall continue to pay the premiums on the life insurance policy in effect on Employee's life with beneficiaries' rights as now in existence.
     5. Restrictive Covenant During the Term of this Agreement. From the date hereof until April 11, 1999 (or April 11, 2000 if this Agreement is renewed pursuant to paragraph 1 hereof):
     (a) Employee shall not, directly or indirectly, whether as an employee, owner, consultant, agent or in any other capacity, engage in the Business or compete in any manner with the Corporation or any of its subsidiaries or affiliates in the Business or aid or render services to any person or entity engaging in any such activity anywhere;

     (b) Employee shall not solicit, directly or indirectly, on his own behalf or on behalf of any person or entity that competes with the Corporation or any of its subsidiaries or affiliates in the Business, customers of the Business to whom any sales were or are made;

     (c) Employee shall not, directly or indirectly, on his own behalf or on behalf of any person or entity that competes with the Corporation or any subsidiaries or affiliates of the Corporation, solicit for employment or employ, or otherwise seek to establish any contractual relationship with, any employees, agents or representatives of, or other persons having a contractual relationship with, the Corporation or any of its subsidiaries or affiliates.

     Notwithstanding the foregoing, the Employee shall be permitted to continue to engage in the Business as an owner, agent or employee of Algood Chevrolet-Oldsmobile-Pontiac, Inc. and Algood Body Shop, Inc., and shall be permitted to operate retail sales lots except in cities in which the Corporation at any time has a retail sales operation or within a sixty (60) mile radius of such cities.
     6. Disclosure of Information. For purposes of this Section 6, the term "Confidential Information" shall mean any knowledge or information, written or oral, with respect to the Business of the Corporation and any of its subsidiaries or affiliates, with the following exceptions: (i) knowledge or information ascertainable or obtainable from public sources; and (ii) knowledge or information which is or becomes known to the public other than through a breach of this Agreement by the Employee. The Employee acknowledges that as a result of his association with and employment by the Corporation, he has had and will continue to have access to the Confidential Information, which has a special and unique nature and value to the Corporation. As a material inducement to the Corporation to enter into this Agreement and to pay the Employee the compensation and other benefits provided herein, the Employee covenants and agrees that he shall not, directly or indirectly, divulge or disclose to any third party for any purpose whatsoever, any Confidential Information without the consent of the Corporation and that he will surrender to the Corporation all such Confidential Information in his possession or control  upon  the  termination  of  his  employment  with  the  Corporation.
     7. Termination of Employment. Nothing contained in this Agreement shall require the Corporation to continue the employment of the Employee; provided, however, that if such employment is terminated by the Corporation, except for Employee's fraud, other willful misconduct in connection with his employment, or willful breach of this Agreement, the Corporation shall continue to pay the compensation to the Employee provided for in paragraph 3 hereof in consideration of Employee's covenant not to compete contained in paragraph 5 hereof until April 11, 1999 (or April 11, 2000 if this Agreement is renewed pursuant to paragraph 1 hereof). In the event of Employee's death or permanent disability during the term of this Agreement, the Employee's compensation shall continue to be paid by the Corporation for a period of three (3) months, or until the earlier expiration of the term of this
Agreement pursuant to paragraph 1 hereof, to his surviving spouse, and if none, to the Employee's estate.
     8.          Remedies.    Employee  recognizes  that  a violation of the
restrictive covenant contained in this Agreement will irreparably damage Corporation, that money damages are not likely to be an adequate remedy and that for a breach of said covenant, the Corporation shall be entitled to an injunction to prevent the continuation of such breach.
     9. Attorneys' Fees and Other Litigation Costs. If the Corporation or the Employee violates any term of this Agreement, the defaulting party shall reimburse the non-defaulting party for all reasonable attorneys' fees and litigation costs incurred to enforce, or recover damages for the breach of, this Agreement.
     10. Survival of Obligations. The obligations of this Agreement shall survive the termination of Employee's employment with Corporation.
     11. No Prior Contrary Representations or Agreements. This Agreement supersedes any and all prior proposals, representations, or agreements, oral or written, insofar as any such proposal, representation or agreement might be determined to be inconsistent with or to limit the terms or applications of this Agreement.
     12. Waiver, Modification and Amendment. A failure to insist upon or enforce compliance with any term of this Agreement shall not constitute a waiver or relinquishment of any such term, and the term shall remain in full force and effect. This Agreement may not be waived, changed, modified, abandoned, or terminated, in whole or in part, except by a written instrument signed by a duly authorized representative of the Corporation and accepted by Employee.

     13.          Successors.    This  Agreement  shall  be binding upon the
Corporation and the Employee's successors, assigns, executors, administrators, and personal representatives, but may not be assigned by Employee.
     14. Headings. The headings in this Agreement are for convenience only and shall not be deemed to limit the content of or to interpret the meaning of this Agreement.
     15. Governing Law. This Agreement and its performance shall be subject to and governed by the laws of the State of Indiana.
     16. Severability. If any word or other term of this Agreement, or if any construction or application of any term of this Agreement, is held to be unenforceable or invalid for any reason, then the validity of any remaining construction or application of that term shall not be affected, and the rights or obligations of each of the parties shall be construed and enforced as if the contract did not contain such invalid term, or as the case may be, invalid construction or application of such term; provided, however, that such resulting construction and enforcement shall be generally consistent with the basic purposes of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
                         GENERAL  ACCEPTANCE  CORPORATION


                         By:_/s/    Malvin  L.  Algood______

                         Title:_Chief  Executive  Officer____

                         ______________________________
                         Malvin  L.  Algood



                           AGREEMENT OF PURCHASER

     The terms and provisions of this Agreement are approved this 11th day of April, 1997.
                         CAPITOL AMERICAN LIFE INSURANCE
                  COMPANY


                         By:        /s/    Michael  A.  Colliflower

                                Exhibit 10.76

             EMPLOYMENT AGREEMENT AND AGREEMENT NOT TO COMPETE


     THIS AGREEMENT, is entered into this 11th day of April, 1997, by and between General Acceptance Corporation, an Indiana corporation, with principal offices at 1025 Acuff Road, Bloomington, Indiana 47404 (hereinafter referred to as the "Corporation") and Russell E. Algood, residing at 2800 South Olcott Boulevard, Bloomington, Indiana 47401 (hereinafter referred to as the "Employee").
                                  RECITALS
     A. The Corporation is principally engaged in (i) the business of financing non-prime automobile loans in the United States originated by non-affiliated dealers and company operated retail sales lots, and (ii) the business of selling automobiles and operating retail automobile sales lots (collectively the "Business").
     B.          Employee  is the President and Chief Operating Officer of the
Corporation.
     C. Concurrently herewith, the Corporation is issuing $10,000,000 12% Subordinated Convertible Notes to Capitol American Life Insurance Company as purchaser pursuant to a Securities Purchase Agreement, Registration Rights Agreement, and Stockholders Agreement each of even date herewith (hereinafter the "Financing Documents").
     D. The Financing Documents require that the Corporation enter into this Employment Agreement and Agreement Not to Compete with the Employee.

                                 AGREEMENT
     NOW, THEREFORE, in consideration of the recitals, and the mutual covenants and undertakings herein contained, the parties hereto mutually agree as follows:
     1. Employment and Term. The Corporation agrees to continue the employment of the Employee as the President and Chief Operating Officer of the Corporation until the earlier to occur of April 11, 1999, the permanent disability of Employee, or the death of Employee. Unless the Corporation gives the Employee not less than ninety (90) days prior written notice of its intention not to renew this Agreement, this Agreement shall be automatically renewed for an additional twelve (12) months commencing at the expiration of the original term upon the same terms and conditions herein set forth.
     2. Employee's Duties. During the term of this Agreement, the Employee, while employed by the Corporation, shall continue to occupy his present offices and shall have such responsibilities and perform such duties as are commensurate with the duties of a President and Chief Operating Officer in accordance with past practice.
     3. Compensation. As compensation for Employee's services, the Corporation shall pay to Employee the following:
     (a) A base salary of Two Hundred Thousand Dollars ($200,000) per year payable in twenty-six (26) bi-weekly installments, less applicable withholding for income and employment taxes as required by law.

     (b) An annual bonus payable within seventy-five (75) days following the end of each fiscal year of the Corporation in an amount equal to 3-1/2% of the consolidated net income of the Corporation for the preceding fiscal year before taxes and bonuses in excess of Five Million Dollars ($5,000,000), which shall be computed each year on a non-cumulative basis. The bonus payable for the partial year during which this Agreement expires shall be a pro rata amount based upon the consolidated net income of the Corporation for the entire year.

     (c) A qualified stock option pursuant to the Corporation's Employee Stock Option Plan to purchase 30,000 shares of the Corporation's capital stock to be granted to the Employee each year commencing January 1, 1998, at a price equal to the fair market value of such shares determined in accordance with the Plan if the shares of the Corporation are publicly traded, and if not, at the book value of such shares as of the date of the grant of option. Such options shall vest in the Employee at the rate of 20% per year of employment commencing in the years the options are granted for so long as the Employee remains employed by the Corporation or is a member of the Corporation's Board of Directors. Vested options may be exercised by the Employee for a period of ten (10) years from the date of grant.

     4. Fringe Benefits. In addition to the compensation provided for in paragraph 3 above, Employee shall be entitled to retain his present company car (or comparable replacement) without expense to the Employee during the term of this Agreement, and shall receive all other fringe benefits which the Corporation provides to its executive officers from time to time, including health, disability, group life insurance, sick pay and paid vacations and shall be eligible to participate in any pension or profit sharing plan hereafter established by the Corporation for the benefit of its executive officers.
     5. Restrictive Covenant During the Term of this Agreement. From the date hereof until April 11, 1999 (or April 11, 2000 if this Agreement is renewed pursuant to paragraph 1 hereof):
     (a) Employee shall not, directly or indirectly, whether as an employee, owner, consultant, agent or in any other capacity, engage in the Business or compete in any manner with the Corporation or any of its subsidiaries or affiliates in the Business or aid or render services to any person or entity engaging in any such activity anywhere;

     (b) Employee shall not solicit, directly or indirectly, on his own behalf or on behalf of any person or entity that competes with the Corporation or any of its subsidiaries or affiliates in the Business, customers of the Business to whom any sales were or are made;

     (c) Employee shall not, directly or indirectly, on his own behalf or on behalf of any person or entity that competes with the Corporation or any subsidiaries or affiliates of the Corporation, solicit for employment or employ, or otherwise seek to establish any contractual relationship with, any employees, agents or representatives of, or other persons having a contractual relationship with, the Corporation or any of its subsidiaries or affiliates.


     Notwithstanding the foregoing, the Employee shall be permitted to continue to engage in the Business as an owner, agent or employee of Algood Chevrolet-Oldsmobile-Pontiac, Inc. and Algood Body Shop, Inc., and shall be permitted to operate retail sales lots except in cities in which the Corporation at any time has a retail sales operation or within a sixty (60) mile radius of such cities.
     6. Disclosure of Information. For purposes of this Section 6, the term "Confidential Information" shall mean any knowledge or information, written or oral, with respect to the Business of the Corporation and any of its subsidiaries or affiliates, with the following exceptions: (i) knowledge or information ascertainable or obtainable from public sources; and (ii) knowledge or information which is or becomes known to the public other than through a breach of this Agreement by the Employee. The Employee acknowledges that as a result of his association with and employment by the Corporation, he has had and will continue to have access to the Confidential Information, which has a special and unique nature and value to the Corporation. As a material inducement to the Corporation to enter into this Agreement and to pay the Employee the compensation and other benefits provided herein, the Employee covenants and agrees that he shall not, directly or indirectly, divulge or disclose to any third party for any purpose whatsoever, any Confidential Information without the consent of the Corporation and that he will surrender to the Corporation all such Confidential Information in his possession or control  upon  the  termination  of  his  employment  with  the  Corporation.
     7. Termination of Employment. Nothing contained in this Agreement shall require the Corporation to continue the employment of the Employee; provided, however, that if such employment is terminated by the Corporation, except for Employee's fraud, other willful misconduct in connection with his employment, or willful breach of this Agreement the Corporation shall continue to pay the compensation to the Employee provided for in paragraph 3 hereof in consideration of Employee's covenant not to compete contained in paragraph 5 hereof until April 11, 1999 (or April 11, 2000 if this Agreement is renewed pursuant to paragraph 1 hereof. In the event of Employee's death or permanent disability during the term of this Agreement, the Employee's compensation shall continue to be paid by the Corporation for a period of three (3) months, or until the earlier expiration of the term of this Agreement pursuant to paragraph 1 hereof, to his surviving spouse, and if none, to the Employee's estate.
     8.          Remedies.    Employee  recognizes  that  a violation of the
restrictive covenant contained in this Agreement will irreparably damage Corporation, that money damages are not likely to be an adequate remedy and that for a breach of said covenant, the Corporation shall be entitled to an injunction to prevent the continuation of such breach.
     9. Attorneys' Fees and Other Litigation Costs. If the Corporation or the Employee violates any term of this Agreement, the defaulting party shall reimburse the non-defaulting party for all reasonable attorneys' fees and litigation costs incurred to enforce, or recover damages for the breach of, this Agreement.
     10. Survival of Obligations. The obligations of this Agreement shall survive the termination of Employee's employment with Corporation.
     11. No Prior Contrary Representations or Agreements. This Agreement supersedes any and all prior proposals, representations, or agreements, oral or written, insofar as any such proposal, representation or agreement might be determined to be inconsistent with or to limit the terms or applications of this Agreement.
     12. Waiver, Modification and Amendment. A failure to insist upon or enforce compliance with any term of this Agreement shall not constitute a waiver or relinquishment of any such term, and the term shall remain in full force and effect. This Agreement may not be waived, changed, modified, abandoned, or terminated, in whole or in part, except by a written instrument signed by a duly authorized representative of the Corporation and accepted by Employee.
     13.          Successors.    This  Agreement  shall  be binding upon the
Corporation and the Employee's successors, assigns, executors, administrators, and personal representatives, but may not be assigned by Employee.
     14. Headings. The headings in this Agreement are for convenience only and shall not be deemed to limit the content of or to interpret the meaning of this Agreement.
     15. Governing Law. This Agreement and its performance shall be subject to and governed by the laws of the State of Indiana.
     16. Severability. If any word or other term of this Agreement, or if any construction or application of any term of this Agreement, is held to be unenforceable or invalid for any reason, then the validity of any remaining construction or application of that term shall not be affected, and the rights or obligations of each of the parties shall be construed and enforced as if the contract did not contain such invalid term, or as the case may be, invalid construction or application of such term; provided, however, that such resulting construction and enforcement shall be generally consistent with the basic purposes of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
                         GENERAL  ACCEPTANCE  CORPORATION


                         By:_/s/  Russell  E.  Algood_______

                         Title:_President  and  COO_______


                         ______________________________
                         Russell  E.  Algood



                           AGREEMENT OF PURCHASER

     The terms and provisions of this Agreement are approved this 11th day of April, 1997.
                         CAPITOL AMERICAN LIFE INSURANCE
        COMPANY


                         By:          /s/      Michael  A.  Colliflower

                                Exhibit 10.77

     THIS SUBORDINATED CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND
   MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (I) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (II) IF, IN THE OPINION OF COUNSEL
    REASONABLY SATISFACTORY TO GENERAL ACCEPTANCE CORPORATION THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT
                             SUCH REGISTRATIONS.

THIS  SUBORDINATED  CONVERTIBLE  NOTE  IS  SUBJECT  TO
     A  SUBORDINATION  AGREEMENT  DATED  APRIL  11,  1997,  IN
     FAVOR  OF  GENERAL  ELECTRIC  CAPITAL  CORPORATION.


                     12% SUBORDINATED CONVERTIBLE NOTE

$1,000,000          Dated:  April  11,  1997

     For value received, General Acceptance Corporation, an Indiana corporation with its principal offices at 1025 Acuff Road, Bloomington, Indiana 47404 ("Maker"), hereby promises to pay to the order of Malvin L. Algood, residing at 3810 Easy Street, Bloomington, Indiana 47404, or assigns (collectively, the "Holder"), at its principal office or at such other place as the Holder may direct in writing to the Maker, in lawful money of the United States of America, the principal amount of One Million Dollars
($1,000,000) and interest, as provided herein, all without relief from valuation or appraisement laws.

     This Note is one of a series of 12% Subordinated Convertible Notes in the aggregate principal amount of $13,250,000, of which $10,000,000 is being issued to Capitol American Life Insurance Company pursuant to a Securities Purchase Agreement dated as of April 11, 1997 ("Securities Purchase Agreement") and the balance are being issued to the Holder and other stockholders of the Maker in exchange for the surrender of certain promissory notes payable to them by the Maker. Purchaser acknowledges and agrees that the Note purchased by Capitol American Life Insurance Company shall be on a parity with the rights of the Holder under this Note and the other Notes without priority or distinction, and that no payments of principal or interest on this Note shall be made by the Company unless a pro rata payment of principal and interest is paid to the holders of all Notes outstanding from time to time. The terms and provisions of the Securities Purchase Agreement shall govern the terms and provisions of this Note and any conflict between this Note and the Securities Purchase Agreement shall be resolved by the Securities Purchase Agreement.

     1. Payment of Principal. Subject to acceleration as provided for elsewhere in this 12% Subordinated Convertible Note ("Note"), the Maker shall pay to the Holder the principal balance of this Note on April 11, 2000, plus all accrued and unpaid interest on the full principal balance of this Note as of that date.

     2.          Interest.   Interest on the unpaid principal balance hereof
existing from time to time shall accrue at the rate of 12% per annum; provided, however, interest shall accrue at the rate of 15% per annum so long as an "Event of Default," as specified in Section 4(a), exists hereunder. Interest shall be calculated on the basis of actual daily balances of outstanding principal for the exact number of days the principal remains outstanding and shall be computed on the basis of a 360-day year. Interest shall be due and payable on a quarterly basis, on March 31, June 30, September 30 and December 31.

     3. Prepayment. The Maker may not prepay all or any portion of the unpaid principal balance hereof or accrued interest without the consent of Holder.

     4.          Default  and  Remedy.

     (a) An "Event of Default" under this Note shall mean the occurrence of any of the following events: (i) the Maker defaults in the payment of principal of or interest on this Note when due and the Maker does not cure that default within 5 days after the due date; (ii) the Maker defaults in the performance of any obligation under this Note (other than the payment described in the immediately preceding clause) and the does not cure that default within 30 days after receipt by the Maker of written notice from the Holder; (iii) an "Event of Default" or a "Triggering Event", both as defined in the Securities Purchase Agreement, shall occur; or (iv) the Maker commences proceedings in any court under the United States Bankruptcy Code, or any other debtors' relief or insolvency act, whether state or federal (the "Bankruptcy Laws"), or any other person commences proceedings under the Bankruptcy Laws against the Maker and those proceedings are not stayed or dismissed within 60 days.

     (b) If any Event of Default occurs and is continuing, then the Holder shall have the right and option to declare, by notice in writing sent by registered or certified mail to the Maker, the full unpaid principal balance hereof, together with all accrued and unpaid interest thereon, immediately due and payable without further demand, notice, or presentment for payment. Alternatively, if a Triggering Event occurs, the Holder shall have the right and option to cause the Maker to redeem this Note pursuant to the procedure set forth in Section 10.3 of the Securities Purchase Agreement.

     (c) If this Note is collected or attempted to be collected by the initiation or prosecution of any suit or through any bankruptcy court, or by any judicial proceeding, or is placed in the hands of attorneys for collection, then the Maker shall pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney's fees incurred by the Holder.

     5.          Subordination.

     (a) Subordination to Senior Debt. Notwithstanding anything to the contrary contained in this Note, the Maker covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that the Maker's indebtedness under this Note shall be junior and subordinate to the Senior Indebtedness (as hereafter defined) to the extent and in the manner set forth in this Section 5, except to the extent otherwise agreed to in writing by the Holder and any Senior Lender (as hereinafter defined) with respect to the Senior Indebtedness held by or payable to that Senior Lender. Each subsection of this Section 5 shall be given independent effect so that if a particular payment or action is prohibited by any one of these subsections, it shall be prohibited although it otherwise would not be prohibited by another subsection.

     (b) Payment Default on Senior Indebtedness. If at any time a default occurs in the payment when due (whether at maturity or upon acceleration or mandatory prepayment, or on any principal installment payment date or interest payment date, or otherwise) ("Payment Default") of any Senior Indebtedness, then at all times thereafter until (i) the Payment Default has been cured, (ii) the Payment Default or the benefits of this sentence have been waived in writing by or on behalf of the Senior Lenders holding that Senior Indebtedness, or (iii) payment in full of all affected Senior
Indebtedness, the Maker shall not, directly or indirectly, make any Distribution of Assets (as hereinafter defined) or Payment (as hereinafter defined) with respect to this Note.

     (c) Dissolution, Liquidation or Reorganization of Maker. In the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Maker, its property or its operations (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), upon an assignment for the benefit of creditors, or any other marshaling of the assets of the Maker, then payment in full of all Senior Indebtedness then or thereafter to become due shall occur before the Holder shall be entitled to receive or retain any Distribution of Assets or Payment with respect to this Note. In any such proceedings, any Distribution of Assets or Payment to which the Holder would be entitled if this Note were not subordinated to the Senior Indebtedness shall be paid by the Maker or the agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to each Senior Lender, pro forma, to the extent necessary to make payment in full of all Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

     (d) Subrogation. No Distribution of Assets or Payment to which the Holder would have been entitled except for the provisions of this Section 5 and which are received by or paid over to the Senior Lenders or their Representative (as hereinafter defined) shall, as between the Maker and its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to the Senior Lenders or on account of the Senior Indebtedness, and the Holder shall be subrogated (without any duty on the part of the Senior Lenders to warrant, create, effectuate, preserve or protect such subrogation) to the then or thereafter existing rights of the Senior Lenders to receive Distributions of Assets or payments made on the Senior Indebtedness until this Note shall be paid in full.

     (e)          Payments  Held  in  Trust.    If  the  Holder receives any
Distribution of Assets or Payment which the Holder is not entitled to retain under the provisions of this Section 5, any such Distribution of Assets or Payment so received shall be held in trust for the Senior Lenders, shall not be commingled with any other assets of the Holder, and shall be paid to the Senior Lenders, pro rata, to the extent necessary to make payment in full, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

     (f) Changes in Senior Indebtedness. Any Senior Lender may at any time and from time to time with notice to the Holder: (i) extend, renew, modify, waive or amend the terms of the Senior Indebtedness; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness or amend or waive the terms of the Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Maker or any other persons; (v) apply in any order any sums by whomever paid or however to the Senior Indebtedness; and
(vi) take any other action which otherwise might be deemed to impair the Holder's rights. Any and all of such actions may be taken by the Senior Lenders without incurring responsibility to the Holder and without impairing or releasing the Holder's obligations to the Senior Lenders.

     (g) Third-Party Beneficiary, Etc.. The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Holder on the other hand.
 Such provisions are for the benefit of the Senior Lenders (and their successors and assigns) and shall be enforceable by them directly against the Holder except to the extent otherwise agreed to in writing by the Holder and any other Senior Lender.

     (h) Definitions. As used in this Section 5 (or as elsewhere used in this Note) the following terms shall have the meanings indicated:

"Distribution of Assets" means any distribution of assets of the Maker or any of its subsidiaries of any kind or character, whether a payment, purchase or other acquisition or retirement for cash, property, or securities, with respect to the Maker's obligations under this Note.

"Payment" means payment of any obligation now or hereafter existing under this Note (as it may hereafter be amended, supplemented, or otherwise modified from time to time), whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and all other amounts payable in respect thereof or in connection therewith.

"Representative" means, with respect to any Senior Indebtedness, the trustee, agent, or other representative for one or more of the Senior Lenders, if any, designated in the indenture, agreement or document creating, evidencing or governing such Senior Indebtedness or pursuant to which it was issued, or otherwise designated by the holders of such Senior Indebtedness.

"Senior Indebtedness" shall have the meaning specified in the Securities Purchase Agreement.

"Senior Lender" or "Senior Lenders" means one or more of the holders of Senior Indebtedness.

     6.          Conversion.

     (a) The Holder may, at the Holder's option, at any time, and from time to time, prior to payment in full of this Note, convert the outstanding Principal Amount of this Note and any accrued but unpaid interest due pursuant to Section 2 above (the "Conversion Amount"), in whole or in part (but only into full shares), into fully paid and non-assessable shares of the common stock, no par value of the Maker (the "Common Shares"), at a rate equal to the
amount  of       $3.00 per Common Share (subject to adjustment as set forth in
Section 7) (the "Conversion Rate"). In order to exercise this conversion right, the Holder must send written notice of the conversion to the Maker at least 10 days prior to the specified conversion date. On the conversion date (or as soon thereafter as is reasonably practicable), the Maker shall issue to the Holder a share certificate for the Common Shares acquired upon conversion.

     (c) Notwithstanding any other provisions of this Section 6 to the contrary, the conversion rights of the Holder shall be subject to compliance with all applicable federal and state securities laws, and the Holder agrees to execute all required agreements and documents required by the Maker to establish compliance with such laws.

     (d) The Maker shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note, the number of Common Shares as shall from time to time be sufficient to effect the conversion of the Note, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the Note, the Maker shall take the corporate action necessary to increase the number of its authorized Common Shares to a number sufficient for this purpose. Maker further covenants that all shares that may be issued upon the conversion of this Note and payment of the Conversion Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof. Maker agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares upon the conversion of this Note.

     7.          Adjustments.

(a)          Reorganization,  Merger  or  Sale  of  Assets

     If at any time while this Note, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Maker is not the surviving entity, or a reverse triangular merger in which the Maker is the surviving entity but the shares of the Maker's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Maker's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided
in  this  Section  7.    The foregoing provisions of this Section 7(a) shall
similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Maker's
Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Maker's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

(b)          Reclassification.

     If the Maker, at any time while this Note, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Conversion Price or number of shares received upon such conversion shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

(c)          Split,  Subdivision  or  Combination  of  Shares.

     If the Maker at any time while this Note, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the number of shares issuable upon conversion shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d)        Adjustments for Dividends in Stock or Other Securities or Property.

     If while this Note, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Maker by way of dividend, then and in each case, this Note shall represent the right to acquire upon conversion, in addition to the number of shares of the security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Maker that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/all other additional stock, other securities or property available by this Note as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

(e)          Issuance  of  Shares  Below  Conversion  Price.

     (1) If while this Note, or any portion hereof, remains outstanding, the Maker shall offer and sell Additional Shares of Common Stock (as hereinafter defined) for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, except pursuant to the Maker's Stock Option Plan approved by the Board of Directors, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted upon such issuance to a price equal to the price paid per share for such Additional Shares of Common Stock.

     (2) For the purpose of the calculations provided in this Section 7(e), if at any time or from time to time after the date hereof the Maker shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such Common Stock or securities being hereinafter referred to as "Convertible Securities"), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Maker upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. In the case of Convertible Securities which have a conversion price which is based, in whole or in part, upon a discount to the market price or value of the Common Stock, then for the purposes of calculating the Effective Price, the consideration shall be deemed to include the minimum conversion price payable to the Maker.

     If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire prior to the Maturity hereof without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional
Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Maker for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Maker on the conversion of such Convertible Securities.

               (3)         For the purpose of the calculations provided for in
this  Section          7(e), if at any time or from time to time after the
date hereof the Maker shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Maker for the issuance of such rights or options, plus the consideration, if any, payable to the Maker upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

     (4) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued by the Maker after the date hereof, other than (i) securities issued pursuant to or in connection with the terms of the Securities Purchase Agreement; (ii) shares of Common Stock issued upon conversion of convertible securities or the exercise of common stock purchase warrants outstanding as of the date hereof; (iii) shares of Common Stock issuable to employees, officers or directors pursuant to the Maker's stock option plan; (iv) shares of Common Stock issued or issuable to directors in connection with their service as directors; (v) shares of Common Stock issued or issuable to directors, officers or employees for services rendered or to be rendered pursuant to arrangements approved by the Board of Directors; and (vii) shares of Common Stock issued in connection with a business combination, merger, consolidation, asset acquisition or the acquisition of the business of another corporation (through the purchase of stock or assets) approved by the Board of Directors and all of the Conseco Directors (as defined in the Securities Purchase Agreement).

          (f)          No  Impairment.

     Maker will not, by any voluntary action, avoid or seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

     8. Notices. (a) Whenever the number of shares issuable or the Conversion Price hereunder shall be adjusted pursuant to Section 7 hereof, the Maker shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Holder.

     (b) All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Note shall be in writing and delivery shall be deemed sufficient and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given or on the third day after mailing if mailed by first-class mail, return receipt requested, and properly addressed as follows:

If  to  the  Maker,  to:                    1025  Acuff  Road
                    Bloomington,  Indiana  47404

                    Attention:    Chief  Financial  Officer
                    Fax:    (812)  337-6029


If  to  the  Holder,  to:                    Russell  E.  Algood
                    2800  South  Olcott  Road
                    Bloomington,  Indiana  47401


or  to  such other address as may be specified in writing by any of the above.

     9.          Remedies.    The  remedies  provided  by this Note shall be
cumulative, and shall be in addition to and not exclusive of other remedies available at law, or in equity. The exercise or waiver by the Holder of any right or remedy available under this Note shall not be deemed to be a waiver of any other right or remedy available under this Note, at law, or in equity.

     10.          Miscellaneous.

     (a) Whenever used herein, the singular includes the plural and the plural includes the singular. The term "Maker" means the Corporation named in the opening paragraph hereof and its successors and assigns.

     (b) Indiana law shall govern this interpretation, construction, and enforcement of this Note and all transactions contemplated hereby, notwithstanding any state's choice of law rules to the contrary. Any litigation related to this Note may be maintained only in the federal district court for the Southern District of Indiana, Indianapolis Division (or any successor jurisdiction) or in an Indiana state court in Hamilton County or one of the counties immediately contiguous to Hamilton County, and each party hereby irrevocably consents and submits to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens, or other similar doctrines or rules.

     (c) Maker and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agree to the release of any party primarily or secondarily liable hereon, (iii) agree that the Holder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them, and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     (d) Holder, by acceptance hereof, acknowledges that this Note and the shares to be issued upon conversion hereof are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Note or any shares to be issued upon conversion hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Note, Holder shall, if requested by Maker, confirm in writing, in a form satisfactory to Maker, that the shares so purchased are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

               All shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED UPON CONVERSION THEREOF MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

     (e) The captions of the sections of this Note are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Note.

     IN WITNESS WHEREOF, THE MAKER HAS EXECUTED, ACKNOWLEDGED, AND DELIVERED THIS NOTE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                              GENERAL  ACCEPTANCE  CORPORATION


                              BY:      /s/    Martin  C.  Bozarth

                              PRINTED:  _Martin  C.  Bozarth

                              TITLE:  __Chief  Financial  Officer

                                Exhibit 10.78

     THIS SUBORDINATED CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND
   MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (I) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (II) IF, IN THE OPINION OF COUNSEL
    REASONABLY SATISFACTORY TO GENERAL ACCEPTANCE CORPORATION THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT
                             SUCH REGISTRATIONS.

THIS  SUBORDINATED  CONVERTIBLE  NOTE  IS  SUBJECT  TO
     A  SUBORDINATION  AGREEMENT  DATED  APRIL  11,  1997,  IN
     FAVOR  OF  GENERAL  ELECTRIC  CAPITAL  CORPORATION.


                     12% SUBORDINATED CONVERTIBLE NOTE

$750,000          Dated:  April  11,  1997

     For value received, General Acceptance Corporation, an Indiana corporation with its principal offices at 1025 Acuff Road, Bloomington, Indiana 47404 ("Maker"), hereby promises to pay to the order of Russell E. Algood, residing at 2800 South Olcott Boulevard, Bloomington, Indiana 47401, or assigns (collectively, the "Holder"), at its principal office or at such other place as the Holder may direct in writing to the Maker, in lawful money of the United States of America, the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) and interest, as provided herein, all without relief from valuation or appraisement laws.

     This Note is one of a series of 12% Subordinated Convertible Notes in the aggregate principal amount of $13,250,000, of which $10,000,000 is being issued to Capitol American Life Insurance Company pursuant to a Securities Purchase Agreement dated as of April 11, 1997 ("Securities Purchase Agreement") and the balance are being issued to the Holder and other stockholders of the Maker in exchange for the surrender of certain promissory notes payable to them by the Maker. Purchaser acknowledges and agrees that the Note purchased by Capitol American Life Insurance Company shall be on a parity with the rights of the Holder under this Note and the other Notes without priority or distinction, and that no payments of principal or interest on this Note shall be made by the Company unless a pro rata payment of principal and interest is paid to the holders of all Notes outstanding from time to time. The terms and provisions of the Securities Purchase Agreement shall govern the terms and provisions of this Note and any conflict between this Note and the Securities Purchase Agreement shall be resolved by the Securities Purchase Agreement.

     1. Payment of Principal. Subject to acceleration as provided for elsewhere in this 12% Subordinated Convertible Note ("Note"), the Maker shall pay to the Holder the principal balance of this Note on April 11, 2000, plus all accrued and unpaid interest on the full principal balance of this Note as of that date.

     2.          Interest.   Interest on the unpaid principal balance hereof
existing from time to time shall accrue at the rate of 12% per annum; provided, however, interest shall accrue at the rate of 15% per annum so long as an "Event of Default," as specified in Section 4(a), exists hereunder. Interest shall be calculated on the basis of actual daily balances of outstanding principal for the exact number of days the principal remains outstanding and shall be computed on the basis of a 360-day year. Interest shall be due and payable on a quarterly basis, on March 31, June 30, September 30 and December 31.

     3. Prepayment. The Maker may not prepay all or any portion of the unpaid principal balance hereof or accrued interest without the consent of Holder.

     4.          Default  and  Remedy.

     (a) An "Event of Default" under this Note shall mean the occurrence of any of the following events: (i) the Maker defaults in the payment of principal of or interest on this Note when due and the Maker does not cure that default within 5 days after the due date; (ii) the Maker defaults in the performance of any obligation under this Note (other than the payment described in the immediately preceding clause) and the does not cure that default within 30 days after receipt by the Maker of written notice from the Holder; (iii) an "Event of Default" or a "Triggering Event", both as defined in the Securities Purchase Agreement, shall occur; or (iv) the Maker commences proceedings in any court under the United States Bankruptcy Code, or any other debtors' relief or insolvency act, whether state or federal (the "Bankruptcy Laws"), or any other person commences proceedings under the Bankruptcy Laws against the Maker and those proceedings are not stayed or dismissed within 60 days.

     (b) If any Event of Default occurs and is continuing, then the Holder shall have the right and option to declare, by notice in writing sent by registered or certified mail to the Maker, the full unpaid principal balance hereof, together with all accrued and unpaid interest thereon, immediately due and payable without further demand, notice, or presentment for payment. Alternatively, if a Triggering Event occurs, the Holder shall have the right and option to cause the Maker to redeem this Note pursuant to the procedure set forth in Section 10.3 of the Securities Purchase Agreement.

     (c) If this Note is collected or attempted to be collected by the initiation or prosecution of any suit or through any bankruptcy court, or by any judicial proceeding, or is placed in the hands of attorneys for collection, then the Maker shall pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney's fees incurred by the Holder.
     5.          Subordination.

     (a) Subordination to Senior Debt. Notwithstanding anything to the contrary contained in this Note, the Maker covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that the Maker's indebtedness under this Note shall be junior and subordinate to the Senior Indebtedness (as hereafter defined) to the extent and in the manner set forth in this Section 5, except to the extent otherwise agreed to in writing by the Holder and any Senior Lender (as hereinafter defined) with respect to the Senior Indebtedness held by or payable to that Senior Lender. Each subsection of this Section 5 shall be given independent effect so that if a particular payment or action is prohibited by any one of these subsections, it shall be prohibited although it otherwise would not be prohibited by another subsection.

     (b) Payment Default on Senior Indebtedness. If at any time a default occurs in the payment when due (whether at maturity or upon acceleration or mandatory prepayment, or on any principal installment payment date or interest payment date, or otherwise) ("Payment Default") of any Senior Indebtedness, then at all times thereafter until (i) the Payment Default has been cured, (ii) the Payment Default or the benefits of this sentence have been waived in writing by or on behalf of the Senior Lenders holding that Senior Indebtedness, or (iii) payment in full of all affected Senior
Indebtedness, the Maker shall not, directly or indirectly, make any Distribution of Assets (as hereinafter defined) or Payment (as hereinafter defined) with respect to this Note.

     (c) Dissolution, Liquidation or Reorganization of Maker. In the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Maker, its property or its operations (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), upon an assignment for the benefit of creditors, or any other marshaling of the assets of the Maker, then payment in full of all Senior Indebtedness then or thereafter to become due shall occur before the Holder shall be entitled to receive or retain any Distribution of Assets or Payment with respect to this Note. In any such proceedings, any Distribution of Assets or Payment to which the Holder would be entitled if this Note were not subordinated to the Senior Indebtedness shall be paid by the Maker or the agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to each Senior Lender, pro forma, to the extent necessary to make payment in full of all Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

     (d) Subrogation. No Distribution of Assets or Payment to which the Holder would have been entitled except for the provisions of this Section 5 and which are received by or paid over to the Senior Lenders or their Representative (as hereinafter defined) shall, as between the Maker and its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to the Senior Lenders or on account of the Senior Indebtedness, and the Holder shall be subrogated (without any duty on the part of the Senior Lenders to warrant, create, effectuate, preserve or protect such subrogation) to the then or thereafter existing rights of the Senior Lenders to receive Distributions of Assets or payments made on the Senior Indebtedness until this Note shall be paid in full.

     (e)          Payments  Held  in  Trust.    If  the  Holder receives any
Distribution of Assets or Payment which the Holder is not entitled to retain under the provisions of this Section 5, any such Distribution of Assets or Payment so received shall be held in trust for the Senior Lenders, shall not be commingled with any other assets of the Holder, and shall be paid to the Senior Lenders, pro rata, to the extent necessary to make payment in full, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

     (f) Changes in Senior Indebtedness. Any Senior Lender may at any time and from time to time with notice to the Holder: (i) extend, renew, modify, waive or amend the terms of the Senior Indebtedness; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness or amend or waive the terms of the Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Maker or any other persons; (v) apply in any order any sums by whomever paid or however to the Senior Indebtedness; and
(vi) take any other action which otherwise might be deemed to impair the Holder's rights. Any and all of such actions may be taken by the Senior Lenders without incurring responsibility to the Holder and without impairing or releasing the Holder's obligations to the Senior Lenders.

     (g) Third-Party Beneficiary, Etc.. The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Holder on the other hand.
 Such provisions are for the benefit of the Senior Lenders (and their successors and assigns) and shall be enforceable by them directly against the Holder except to the extent otherwise agreed to in writing by the Holder and any other Senior Lender.

     (h) Definitions. As used in this Section 5 (or as elsewhere used in this Note) the following terms shall have the meanings indicated:

"Distribution of Assets" means any distribution of assets of the Maker or any of its subsidiaries of any kind or character, whether a payment, purchase or other acquisition or retirement for cash, property, or securities, with respect to the Maker's obligations under this Note.

"Payment" means payment of any obligation now or hereafter existing under this Note (as it may hereafter be amended, supplemented, or otherwise modified from time to time), whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and all other amounts payable in respect thereof or in connection therewith.

"Representative" means, with respect to any Senior Indebtedness, the trustee, agent, or other representative for one or more of the Senior Lenders, if any, designated in the indenture, agreement or document creating, evidencing or governing such Senior Indebtedness or pursuant to which it was issued, or otherwise designated by the holders of such Senior Indebtedness.

"Senior Indebtedness" shall have the meaning specified in the Securities Purchase Agreement.

"Senior Lender" or "Senior Lenders" means one or more of the holders of Senior Indebtedness.

     6.          Conversion.

     (a) The Holder may, at the Holder's option, at any time, and from time to time, prior to payment in full of this Note, convert the outstanding Principal Amount of this Note and any accrued but unpaid interest due pursuant to Section 2 above (the "Conversion Amount"), in whole or in part (but only into full shares), into fully paid and non-assessable shares of the common stock, no par value of the Maker (the "Common Shares"), at a rate equal to the
amount  of       $3.00 per Common Share (subject to adjustment as set forth in
Section 7) (the "Conversion Rate"). In order to exercise this conversion right, the Holder must send written notice of the conversion to the Maker at least 10 days prior to the specified conversion date. On the conversion date (or as soon thereafter as is reasonably practicable), the Maker shall issue to the Holder a share certificate for the Common Shares acquired upon conversion.

     (c) Notwithstanding any other provisions of this Section 6 to the contrary, the conversion rights of the Holder shall be subject to compliance with all applicable federal and state securities laws, and the Holder agrees to execute all required agreements and documents required by the Maker to establish compliance with such laws.

     (d) The Maker shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note, the number of Common Shares as shall from time to time be sufficient to effect the conversion of the Note, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the Note, the Maker shall take the corporate action necessary to increase the number of its authorized Common Shares to a number sufficient for this purpose. Maker further covenants that all shares that may be issued upon the conversion of this Note and payment of the Conversion Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof. Maker agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares upon the conversion of this Note.

     7.          Adjustments.

(a)          Reorganization,  Merger  or  Sale  of  Assets

     If at any time while this Note, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Maker is not the surviving entity, or a reverse triangular merger in which the Maker is the surviving entity but the shares of the Maker's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Maker's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided
in  this  Section  7.    The foregoing provisions of this Section 7(a) shall
similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Maker's
Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Maker's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

(b)          Reclassification.

     If the Maker, at any time while this Note, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Conversion Price or number of shares received upon such conversion shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

(c)          Split,  Subdivision  or  Combination  of  Shares.

     If the Maker at any time while this Note, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the number of shares issuable upon conversion shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d)        Adjustments for Dividends in Stock or Other Securities or Property.

     If while this Note, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Maker by way of dividend, then and in each case, this Note shall represent the right to acquire upon conversion, in addition to the number of shares of the security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Maker that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/all other additional stock, other securities or property available by this Note as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

(e)          Issuance  of  Shares  Below  Conversion  Price.

     (1) If while this Note, or any portion hereof, remains outstanding, the Maker shall offer and sell Additional Shares of Common Stock (as hereinafter defined) for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, except pursuant to the Maker's Stock Option Plan approved by the Board of Directors, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted upon such issuance to a price equal to the price paid per share for such Additional Shares of Common Stock.

     (2) For the purpose of the calculations provided in this Section 7(e), if at any time or from time to time after the date hereof the Maker shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such Common Stock or securities being hereinafter referred to as "Convertible Securities"), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Maker upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. In the case of Convertible Securities which have a conversion price which is based, in whole or in part, upon a discount to the market price or value of the Common Stock, then for the purposes of calculating the Effective Price, the consideration shall be deemed to include the minimum conversion price payable to the Maker.

     If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire prior to the Maturity hereof without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional
Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Maker for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Maker on the conversion of such Convertible Securities.

               (3)         For the purpose of the calculations provided for in
this  Section          7(e), if at any time or from time to time after the
date hereof the Maker shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Maker for the issuance of such rights or options, plus the consideration, if any, payable to the Maker upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

     (4) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued by the Maker after the date hereof, other than (i) securities issued pursuant to or in connection with the terms of the Securities Purchase Agreement; (ii) shares of Common Stock issued upon conversion of convertible securities or the exercise of common stock purchase warrants outstanding as of the date hereof; (iii) shares of Common Stock issuable to employees, officers or directors pursuant to the Maker's stock option plan; (iv) shares of Common Stock issued or issuable to directors in connection with their service as directors; (v) shares of Common Stock issued or issuable to directors, officers or employees for services rendered or to be rendered pursuant to arrangements approved by the Board of Directors; and (vii) shares of Common Stock issued in connection with a business combination, merger, consolidation, asset acquisition or the acquisition of the business of another corporation (through the purchase of stock or assets) approved by the Board of Directors and all of the Conseco Directors (as defined in the Securities Purchase Agreement).

          (f)          No  Impairment.

     Maker will not, by any voluntary action, avoid or seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

     8. Notices. (a) Whenever the number of shares issuable or the Conversion Price hereunder shall be adjusted pursuant to Section 7 hereof, the Maker shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Holder.

     (b) All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Note shall be in writing and delivery shall be deemed sufficient and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given or on the third day after mailing if mailed by first-class mail, return receipt requested, and properly addressed as follows:

If  to  the  Maker,  to:                    1025  Acuff  Road
                    Bloomington,  Indiana  47404

                    Attention:    Chief  Financial  Officer
                    Fax:    (812)  337-6029


If  to  the  Holder,  to:                    Russell  E.  Algood
                    2800  South  Olcott  Road
                    Bloomington,  Indiana  47401


or  to  such other address as may be specified in writing by any of the above.

     9.          Remedies.    The  remedies  provided  by this Note shall be
cumulative, and shall be in addition to and not exclusive of other remedies available at law, or in equity. The exercise or waiver by the Holder of any right or remedy available under this Note shall not be deemed to be a waiver of any other right or remedy available under this Note, at law, or in equity.

     10.          Miscellaneous.

     (a) Whenever used herein, the singular includes the plural and the plural includes the singular. The term "Maker" means the Corporation named in the opening paragraph hereof and its successors and assigns.

     (b) Indiana law shall govern this interpretation, construction, and enforcement of this Note and all transactions contemplated hereby, notwithstanding any state's choice of law rules to the contrary. Any litigation related to this Note may be maintained only in the federal district court for the Southern District of Indiana, Indianapolis Division (or any successor jurisdiction) or in an Indiana state court in Hamilton County or one of the counties immediately contiguous to Hamilton County, and each party hereby irrevocably consents and submits to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens, or other similar doctrines or rules.

     (c) Maker and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agree to the release of any party primarily or secondarily liable hereon, (iii) agree that the Holder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them, and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     (d) Holder, by acceptance hereof, acknowledges that this Note and the shares to be issued upon conversion hereof are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Note or any shares to be issued upon conversion hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Note, Holder shall, if requested by Maker, confirm in writing, in a form satisfactory to Maker, that the shares so purchased are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

               All shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED UPON CONVERSION THEREOF MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

     (e) The captions of the sections of this Note are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Note.

     IN WITNESS WHEREOF, THE MAKER HAS EXECUTED, ACKNOWLEDGED, AND DELIVERED THIS NOTE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                              GENERAL  ACCEPTANCE  CORPORATION


                              BY:  __/s/  Martin  C.  Bozarth____

                              PRINTED  :_Martin  C.  Bozarth____

                              TITLE:  __Chief  Financial  Officer_

                                Exhibit 10.79

     THIS SUBORDINATED CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND
   MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (I) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (II) IF, IN THE OPINION OF COUNSEL
    REASONABLY SATISFACTORY TO GENERAL ACCEPTANCE CORPORATION THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT
                             SUCH REGISTRATIONS.

THIS  SUBORDINATED  CONVERTIBLE  NOTE  IS  SUBJECT  TO
     A  SUBORDINATION  AGREEMENT  DATED  APRIL  11,  1997,  IN
     FAVOR  OF  GENERAL  ELECTRIC  CAPITAL  CORPORATION.


                     12% SUBORDINATED CONVERTIBLE NOTE

$500,000          Dated:  April  11,  1997

     For value received, General Acceptance Corporation, an Indiana corporation with its principal offices at 1025 Acuff Road, Bloomington, Indiana 47404 ("Maker"), hereby promises to pay to the order of John G. Algood, residing at 1805 Isleworth Court, Oldsmar, Florida 34677, or assigns (collectively, the "Holder"), at its principal office or at such other place as the Holder may direct in writing to the Maker, in lawful money of the United States of America, the principal amount of Five Hundred Thousand Dollars ($500,000) and interest, as provided herein, all without relief from valuation or appraisement laws.

     This Note is one of a series of 12% Subordinated Convertible Notes in the aggregate principal amount of $13,250,000, of which $10,000,000 is being issued to Capitol American Life Insurance Company pursuant to a Securities Purchase Agreement dated as of April 11, 1997 ("Securities Purchase Agreement") and the balance are being issued to the Holder and other stockholders of the Maker in exchange for the surrender of certain promissory notes payable to them by the Maker. Purchaser acknowledges and agrees that the Note purchased by Capitol American Life Insurance Company shall be on a parity with the rights of the Holder under this Note and the other Notes without priority or distinction, and that no payments of principal or interest on this Note shall be made by the Company unless a pro rata payment of principal and interest is paid to the holders of all Notes outstanding from time to time. The terms and provisions of the Securities Purchase Agreement shall govern the terms and provisions of this Note and any conflict between this Note and the Securities Purchase Agreement shall be resolved by the Securities Purchase Agreement.

     1. Payment of Principal. Subject to acceleration as provided for elsewhere in this 12% Subordinated Convertible Note ("Note"), the Maker shall pay to the Holder the principal balance of this Note on April 11, 2000, plus all accrued and unpaid interest on the full principal balance of this Note as of that date.

     2.          Interest.   Interest on the unpaid principal balance hereof
existing from time to time shall accrue at the rate of 12% per annum; provided, however, interest shall accrue at the rate of 15% per annum so long as an "Event of Default," as specified in Section 4(a), exists hereunder. Interest shall be calculated on the basis of actual daily balances of outstanding principal for the exact number of days the principal remains outstanding and shall be computed on the basis of a 360-day year. Interest shall be due and payable on a quarterly basis, on March 31, June 30, September 30 and December 31.

     3. Prepayment. The Maker may not prepay all or any portion of the unpaid principal balance hereof or accrued interest without the consent of Holder.

     4.          Default  and  Remedy.

     (a) An "Event of Default" under this Note shall mean the occurrence of any of the following events: (i) the Maker defaults in the payment of principal of or interest on this Note when due and the Maker does not cure that default within 5 days after the due date; (ii) the Maker defaults in the performance of any obligation under this Note (other than the payment described in the immediately preceding clause) and the does not cure that default within 30 days after receipt by the Maker of written notice from the Holder; (iii) an "Event of Default" or a "Triggering Event", both as defined in the Securities Purchase Agreement, shall occur; or (iv) the Maker commences proceedings in any court under the United States Bankruptcy Code, or any other debtors' relief or insolvency act, whether state or federal (the "Bankruptcy Laws"), or any other person commences proceedings under the Bankruptcy Laws against the Maker and those proceedings are not stayed or dismissed within 60 days.

     (b) If any Event of Default occurs and is continuing, then the Holder shall have the right and option to declare, by notice in writing sent by registered or certified mail to the Maker, the full unpaid principal balance hereof, together with all accrued and unpaid interest thereon, immediately due and payable without further demand, notice, or presentment for payment. Alternatively, if a Triggering Event occurs, the Holder shall have the right and option to cause the Maker to redeem this Note pursuant to the procedure set forth in Section 10.3 of the Securities Purchase Agreement.

     (c) If this Note is collected or attempted to be collected by the initiation or prosecution of any suit or through any bankruptcy court, or by any judicial proceeding, or is placed in the hands of attorneys for collection, then the Maker shall pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney's fees incurred by the Holder.

     5.          Subordination.

     (a) Subordination to Senior Debt. Notwithstanding anything to the contrary contained in this Note, the Maker covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that the Maker's indebtedness under this Note shall be junior and subordinate to the Senior Indebtedness (as hereafter defined) to the extent and in the manner set forth in this Section 5, except to the extent otherwise agreed to in writing by the Holder and any Senior Lender (as hereinafter defined) with respect to the Senior Indebtedness held by or payable to that Senior Lender. Each subsection of this Section 5 shall be given independent effect so that if a particular payment or action is prohibited by any one of these subsections, it shall be prohibited although it otherwise would not be prohibited by another subsection.

     (b) Payment Default on Senior Indebtedness. If at any time a default occurs in the payment when due (whether at maturity or upon acceleration or mandatory prepayment, or on any principal installment payment date or interest payment date, or otherwise) ("Payment Default") of any Senior Indebtedness, then at all times thereafter until (i) the Payment Default has been cured, (ii) the Payment Default or the benefits of this sentence have been waived in writing by or on behalf of the Senior Lenders holding that Senior Indebtedness, or (iii) payment in full of all affected Senior
Indebtedness, the Maker shall not, directly or indirectly, make any Distribution of Assets (as hereinafter defined) or Payment (as hereinafter defined) with respect to this Note.

     (c) Dissolution, Liquidation or Reorganization of Maker. In the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Maker, its property or its operations (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), upon an assignment for the benefit of creditors, or any other marshaling of the assets of the Maker, then payment in full of all Senior Indebtedness then or thereafter to become due shall occur before the Holder shall be entitled to receive or retain any Distribution of Assets or Payment with respect to this Note. In any such proceedings, any Distribution of Assets or Payment to which the Holder would be entitled if this Note were not subordinated to the Senior Indebtedness shall be paid by the Maker or the agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to each Senior Lender, pro forma, to the extent necessary to make payment in full of all Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

     (d) Subrogation. No Distribution of Assets or Payment to which the Holder would have been entitled except for the provisions of this Section 5 and which are received by or paid over to the Senior Lenders or their Representative (as hereinafter defined) shall, as between the Maker and its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to the Senior Lenders or on account of the Senior Indebtedness, and the Holder shall be subrogated (without any duty on the part of the Senior Lenders to warrant, create, effectuate, preserve or protect such subrogation) to the then or thereafter existing rights of the Senior Lenders to receive Distributions of Assets or payments made on the Senior Indebtedness until this Note shall be paid in full.

     (e)          Payments  Held  in  Trust.    If  the  Holder receives any
Distribution of Assets or Payment which the Holder is not entitled to retain under the provisions of this Section 5, any such Distribution of Assets or Payment so received shall be held in trust for the Senior Lenders, shall not be commingled with any other assets of the Holder, and shall be paid to the Senior Lenders, pro rata, to the extent necessary to make payment in full, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

     (f) Changes in Senior Indebtedness. Any Senior Lender may at any time and from time to time with notice to the Holder: (i) extend, renew, modify, waive or amend the terms of the Senior Indebtedness; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness or amend or waive the terms of the Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Maker or any other persons; (v) apply in any order any sums by whomever paid or however to the Senior Indebtedness; and
(vi) take any other action which otherwise might be deemed to impair the Holder's rights. Any and all of such actions may be taken by the Senior Lenders without incurring responsibility to the Holder and without impairing or releasing the Holder's obligations to the Senior Lenders.

     (g) Third-Party Beneficiary, Etc.. The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Holder on the other hand.
 Such provisions are for the benefit of the Senior Lenders (and their successors and assigns) and shall be enforceable by them directly against the Holder except to the extent otherwise agreed to in writing by the Holder and any other Senior Lender.

     (h) Definitions. As used in this Section 5 (or as elsewhere used in this Note) the following terms shall have the meanings indicated:

"Distribution of Assets" means any distribution of assets of the Maker or any of its subsidiaries of any kind or character, whether a payment, purchase or other acquisition or retirement for cash, property, or securities, with respect to the Maker's obligations under this Note.

"Payment" means payment of any obligation now or hereafter existing under this Note (as it may hereafter be amended, supplemented, or otherwise modified from time to time), whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and all other amounts payable in respect thereof or in connection therewith.

"Representative" means, with respect to any Senior Indebtedness, the trustee, agent, or other representative for one or more of the Senior Lenders, if any, designated in the indenture, agreement or document creating, evidencing or governing such Senior Indebtedness or pursuant to which it was issued, or otherwise designated by the holders of such Senior Indebtedness.

"Senior Indebtedness" shall have the meaning specified in the Securities Purchase Agreement.

"Senior Lender" or "Senior Lenders" means one or more of the holders of Senior Indebtedness.

     6.          Conversion.

     (a) The Holder may, at the Holder's option, at any time, and from time to time, prior to payment in full of this Note, convert the outstanding Principal Amount of this Note and any accrued but unpaid interest due pursuant to Section 2 above (the "Conversion Amount"), in whole or in part (but only into full shares), into fully paid and non-assessable shares of the common stock, no par value of the Maker (the "Common Shares"), at a rate equal to the
amount  of       $3.00 per Common Share (subject to adjustment as set forth in
Section 7) (the "Conversion Rate"). In order to exercise this conversion right, the Holder must send written notice of the conversion to the Maker at least 10 days prior to the specified conversion date. On the conversion date (or as soon thereafter as is reasonably practicable), the Maker shall issue to the Holder a share certificate for the Common Shares acquired upon conversion.

     (c) Notwithstanding any other provisions of this Section 6 to the contrary, the conversion rights of the Holder shall be subject to compliance with all applicable federal and state securities laws, and the Holder agrees to execute all required agreements and documents required by the Maker to establish compliance with such laws.

     (d) The Maker shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note, the number of Common Shares as shall from time to time be sufficient to effect the conversion of the Note, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the Note, the Maker shall take the corporate action necessary to increase the number of its authorized Common Shares to a number sufficient for this purpose. Maker further covenants that all shares that may be issued upon the conversion of this Note and payment of the Conversion Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof. Maker agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares upon the conversion of this Note.

     7.          Adjustments.

(a)          Reorganization,  Merger  or  Sale  of  Assets

     If at any time while this Note, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Maker is not the surviving entity, or a reverse triangular merger in which the Maker is the surviving entity but the shares of the Maker's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Maker's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided
in  this  Section  7.    The foregoing provisions of this Section 7(a) shall
similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Maker's
Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Maker's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

(b)          Reclassification.

     If the Maker, at any time while this Note, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Conversion Price or number of shares received upon such conversion shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

(c)          Split,  Subdivision  or  Combination  of  Shares.

     If the Maker at any time while this Note, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the number of shares issuable upon conversion shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d)        Adjustments for Dividends in Stock or Other Securities or Property.

     If while this Note, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Maker by way of dividend, then and in each case, this Note shall represent the right to acquire upon conversion, in addition to the number of shares of the security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Maker that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/all other additional stock, other securities or property available by this Note as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

(e)          Issuance  of  Shares  Below  Conversion  Price.

     (1) If while this Note, or any portion hereof, remains outstanding, the Maker shall offer and sell Additional Shares of Common Stock (as hereinafter defined) for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, except pursuant to the Maker's Stock Option Plan approved by the Board of Directors, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted upon such issuance to a price equal to the price paid per share for such Additional Shares of Common Stock.

     (2) For the purpose of the calculations provided in this Section 7(e), if at any time or from time to time after the date hereof the Maker shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such Common Stock or securities being hereinafter referred to as "Convertible Securities"), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Maker upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. In the case of Convertible Securities which have a conversion price which is based, in whole or in part, upon a discount to the market price or value of the Common Stock, then for the purposes of calculating the Effective Price, the consideration shall be deemed to include the minimum conversion price payable to the Maker.

     If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire prior to the Maturity hereof without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional
Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Maker for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Maker on the conversion of such Convertible Securities.

               (3)         For the purpose of the calculations provided for in
this  Section          7(e), if at any time or from time to time after the
date hereof the Maker shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Maker for the issuance of such rights or options, plus the consideration, if any, payable to the Maker upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

     (4) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued by the Maker after the date hereof, other than (i) securities issued pursuant to or in connection with the terms of the Securities Purchase Agreement; (ii) shares of Common Stock issued upon conversion of convertible securities or the exercise of common stock purchase warrants outstanding as of the date hereof; (iii) shares of Common Stock issuable to employees, officers or directors pursuant to the Maker's stock option plan; (iv) shares of Common Stock issued or issuable to directors in connection with their service as directors; (v) shares of Common Stock issued or issuable to directors, officers or employees for services rendered or to be rendered pursuant to arrangements approved by the Board of Directors; and (vii) shares of Common Stock issued in connection with a business combination, merger, consolidation, asset acquisition or the acquisition of the business of another corporation (through the purchase of stock or assets) approved by the Board of Directors and all of the Conseco Directors (as defined in the Securities Purchase Agreement).

          (f)          No  Impairment.

     Maker will not, by any voluntary action, avoid or seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

     8. Notices. (a) Whenever the number of shares issuable or the Conversion Price hereunder shall be adjusted pursuant to Section 7 hereof, the Maker shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Holder.

     (b) All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Note shall be in writing and delivery shall be deemed sufficient and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given or on the third day after mailing if mailed by first-class mail, return receipt requested, and properly addressed as follows:

If  to  the  Maker,  to:                    1025  Acuff  Road
                    Bloomington,  Indiana  47404

                    Attention:    Chief  Financial  Officer
                    Fax:    (812)  337-6029


If  to  the  Holder,  to:                    Russell  E.  Algood
                    2800  South  Olcott  Road
                    Bloomington,  Indiana  47401


or  to  such other address as may be specified in writing by any of the above.

     9.          Remedies.    The  remedies  provided  by this Note shall be
cumulative, and shall be in addition to and not exclusive of other remedies available at law, or in equity. The exercise or waiver by the Holder of any right or remedy available under this Note shall not be deemed to be a waiver of any other right or remedy available under this Note, at law, or in equity.

     10.          Miscellaneous.

     (a) Whenever used herein, the singular includes the plural and the plural includes the singular. The term "Maker" means the Corporation named in the opening paragraph hereof and its successors and assigns.

     (b) Indiana law shall govern this interpretation, construction, and enforcement of this Note and all transactions contemplated hereby, notwithstanding any state's choice of law rules to the contrary. Any litigation related to this Note may be maintained only in the federal district court for the Southern District of Indiana, Indianapolis Division (or any successor jurisdiction) or in an Indiana state court in Hamilton County or one of the counties immediately contiguous to Hamilton County, and each party hereby irrevocably consents and submits to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens, or other similar doctrines or rules.

     (c) Maker and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agree to the release of any party primarily or secondarily liable hereon, (iii) agree that the Holder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them, and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     (d) Holder, by acceptance hereof, acknowledges that this Note and the shares to be issued upon conversion hereof are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Note or any shares to be issued upon conversion hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Note, Holder shall, if requested by Maker, confirm in writing, in a form satisfactory to Maker, that the shares so purchased are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

               All shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED UPON CONVERSION THEREOF MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

     (e) The captions of the sections of this Note are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Note.

     IN WITNESS WHEREOF, THE MAKER HAS EXECUTED, ACKNOWLEDGED, AND DELIVERED THIS NOTE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                              GENERAL  ACCEPTANCE  CORPORATION


                              BY:            /s/Martin  C.  Bozarth

                              PRINTED:  _Martin  C.  Bozarth____

                              TITLE:        Chief  Financial  Officer

                                Exhibit 10.80

THIS SUBORDINATED CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (I) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (II) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO GENERAL ACCEPTANCE CORPORATION THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

THIS  SUBORDINATED  CONVERTIBLE  NOTE  IS  SUBJECT  TO
     A  SUBORDINATION  AGREEMENT  DATED  APRIL  11,  1997,  IN
     FAVOR  OF  GENERAL  ELECTRIC  CAPITAL  CORPORATION.


                     12% SUBORDINATED CONVERTIBLE NOTE

$1,000,000          Dated:  April  11,  1997

     For value received, General Acceptance Corporation, an Indiana corporation with its principal offices at 1025 Acuff Road, Bloomington, Indiana 47404 ("Maker"), hereby promises to pay to the order of Janet Algood, residing at 3810 Easy Street, Bloomington, Indiana 47404, or assigns (collectively, the "Holder"), at its principal office or at such other place as the Holder may direct in writing to the Maker, in lawful money of the United States of America, the principal amount of One Million Dollars
($1,000,000) and interest, as provided herein, all without relief from valuation or appraisement laws.

     This Note is one of a series of 12% Subordinated Convertible Notes in the aggregate principal amount of $13,250,000, of which $10,000,000 is being issued to Capitol American Life Insurance Company pursuant to a Securities Purchase Agreement dated as of April 11, 1997 ("Securities Purchase Agreement") and the balance are being issued to the Holder and other stockholders of the Maker in exchange for the surrender of certain promissory notes payable to them by the Maker. Purchaser acknowledges and agrees that the Note purchased by Capitol American Life Insurance Company shall be on a parity with the rights of the Holder under this Note and the other Notes without priority or distinction, and that no payments of principal or interest on this Note shall be made by the Company unless a pro rata payment of principal and interest is paid to the holders of all Notes outstanding from time to time. The terms and provisions of the Securities Purchase Agreement shall govern the terms and provisions of this Note and any conflict between this Note and the Securities Purchase Agreement shall be resolved by the Securities Purchase Agreement.

     1. Payment of Principal. Subject to acceleration as provided for elsewhere in this 12% Subordinated Convertible Note ("Note"), the Maker shall pay to the Holder the principal balance of this Note on April, 2000, plus all accrued and unpaid interest on the full principal balance of this Note as of that date.

     2.          Interest.   Interest on the unpaid principal balance hereof
existing from time to time shall accrue at the rate of 12% per annum; provided, however, interest shall accrue at the rate of 15% per annum so long as an "Event of Default," as specified in Section 4(a), exists hereunder. Interest shall be calculated on the basis of actual daily balances of outstanding principal for the exact number of days the principal remains outstanding and shall be computed on the basis of a 360-day year. Interest shall be due and payable on a quarterly basis, on March 31, June 30, September 30 and December 31.

     3. Prepayment. The Maker may not prepay all or any portion of the unpaid principal balance hereof or accrued interest without the consent of Holder.

     4.          Default  and  Remedy.

     (a) An "Event of Default" under this Note shall mean the occurrence of any of the following events: (i) the Maker defaults in the payment of principal of or interest on this Note when due and the Maker does not cure that default within 5 days after the due date; (ii) the Maker defaults in the performance of any obligation under this Note (other than the payment described in the immediately preceding clause) and the does not cure that default within 30 days after receipt by the Maker of written notice from the Holder; (iii) an "Event of Default" or a "Triggering Event", both as defined in the Securities Purchase Agreement, shall occur; or (iv) the Maker commences proceedings in any court under the United States Bankruptcy Code, or any other debtors' relief or insolvency act, whether state or federal (the "Bankruptcy Laws"), or any other person commences proceedings under the Bankruptcy Laws against the Maker and those proceedings are not stayed or dismissed within 60 days.

     (b) If any Event of Default occurs and is continuing, then the Holder shall have the right and option to declare, by notice in writing sent by registered or certified mail to the Maker, the full unpaid principal balance hereof, together with all accrued and unpaid interest thereon, immediately due and payable without further demand, notice, or presentment for payment. Alternatively, if a Triggering Event occurs, the Holder shall have the right and option to cause the Maker to redeem this Note pursuant to the procedure set forth in Section 10.3 of the Securities Purchase Agreement.

     (c) If this Note is collected or attempted to be collected by the initiation or prosecution of any suit or through any bankruptcy court, or by any judicial proceeding, or is placed in the hands of attorneys for collection, then the Maker shall pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney's fees incurred by the Holder.

     5.          Subordination.

     (a) Subordination to Senior Debt. Notwithstanding anything to the contrary contained in this Note, the Maker covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that the Maker's indebtedness under this Note shall be junior and subordinate to the Senior Indebtedness (as hereafter defined) to the extent and in the manner set forth in this Section 5, except to the extent otherwise agreed to in writing by the Holder and any Senior Lender (as hereinafter defined) with respect to the Senior Indebtedness held by or payable to that Senior Lender. Each subsection of this Section 5 shall be given independent effect so that if a particular payment or action is prohibited by any one of these subsections, it shall be prohibited although it otherwise would not be prohibited by another subsection.

     (b) Payment Default on Senior Indebtedness. If at any time a default occurs in the payment when due (whether at maturity or upon acceleration or mandatory prepayment, or on any principal installment payment date or interest payment date, or otherwise) ("Payment Default") of any Senior Indebtedness, then at all times thereafter until (i) the Payment Default has been cured, (ii) the Payment Default or the benefits of this sentence have been waived in writing by or on behalf of the Senior Lenders holding that Senior Indebtedness, or (iii) payment in full of all affected Senior
Indebtedness, the Maker shall not, directly or indirectly, make any Distribution of Assets (as hereinafter defined) or Payment (as hereinafter defined) with respect to this Note.

     (c) Dissolution, Liquidation or Reorganization of Maker. In the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Maker, its property or its operations (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), upon an assignment for the benefit of creditors, or any other marshaling of the assets of the Maker, then payment in full of all Senior Indebtedness then or thereafter to become due shall occur before the Holder shall be entitled to receive or retain any Distribution of Assets or Payment with respect to this Note. In any such proceedings, any Distribution of Assets or Payment to which the Holder would be entitled if this Note were not subordinated to the Senior Indebtedness shall be paid by the Maker or the agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to each Senior Lender, pro forma, to the extent necessary to make payment in full of all Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

     (d) Subrogation. No Distribution of Assets or Payment to which the Holder would have been entitled except for the provisions of this Section 5 and which are received by or paid over to the Senior Lenders or their Representative (as hereinafter defined) shall, as between the Maker and its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to the Senior Lenders or on account of the Senior Indebtedness, and the Holder shall be subrogated (without any duty on the part of the Senior Lenders to warrant, create, effectuate, preserve or protect such subrogation) to the then or thereafter existing rights of the Senior Lenders to receive Distributions of Assets or payments made on the Senior Indebtedness until this Note shall be paid in full.

     (e)          Payments  Held  in  Trust.    If  the  Holder receives any
Distribution of Assets or Payment which the Holder is not entitled to retain under the provisions of this Section 5, any such Distribution of Assets or Payment so received shall be held in trust for the Senior Lenders, shall not be commingled with any other assets of the Holder, and shall be paid to the Senior Lenders, pro rata, to the extent necessary to make payment in full, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

     (f) Changes in Senior Indebtedness. Any Senior Lender may at any time and from time to time with notice to the Holder: (i) extend, renew, modify, waive or amend the terms of the Senior Indebtedness; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness or amend or waive the terms of the Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Maker or any other persons; (v) apply in any order any sums by whomever paid or however to the Senior Indebtedness; and
(vi) take any other action which otherwise might be deemed to impair the Holder's rights. Any and all of such actions may be taken by the Senior Lenders without incurring responsibility to the Holder and without impairing or releasing the Holder's obligations to the Senior Lenders.

     (g) Third-Party Beneficiary, Etc.. The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Holder on the other hand.
 Such provisions are for the benefit of the Senior Lenders (and their successors and assigns) and shall be enforceable by them directly against the Holder except to the extent otherwise agreed to in writing by the Holder and any other Senior Lender.

     (h) Definitions. As used in this Section 5 (or as elsewhere used in this Note) the following terms shall have the meanings indicated:

"Distribution of Assets" means any distribution of assets of the Maker or any of its subsidiaries of any kind or character, whether a payment, purchase or other acquisition or retirement for cash, property, or securities, with respect to the Maker's obligations under this Note.

"Payment" means payment of any obligation now or hereafter existing under this Note (as it may hereafter be amended, supplemented, or otherwise modified from time to time), whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and all other amounts payable in respect thereof or in connection therewith.

"Representative" means, with respect to any Senior Indebtedness, the trustee, agent, or other representative for one or more of the Senior Lenders, if any, designated in the indenture, agreement or document creating, evidencing or governing such Senior Indebtedness or pursuant to which it was issued, or otherwise designated by the holders of such Senior Indebtedness.

"Senior Indebtedness" shall have the meaning specified in the Securities Purchase Agreement.

"Senior Lender" or "Senior Lenders" means one or more of the holders of Senior Indebtedness.

     6.          Conversion.

     (a) The Holder may, at the Holder's option, at any time, and from time to time, prior to payment in full of this Note, convert the outstanding Principal Amount of this Note and any accrued but unpaid interest due pursuant to Section 2 above (the "Conversion Amount"), in whole or in part (but only into full shares), into fully paid and non-assessable shares of the common stock, no par value of the Maker (the "Common Shares"), at a rate equal to the
amount  of       $3.00 per Common Share (subject to adjustment as set forth in
Section 7) (the "Conversion Rate"). In order to exercise this conversion right, the Holder must send written notice of the conversion to the Maker at least 10 days prior to the specified conversion date. On the conversion date (or as soon thereafter as is reasonably practicable), the Maker shall issue to the Holder a share certificate for the Common Shares acquired upon conversion.

     (c) Notwithstanding any other provisions of this Section 6 to the contrary, the conversion rights of the Holder shall be subject to compliance with all applicable federal and state securities laws, and the Holder agrees to execute all required agreements and documents required by the Maker to establish compliance with such laws.

     (d) The Maker shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note, the number of Common Shares as shall from time to time be sufficient to effect the conversion of the Note, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the Note, the Maker shall take the corporate action necessary to increase the number of its authorized Common Shares to a number sufficient for this purpose. Maker further covenants that all shares that may be issued upon the conversion of this Note and payment of the Conversion Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof. Maker agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares upon the conversion of this Note.

     7.          Adjustments.

(a)          Reorganization,  Merger  or  Sale  of  Assets

     If at any time while this Note, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Maker is not the surviving entity, or a reverse triangular merger in which the Maker is the surviving entity but the shares of the Maker's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Maker's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided
in  this  Section  7.    The foregoing provisions of this Section 7(a) shall
similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Maker's
Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Maker's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

(b)          Reclassification.

     If the Maker, at any time while this Note, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Conversion Price or number of shares received upon such conversion shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

(c)          Split,  Subdivision  or  Combination  of  Shares.

     If the Maker at any time while this Note, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the number of shares issuable upon conversion shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d)        Adjustments for Dividends in Stock or Other Securities or Property.

     If while this Note, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Maker by way of dividend, then and in each case, this Note shall represent the right to acquire upon conversion, in addition to the number of shares of the security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Maker that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/all other additional stock, other securities or property available by this Note as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

(e)          Issuance  of  Shares  Below  Conversion  Price.

     (1) If while this Note, or any portion hereof, remains outstanding, the Maker shall offer and sell Additional Shares of Common Stock (as hereinafter defined) for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, except pursuant to the Maker's Stock Option Plan approved by the Board of Directors, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted upon such issuance to a price equal to the price paid per share for such Additional Shares of Common Stock.

     (2) For the purpose of the calculations provided in this Section 7(e), if at any time or from time to time after the date hereof the Maker shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such Common Stock or securities being hereinafter referred to as "Convertible Securities"), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Maker upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. In the case of Convertible Securities which have a conversion price which is based, in whole or in part, upon a discount to the market price or value of the Common Stock, then for the purposes of calculating the Effective Price, the consideration shall be deemed to include the minimum conversion price payable to the Maker.

     If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire prior to the Maturity hereof without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional
Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Maker for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Maker on the conversion of such Convertible Securities.

               (3)         For the purpose of the calculations provided for in
this  Section          7(e), if at any time or from time to time after the
date hereof the Maker shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Maker for the issuance of such rights or options, plus the consideration, if any, payable to the Maker upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

     (4) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued by the Maker after the date hereof, other than (i) securities issued pursuant to or in connection with the terms of the Securities Purchase Agreement; (ii) shares of Common Stock issued upon conversion of convertible securities or the exercise of common stock purchase warrants outstanding as of the date hereof; (iii) shares of Common Stock issuable to employees, officers or directors pursuant to the Maker's stock option plan; (iv) shares of Common Stock issued or issuable to directors in connection with their service as directors; (v) shares of Common Stock issued or issuable to directors, officers or employees for services rendered or to be rendered pursuant to arrangements approved by the Board of Directors; and (vii) shares of Common Stock issued in connection with a business combination, merger, consolidation, asset acquisition or the acquisition of the business of another corporation (through the purchase of stock or assets) approved by the Board of Directors and all of the Conseco Directors (as defined in the Securities Purchase Agreement).

          (f)          No  Impairment.

     Maker will not, by any voluntary action, avoid or seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

     8. Notices. (a) Whenever the number of shares issuable or the Conversion Price hereunder shall be adjusted pursuant to Section 7 hereof, the Maker shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Holder.

     (b) All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Note shall be in writing and delivery shall be deemed sufficient and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given or on the third day after mailing if mailed by first-class mail, return receipt requested, and properly addressed as follows:

If  to  the  Maker,  to:                    1025  Acuff  Road
                    Bloomington,  Indiana  47404

                    Attention:    Chief  Financial  Officer
                    Fax:    (812)  337-6029


If  to  the  Holder,  to:                    Russell  E.  Algood
                    2800  South  Olcott  Road
                    Bloomington,  Indiana  47401


or  to  such other address as may be specified in writing by any of the above.

     9.          Remedies.    The  remedies  provided  by this Note shall be
cumulative, and shall be in addition to and not exclusive of other remedies available at law, or in equity. The exercise or waiver by the Holder of any right or remedy available under this Note shall not be deemed to be a waiver of any other right or remedy available under this Note, at law, or in equity.

     10.          Miscellaneous.

     (a) Whenever used herein, the singular includes the plural and the plural includes the singular. The term "Maker" means the Corporation named in the opening paragraph hereof and its successors and assigns.

     (b) Indiana law shall govern this interpretation, construction, and enforcement of this Note and all transactions contemplated hereby, notwithstanding any state's choice of law rules to the contrary. Any litigation related to this Note may be maintained only in the federal district court for the Southern District of Indiana, Indianapolis Division (or any successor jurisdiction) or in an Indiana state court in Hamilton County or one of the counties immediately contiguous to Hamilton County, and each party hereby irrevocably consents and submits to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens, or other similar doctrines or rules.

     (c) Maker and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agree to the release of any party primarily or secondarily liable hereon, (iii) agree that the Holder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them, and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     (d) Holder, by acceptance hereof, acknowledges that this Note and the shares to be issued upon conversion hereof are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Note or any shares to be issued upon conversion hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Note, Holder shall, if requested by Maker, confirm in writing, in a form satisfactory to Maker, that the shares so purchased are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

               All shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED UPON CONVERSION THEREOF MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

     (e) The captions of the sections of this Note are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Note.

     IN WITNESS WHEREOF, THE MAKER HAS EXECUTED, ACKNOWLEDGED, AND DELIVERED THIS NOTE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                              GENERAL  ACCEPTANCE  CORPORATION


                              BY:_    /s/    Janet  Algood__________

                              PRINTED:__Janet  Algood_________

                              TITLE:________________________

                                Exhibit 10.81

                AMENDED AND RESTATED MOTOR VEHICLE INSTALLMENT
                     CONTRACT LOAN AND SECURITY AGREEMENT

     This Amended and Restated Loan and Security Agreement ("Agreement") is entered into by and between GENERAL ACCEPTANCE CORPORATION, an Indiana corporation (hereinafter referred to as "Borrower"), and General Electric Capital Corporation, a New York corporation (hereinafter referred to as "Lender"). In consideration of the mutual covenants and agreements contained herein, Borrower and Lender agree as follows:

                                  RECITALS

A. Borrower and Lender are parties to that certain Motor Vehicle Installment Contract Loan and Security Agreement dated as of May 1, 1992 as amended (the Original Agreement ) pursuant to which Lender made certain loans to Borrower which loans were secured by, among other things, Borrower s motor vehicle installment contracts;

B. Borrower and Lender have agreed to enter into this Agreement in order to (i) amend and restate the Original Agreement in its entirety; (ii) incorporate such terms of the Forbearance Agreement executed between Borrower and Lender dated March 18, 1996, as amended on May 10, 1996 and as further amended effective January 31, 1997 and March 31, 1997 as the parties agree should be contained in this Agreement; (iii) waive all existing defaults under the Original Agreement; and (iv) document such other changes in the lending relationship between the parties as have occurred since the Original Agreement.

C. It is the intent of Borrower and Lender that the execution and delivery of this amendment and restatement of the Original Agreement shall not effectuate a novation of the indebtedness outstanding under the Original Agreement, but rather as it pertains to the indebtedness outstanding under the Original Agreement, shall constitute a substitution of certain of the terms governing the payment and performance of such indebtedness and a waiver of past defaults.


                           ARTICLE I.  DEFINITIONS.

     Section  1.0    DEFINITIONS.   Capitalized terms used in this Agreement
shall have the meanings given to such terms in Section 16 of this Agreement. When such defined terms are used in this Agreement in the plural, the terms shall have the plural of such meanings. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are defined therein.

                       ARTICLE II.  LOAN: GENERAL TERMS

     Section 2.0. REVOLVING CREDIT; LOAN AMOUNT. Subject to all of the terms and conditions of this Agreement, Lender agrees to loan funds to Borrower against Eligible Contracts from time to time in a series of Advances during the term of this Agreement. Funds may be borrowed, repaid and reborrowed on a revolving basis subject to the terms and conditions set forth in this Agreement, provided that the Loan shall not at any time exceed the Borrowing Base. Borrower's obligation to pay the Loan is evidenced by this Agreement. Borrower shall pay Lender when due all Obligations in accordance with the terms of this Agreement whether or not Borrower has executed a promissory note. The actual amount Borrower is obligated to pay Lender hereunder shall be determined by this Agreement and the records of Lender, regardless of the terms of any promissory note. Any promissory note executed in connection with the Indebtedness need not be amended to reflect changes made to this Agreement.

     Section  2.1.  SINGLE  LOAN.   All Advances by Lender to Borrower shall
constitute one loan and all indebtedness and obligations of Borrower to Lender under the Loan Documents shall constitute an obligation secured by Lender's security interest in all of the Collateral.

     Section 2.2. GENERAL INTEREST RATE. Except as modified by Sections 2.4 and 15.1, the average daily balance of the Loan shall bear interest, calculated daily on the basis of a 365-day year, at a per annum rate equal to 450 basis points (4.5%) plus the LIBOR Rate.

     Section 2.3. LOAN TERM; RIGHT TO TERMINATE. Unless sooner terminated as hereinafter provided, this Agreement shall terminate on January 1, 1998. If an Event of Default has occurred, Lender may without prior notice to Borrower, immediately terminate this Agreement. A prepayment in full of the Loan shall be a termination of this Agreement. Notwithstanding termination of this Agreement in any manner, the Indebtedness shall be payable in accordance with this Agreement, and all rights and remedies granted to Lender hereunder or pursuant to applicable law shall continue until all obligations of Borrower to Lender have been fully paid and performed.

     Section  2.4.  MAXIMUM  LAWFUL  RATE.    (A)    INTEREST  RATE.
Notwithstanding any provision in this Agreement, or in any other document, if at any time before the payment in full of the Indebtedness, any of the rates of interest specified in this Agreement (the "Stated Rates") exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rates shall be less than the Maximum Lawful Rate, then, subject to (B) below, Borrower shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rates been (but for the operation of this Section 2.4(A)) the interest rates payable; thereafter, the interest rates payable shall be the Stated Rates unless and until any of the Stated Rates shall again exceed the Maximum Lawful Rate, in which event this Section 2.4(A) shall again apply. In the event interest payable hereunder is calculated at the Maximum Lawful Rate, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

          (B) AMOUNT OF INTEREST. In no event shall the total interest contracted for, charged, received or owed pursuant to the terms of this Agreement exceed the amount which Lender may lawfully receive. In the event that a court of competent jurisdiction, notwithstanding the provisions of this
Section 2.4, shall make a final determination that Lender has received, charged, collected, or contracted for interest hereunder in excess of the amount which Lender could lawfully have, Lender shall, to the extent permitted by law, promptly apply such excess first to any interest due (calculated at the Maximum Lawful Rate if applicable) and not yet paid, then to the prepayment of principal, and any excess remaining thereafter and after application to any other amounts Borrower owes Lender shall be refunded to Borrower. In determining whether the interest exceeds the Maximum Lawful Rate or the maximum amount which Lender could lawfully have received, the total amount of interest shall, to the extent allowed by law, be spread over the term of the Loan. Any provisions of this Agreement regarding the time during which interest accrues on Advances are only elements of the formula for calculating interest on the total Loan and are not intended to cause interest to be applied to specific Advances for usury determination purposes.

     Section 2.5. LINE AND UNDERUTILIZATION FEE. Borrower shall pay to the Lender the Line Fee upon closing. The Line Fee shall be deemed fully earned and nonrefundable at the time of closing. Borrower shall pay to Lender the Underutilization Fee immediately upon the end of an Accounting Period.

                       ARTICLE III.  LOAN DISBURSEMENTS

     Section 3.0. LOAN - BORROWING BASE. Provided that there does not then exist an Event of Default, and provided that Lender has not taken over all or some of the administration of the Contracts, Lender shall, upon written request of Borrower and subject to all of the terms and conditions of this Agreement, make Advances to Borrower pursuant to Section 3.2.

     Section  3.1.  ELIGIBLE  CONTRACTS.    Borrower shall from time to time
deliver to Lender Eligible Contracts which Borrower desires to be included in the Borrowing Base. Along with the Contracts Borrower shall also deliver a List of Contracts. An Eligible Contract shall be included in the Borrowing Base only when and for so long as, in Lender's sole determination, each of the requirements in the definition of Eligible Contracts continues to be satisfied. If a Contract is determined by Lender to be, or is treated by Lender as, an Eligible Contract, Lender reserves the right to change its determination or treatment and to remove the Contract from the Borrowing Base if it later determines that the Contract is not or was not an Eligible Contract. A determination by Lender that a Contract is an Eligible Contract is not a waiver by Lender of, or an admission by Lender of the truth of, any of Borrower's representations and warranties in this Agreement.

     Section 3.2. PROCEDURE FOR BORROWING. (A) The first Advance shall not exceed the Borrowing Base. Subsequent Advances can be requested on any Business Day. Each subsequent Advance shall not exceed the Loan Availability determined at Lender's election either as of the end of the most recent Accounting Period for which Lender has received the monthly reports required by Section 5.1 (C), or, as of such other date thereafter designated by Lender.
 Lender is not obligated to make an Advance if the amount available or requested is less than One Hundred Thousand Dollars ($100,000.00). Lender is not obligated to make an Advance unless Borrower provides Lender with sufficient information to calculate the Loan Availability. Lender's use of the information provided by Borrower to determine the amount available for Advances is not an admission by Lender as to the accuracy of the information, and Lender reserves the right to verify the information and redetermine the amount available for Advances.

          (B) Lender shall disburse each Advance requested in writing by Borrower on the same day if PROVIDED BY 1:30 P.M EASTERN STANDARD TIME (WHEN POSSIBLE, OTHERWISE, ADVANCE SHALL BE MADE BY THE NEXT BUSINESS DAY), after receipt of Borrower's written request for the Advance. Lender shall disburse each Advance requested by Borrower by means of a draft, or, upon the request of Borrower, Lender shall wire transfer the funds to Borrower.

                        ARTICLE IV.  LOANS:  PAYMENTS

     Section 4.0. PAYMENTS BY BORROWER. (A) All payments by Borrower to Lender shall be deposited in the Depository Account; or shall be sent to such other location as shall be specified by Lender to Borrower, from time to time.

          (B) Upon the effective date of termination of this Agreement, Borrower shall pay to Lender the entire Indebtedness. If there is an Event of Default, Borrower shall pay the entire Indebtedness on demand if the Indebtedness is accelerated pursuant to Section 15.2.

          (C) Interest shall accrue on the Loan daily and be paid from the Remittances as provided in Section 4.2. If at the end of an Accounting Period there is more than one Business Day of accrued unpaid interest, Borrower shall pay the more-than- one-day accrued interest to Lender within five (5) calendar days after the end of the Accounting Period. Accrued interest shall not be added to the Loan balance and bear interest, unless the interest is past due and paid with an Advance requested by Borrower and approved by Lender; provided that, such an approval by Lender shall not constitute a waiver of the Event of Default consisting of the failure to pay the interest except to the extent provided in Section 17.9.

          (D) Whenever Lender shall notify Borrower, with a Statement of Borrowing Base or otherwise, that the Loan exceeds the Borrowing Base, Borrower shall within one (1) Business Day after receipt of such notice, either pay down the Loan by the amount of such excess, or, if Lender consents, deliver additional Eligible Contracts to Lender which are sufficient to increase the Borrowing Base above the Loan.

          (E) The payment of all elements of the Indebtedness not covered by Subsections (B), (C), or (D) of Section 4.0 shall be payable by Borrower to Lender as and when provided in the Loan Documents, and, if not specified, then on demand.
     Section  4.1.  CONTRACT  PAYMENTS.   Borrower shall direct all Contract
Debtors for Pledged Contracts, and all other Persons (including Contract Rights Payors) who make payments to Borrower relating to Pledged Contracts, to make, when paying by mail, all payments directly to the Lock Box. In the event Borrower receives any Remittances, Borrower shall, as soon as possible but no later than the one (1) Business Day following receipt, deposit the
Remittances  in  kind  in  the  Depository  Account.    Borrower  shall  hold
Remittances in trust for Lender until delivery to Lender or deposit in the Depository Account. Borrower shall pay all expenses associated with the Lock Box.

     Section  4.2.  APPLICATION  OF  PAYMENTS.   All Remittances received by
Lender shall be applied by Lender to the Indebtedness within one (1) Business Day after the Remittance has been deposited in Lender's account. No Remittance other than cash shall be treated as a final payment to Lender unless and until such item has actually been collected by Lender's bank and such collection has been finally credited to Lender's account; provided, further that if a Remittance applied to the Indebtedness is charged back to Lender's bank, Lender can retroactively remove the application of the Remittance to the Indebtedness and accrue any interest not accrued because of the application of the Remittance to the Indebtedness. Each Remittance shall be applied by Lender to the Indebtedness (i) first to accrued interest, and, if sufficient to pay accrued interest, (ii) then to the Indebtedness, other than the Advances, and (iii) then to the Loan. Lender reserves the right to use a different order of application if there is an Event of Default or Lender has given prior written notice to Borrower of a different order. All Remittances received by Lender may be applied to the Indebtedness even though no portion of the Indebtedness is otherwise then due and even though Lender has not sent Borrower a demand, notice or request for payment of the Indebtedness. Payments shall be deemed to be due by Borrower when received by Lender unless they are due sooner by the terms of the Loan Documents.

                     ARTICLE V.  CONTRACT ADMINISTRATION

     Section 5.0. LENDER ADMINISTRATION. Lender shall have no liability to Borrower with respect to Remittances received by Lender, the Lock Box, or the Depository Account, other than to: (i) apply the Remittances pursuant to
Section 4.2 of this Agreement and (ii) upon termination of this Agreement and Borrower's satisfaction of all of its obligations under this Agreement, to assign the Lock Box and its contents to Borrower. Lender shall have no liability to Borrower with respect to any interest or other earnings which are earned, or could have been earned, on the Remittances while they are in the Lock Box, the Depository Account, or otherwise.

     Section 5.1. BORROWER ADMINISTRATION. (A) Borrower shall perform all aspects of servicing, administering, collecting, liquidating, accounting for and managing (collectively, "administering", "administer", or "administration") the Pledged Contracts it customarily performs in accordance with Borrower's current practices for contract administration, which practices are in accordance with applicable law and have been disclosed to Lender prior to the date hereof. Borrower shall provide such administration in a reasonable and prudent way that does not, in Lender's determination, adversely affect the value of the Collateral to Lender. If in Lender's opinion, Borrower fails to administer the Pledged Contracts in accordance with Borrower's practices as existing under the Original Agreement through the date hereof, Lender shall notify Borrower of the deficiencies in Borrower's administration and Borrower shall have ten (10) Business Days to cure any such deficiencies. If Borrower fails to cure such deficiency within such ten (10) Business Day period, Lender may thereafter, in its sole discretion, take over
all  or  part  of  the  administration  of  the  Pledged  Contracts.    The
administration provided by Borrower shall include but not be limited to all servicing currently provided by Borrower, and Financed Vehicle titling and lien perfection, customer service, insurance claim tracking and collection, insurance maintenance, Contract enforcement, Contract billing, payment processing, portfolio and Contract accounting, portfolio management, delinquency collection, repossession, foreclosure, resale, and maintaining current Contract Debtor and Financed Vehicle location information (name, address and phone number), as set forth in Exhibit 5.1(A). Borrower shall maintain current, accurate, and complete records of activity and comments regarding collection, insurance, payments, and other material events. The records regarding collection history, payments, Contract accounting, customer service notes, Contract Debtor names and addresses and Outstanding Principal Balance shall be computerized. Borrower shall require Contract Debtors to maintain Required Contract Debtor Insurance. Borrower shall administer and otherwise deal with the Contracts in compliance with all applicable laws. Borrower shall conduct foreclosure sales in a commercially reasonable manner and take the steps necessary to preserve the deficiency liability of the Contract Debtors.

          (B) Borrower shall administer the Pledged Contracts at its existing service centers as set forth more fully in Exhibit 5.1(B), or at such other locations that Borrower provides prior notice of to Lender and Lender approves for Contract administration, which approval shall not be unreasonably withheld.

          (C) Borrower shall furnish to Lender such reports in such form that Lender determines are necessary for it to track and monitor the Pledged Contracts, Remittances, Financed Vehicles, and insurance. Such reports shall be in a format and on a medium readable by Lender's computer software, or such other format or medium acceptable to Lender. Lender acknowledges that the present format and medium used by Borrower is acceptable and Borrower agrees to advise Lender prior to any system or software changes so that such reports continue to be provided in an acceptable format and medium. The reports shall include but not be limited to those reports set forth on Exhibit 5.1(C) attached hereto and made a part hereof, and shall be delivered to Lender in accordance with such Exhibit.

          (D) Notwithstanding anything herein to the contrary, (i) Borrower shall remain liable under all Contracts, and any other contracts and agreements with Contract Rights Payors or otherwise included in or related to the Collateral, to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (ii) the exercise by Lender of any rights under any of the Loan Documents shall not release Borrower from any of its duties or obligations under the Contracts, or the other contracts and agreements, and
(iii) Lender shall not have any obligation or liability under the Contracts, or the other contracts and agree-ments, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any rights thereunder.

          (E) Borrower shall administer the Contracts at its own expense. In the event that Borrower fails to administer the Contracts in accordance with Section 5.1(A) or there is an Event of Default, Lender may in Lender's or Borrower's name take over all or part of the Contract administration Borrower is required by this Agreement to perform. If Lender takes over all or part of such administration, Borrower shall pay to Lender on demand all out-of-pocket costs incurred by Lender in the performance of Borrower's administration obligations, and Borrower shall pay Lender for the administration performed by Lender an administration fee in the amount of $25 per Contract per month (exclusive of out-of-pocket costs) established by Lender, and until so paid such costs and fee shall be part of the Loan.

                    ARTICLE VI.  COLLATERAL: GENERAL TERMS

     Section 6.0. SECURITY INTEREST. To secure the performance and payment of the Indebtedness and all of Borrower's existing and future obligations to Lender whether arising under or related to this Agreement or otherwise, Borrower hereby grants to Lender a continuing security interest in and to all of the following property of Borrower, whether now owned or existing or hereafter arising or acquired and regardless of where located:

     (i) Contracts; Contract Debtor Documents; Contract Rights; payments from Contract Debtor bank accounts; chattel paper; leases; installment sale contracts; installment loan contracts; payments from chattel paper obligors; security deposits; Motor Vehicles (including but not limited to cars, trucks and motorcycles); certificates of title; contract purchase discounts; accounts; general intangibles; security interests; collateral securing chattel paper; dealer agreements; dealer reserves and rate participation; rights of Debtor related to chattel paper, installment contracts, motor vehicles, and collateral securing chattel paper; documents; instruments; deposit accounts; electronic funds transfers; equipment; inventory; parts and accessories for motor vehicles; payments from account debtor bank accounts; reserve accounts; tax refunds; insurance policies, and benefits and rights under insurance policies, which Borrower is solely or jointly the owner of, insured under, the lienholder or loss payee under, or the beneficiary of; and all payments and property of any kind, now or at any time or times hereafter, in the possession or under the control of Secured Party, or a bailee of Secured Party;

     (ii) accessions to, substitutions for and all replacements, products and proceeds of, any of the foregoing property; and

     (iii) books and records (including, without limitation, financial statements, accounting records, customer lists, credit files, computer programs, electronic data, print-outs and other computer materials and records) of Borrower pertaining to any of the foregoing property.

     Section 6.1. DISCLOSURE OF SECURITY INTEREST. Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Lender's security interest in the Collateral. Upon the request of Lender, Borrower shall stamp all original, duplicates and reproductions of Pledged Contracts with an assignment to Lender.

     Section 6.2. ADDITIONAL ACTS. Borrower shall perform all other acts requested by Lender for the purpose of perfecting, protecting, maintaining and enforcing Lender's security interest in the Collateral and the priority of such security interest. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Borrower, upon request of Lender, shall either pay or reimburse Lender for all costs, filing fees, and taxes associated with the perfection of Lender's security interest.

     Section 6.3. INSPECTION AND ACCESS. Lender and its agents shall have the right, at any time, to (i) during Borrower's usual business hours, inspect the Collateral and the premises upon which any of the Collateral is located;
(ii) during Borrower's usual business hours, inspect, audit and make copies or extracts from any of Borrower's records, computer systems, files, and books of account; (iii) during Borrower's usual business hours, monitor Borrower's performance of its obligations with respect to this Agreement; and (iv) obtain information about Borrower's affairs and finances from any Person; and (v) verify, in Lender's name or in the name of Borrower, the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral including but not limited to verifying Contract information with Contract Debtors. Borrower shall, upon Lender's request from time to time, instruct its vendors, banking and other financial institutions and its accountants to make available to Lender and discuss with Lender such information and records as Lender may request. Borrower authorizes Lender, if requested by a Person other than a credit reporting agency and without request if the Person is a credit reporting agency, to provide that Person with information about the Indebtedness, Collateral and Borrower's performance of this Agreement. If Borrower maintains or stores any data with respect to Collateral on a computer data system, Borrower shall upon request of Lender provide Lender with (a) on-line access to such computer data system and (b) deliver to Lender duplicate copies of the requested data in machine readable form acceptable to Lender along with a printout or other hard copy of such data. Borrower shall, on request of Lender, provide to Lender (at the location designated by Lender) the Contract Debtor Documents.

     Section 6.4. RIGHT TO NOTIFY AND ENDORSE. Borrower hereby irrevocably authorizes Lender to notify any or all Contract Debtors and Contract Rights Payors that Lender has a security interest in Contracts, Contract Rights, and other items of Collateral at any time (i) prior to the occurrence of an Event of Default, in the name of Borrower, and (ii) after the occurrence of an Event of Default, in Lender's or Borrower's name. Any such notice shall, at Lender's election, be signed by Borrower and may be sent on Borrower's stationery.

     Section  6.5.  LENDER  APPOINTED  ATTORNEY-IN-FACT.    Borrower  hereby
irrevocably appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney-in-fact to act in Borrower's place in Borrower's or Lender's name (i) to endorse Borrower's name on any Remittance; (ii) to sign Borrower's name on any assignment or termination of a security interest in a Financed Vehicle, on any application for a Certificate of Title for a Financed Vehicle, or on any UCC financing statement related the Collateral, and on any other public records regarding the Collateral; (iii) to send requests for verification to Contract Debtors and (iv) to execute an assignment to Lender of any Pledged Contract for which Lender has made an Advance which was delivered to Lender without such assignment. Borrower ratifies and approves all acts of Lender as Borrower's attorney-in-fact. Lender shall not, when acting as attorney-in-fact, be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for actions taken in bad faith or resulting from Lender's gross negligence or
willful  misconduct.    This  power,  being  coupled  with  an  interest,  is
irrevocable until all payment and performance obligations of Borrower to Lender have been fully satisfied. Borrower shall upon request of Lender execute powers of attorney to separately evidence the foregoing powers granted to Lender. After an Event of Default has occurred, all costs, fees and expenses thereafter incurred by Lender, or for which Lender becomes obligated, in connection with exercising any of the foregoing powers shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan.

     Section 6.6. CHANGE OF COLLATERAL, LOCATION, OFFICE OR STRUCTURE. Borrower shall keep the Collateral, other than Collateral delivered to Lender and Financed Vehicles, at Borrower's address set forth in Section 17.1 or its locations listed in Section 5.1(B). Borrower shall not change its name, tradename, principal place of business and chief executive office, unless Borrower gives Lender at least sixty (60) days prior written notice of such change and prior thereto has taken all action Lender requires to maintain the priority and perfection of its security interest in, and access to, the Collateral. Borrower shall not change any service center or sales outlet, unless Borrower gives Lender at least fifteen (15) days prior written notice of such change and prior thereto has taken all action Lender requires to maintain the priority and perfection of its security interest in, and access to, the Collateral.

     Section 6.7. LENDER'S PAYMENT OF CLAIMS ASSERTED AGAINST BORROWER. Lender may, at any time, in its sole discretion and without obligation to do so and without waiving or releasing any obliga-tion, liability or duty of Borrower under the Loan Documents or any Event of Default, pay, acquire or accept an assignment of any security interest, lien, claim or encumbrance asserted by any Person against the Collateral; provided that Lender shall first give Borrower writ-ten notice of its intent to do the same, and Borrower does not, within five (5) days of such notice, pay such claim and/or obtain to Lender's reasonable satisfaction the release of the security interests, liens, claims or encumbrances to which such notice relates. All sums paid by Lender in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, which are incurred by Lender on account thereof, shall be payable by Borrower to Lender on demand by Lender and until paid shall be part of the Loan.

     Section  6.8.  TERMINATION  OF  SECURITY  INTEREST.   Lender's security
interest in the Collateral shall continue until performance and payment in full of all of Borrower's obligations to Lender in accordance with the terms of agreements creating such obligations; and if, at any time, all or part of a payment or transfer made by Borrower or any other Person and applied by Lender to Borrower's obligations to Lender is rescinded or otherwise must be returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorgani-zation of Borrower or such other Person), the security interest granted hereunder or under any other present or future agreement between Borrower and Lender, and all rights of Lender, shall be reinstated as to the obligations which were satisfied by the payment or transfer rescinded or returned, all as though such payment or transfer had not been made, and Borrower shall take the action requested by Lender to reperfect all terminated security interests and to reinstate all satisfied obligations. Lender shall release its security interest in Contracts which are sold or pledged to other Persons in accordance with Section 14.8.

     Section 6.9. RETURN OF CONTRACT DELIVERY DOCUMENTS. Lender shall return to Borrower within two (2) Business Days of Borrower's request any Contract Delivery Document originals for Contracts paid in full. In addition, provided that there is no Event of Default and the removal of the Contract will not result in the Loan exceeding the Borrowing Base, Lender shall return Contract Delivery Document originals for other Contracts requested by Borrower for the time and to the extent necessary for Borrower to make corrections or to enforce the Contracts or the obligations of the Contracts Rights Payors. Whenever Borrower is in possession or control of Contract Delivery Documents for Contracts not paid in full, Borrower shall hold them in trust for Lender.

                     ARTICLE VII.  COLLATERAL: CONTRACTS

     Section  7.0.    NOTICE  REGARDING  CONTRACTS.    (A)  In the event any
amounts due and owing in excess of One Thousand Dollars ($1,000) on a Pledged Contract become disputed between the Contract Debtor and Borrower, or in the event a Contract Debtor for a Pledged Contract asserts a claim, offset, or defense, or in the event a Person other than Borrower or a Contract Debtor makes a claim of ownership or other interest in a Financed Vehicle or Contract, then Borrower shall provide Lender with written notice thereof within Ten (10) Business Days of learning of the same, explaining in detail the nature of the matter and the amount in controversy. Borrower shall promptly, but in no event later than ten (10) Business Days after learning thereof, inform Lender of all material adverse information relating to the financial condition of any Contract Debtor, or the value of any Pledged Contract or Financed Vehicle.

     (B) After an Eligible Contract is included in the Borrowing Base, in the event that Borrower becomes aware that one of the requirements in the definition of Eligible Contracts or one of the conditions in Section 9.1 are no longer being satisfied with respect to the Contract, Borrower shall state such ineligibility on the next monthly applicable reports submitted after Borrower becomes aware thereof.

     (C) Upon request of Lender, Borrower shall to the extent authorized by law obtain current credit bureau reports on Contract Debtors.

             ARTICLE VIII.  COLLATERAL: REMITTANCES AND INSURANCE

     Section 8.0. ASSIGNMENT OF LIEN IN FINANCED VEHICLES. In addition to the security interest granted in Section 6.0, Borrower hereby assigns absolutely to Lender Borrower's rights of foreclosure as lienholder of the Financed Vehicles for Pledged Contracts delivered to Lender. This assignment is solely for the purpose of Lender foreclosing on the liens following an Event of Default. Until an Event of Default, Borrower has the right to foreclose on a Financed Vehicle. In the event Lender exercises the right to foreclose, Lender shall be the owner of the foreclosure sale proceeds and shall apply them to the Indebtedness.

     Section 8.1. ABSOLUTE ASSIGNMENT OF REMITTANCES. In addition to the security interest granted in Section 6.0, Borrower hereby absolutely assigns to Lender Borrower's interest in and right to all Remittances arising on or after the date of this Agreement, and such Remittances shall be the property solely of Lender.

     Section 8.2. INSURANCE. In addition to the security interest granted in Section 6.0, Borrower hereby assigns absolutely to Lender Borrower's right to refunds and benefits under Required Contract Debtor Insurance, and Optional Contract Debtor Insurance for Pledged Contracts. This assignment is evidenced by Exhibit 8.2. In the event Lender uses this assignment to collect insurance benefits or refunds, Lender shall be the owner of the benefits and refunds and shall apply them to the Indebtedness.

                     ARTICLE IX.  CONDITIONS TO ADVANCES

     Section 9.0. CONDITIONS TO INITIAL ADVANCE. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Lender shall not be obligated to make the initial Advance hereunder unless and until Borrower shall have delivered to Lender, in form and substance satisfactory to Lender each of the Supplemental Documents listed on Exhibit 9.0 attached hereto and made a part hereof, and such additional information and materials as Lender may reasonably request. Such Supplemental Documents shall include, but are not limited to, Guaranty Agreements or Reaffirmations of existing Guaranties, and Debt Subordination Agreements or Amendments thereto.

     Section 9.1. CONDITIONS TO EACH ADVANCE. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Lender shall not be obligated to make any Advances (including the initial Advance) unless at the time of the Advance, all of the following conditions shall, in Lender's sole determination, be satisfied:

          (A) For each Eligible Contract, Borrower shall have included the Eligible Contract on a List of Contracts delivered to Lender and shall have delivered to Lender the Contract Delivery Documents; except that, if a Certificate of Title has not been issued, then the Certificate of Title must be delivered to Lender within one hundred twenty (120) days of the Contract date.

          (B) All of the representations and warranties of Borrower in all of the Loan Documents shall be true and correct on and as of the date of such Advance as though they were made on and as of such date and Borrower shall have performed all of its obligations contained in the Loan Documents required to be performed as of such date;

          (C) The making of the Advance will not constitute an Event of Default;

          (D) There shall have been no material adverse change in the financial condition of Borrower or Guarantor, after the Closing Date;

          (E) No claim has been asserted or proceeding commenced challenging this Agreement or Lender's rights under this Agreement, and no claim has been asserted which if true would be a breach of a representation and warranty in the Loan Documents;

          (F) No Event of Default shall have occurred and still be in existence;

          (G) Lender has a first priority perfected security interest in the Collateral except to the extent otherwise allowed by this Agreement or Lender in writing;

          (H)      An event has not occurred which entitles Lender pursuant to
Section  5.1  (E)  to  take  over  administration  of  the  Pledged Contracts;
          (I) Lender's most recent inspection of the Collateral or Borrower's records or operations has been satisfactory to Lender in all material respects;

          (J) Borrower shall have provided such additional information and documents as Lender may reasonably request;

          (K) In the event a Certificate of Title with respect to any Financed Vehicle has been sent from Lender to Borrower, Borrower has returned said Certificate of Title to Lender within 120 days of Lender s initial sending of Certificate to Borrower;

          (L) The amount financed for each Eligible Contract does not exceed: (i) 160% of N.A.D.A. (National Automobile Dealer s Association) trade value for used Motor Vehicles or, (ii) 160% of Dealer Invoice on new Motor Vehicles, on average for all the Contracts delivered to Lender, and

          (M) None of the actions taken or documents executed to satisfy the conditions in Section 9.0 have been revoked, rescinded, terminated, or canceled without Lender's prior consent.

            ARTICLE X.  REPRESENTATIONS AND WARRANTIES OF BORROWER

     Section 10.0. REPRESENTATIONS OF BORROWER. Borrower hereby makes the following representations and warranties. The representations and warranties are made as of the execution and delivery of the Agreement, and each time Borrower delivers Pledged Contracts to Lender or requests an Advance the representations and warranties are deemed to be made again at that time. Lender's knowledge of any breach of the representations and warranties contained herein shall not void any of the representations or warranties or affect Lender's rights with respect to the breach.

          (a) ORGANIZATION, GOOD STANDING, NAME, AND LOCATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, with power and authority to own its properties and to conduct its business, and, at all relevant times, has the power, authority and legal right to acquire, own, and pledge the Pledged Contracts. Borrower has, is in good standing under, and is in compliance with, all governmental approvals, licenses, permits, certificates, inspections, consents and franchises necessary to conduct its business, to enter into and perform this Agreement, and to own and operate its business. Borrower's principal place of business and chief executive office is the Borrower address set forth in Section 17.1. During the preceding five (5) years, Borrower has not been known by or used any other corporate, trade or fictitious name, except as disclosed in Exhibit 10(a). Borrower has no subsidiaries, except as disclosed on Exhibit 10(a).

          (b)    DUE  QUALIFICATION.   Borrower has, and is in good standing
under, all licenses, permits, and approvals in all jurisdictions which are required for Borrower's initial acquisition of the Pledged Contracts and for Borrower's performance of this Agreement.

          (c) POWER AND AUTHORITY. Borrower has the power and authority to execute this Agreement and carry out its terms, and the execution and performance of the Agreement have been duly authorized by all necessary corporate action. The execution and performance of this Agreement by Borrower does not require the consent or approval of any Person.

          (d) VALID AND BINDING OBLIGATIONS. The Agreement constitutes a valid loan obligation of Borrower and a valid granting of a security interest in the Collateral to Lender, enforceable against creditors of and purchasers from Borrower; and is a legal, valid and binding obligation of Borrower enforceable in accordance with its terms. The Guaranties are valid and binding obligations of the Guarantors enforceable according to their terms. Borrower's use of the Advances is a legal and proper corporate use. Borrower has not used Advances to give any preference to any creditor or to make a fraudulent transfer.

          (e) NO VIOLATION. Borrower's execution and performance of this Agreement does not conflict with, result in any breach of, nor constitute (with or without notice or lapse of time) a default under, (i) the articles of incorporation or bylaws of Borrower, (ii) any indenture, instrument, agreement, or court order by which it is bound; or (iii) nor does it result in the creation or imposition of any lien upon any of Borrower's properties other than that granted to Lender.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the best of Borrower's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower or its properties, which (i) assert the invalidity of the Agreement, (ii) seek to prevent the consummation of any of the transactions contemplated by the Agreement, (iii) seek any determination or ruling that, if determined adversely to Borrower, would materially and adversely affect the Collateral, Borrower's ability to perform its obligations under the Agreement, the validity or enforceability of the Agreement, Lender's rights under the Agreement, or Borrower's financial condition or business, or
(iv) allege that Borrower is in violation of any statute, regulation, rule or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof.

          (g)    COLLATERAL.   Borrower has good and marketable ownership of
the Collateral, and the Collateral is free and clear of all liens, claims, charges, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature, except the Permitted Liens. The security interests granted to Lender pursuant hereto are perfected first priority security interests, assuming delivery to Lender of any Collateral as to which possession is the only method of perfecting a security interest, notation on motor vehicle titles when necessary and assuming the filing of a UCC financing statement with the collateral description in Exhibit 10.0(g) with the office of Secretary of State of Indiana; and no claim of ownership or other interest has been asserted which would be a breach of this Section 10.0(g).

          (h) TAXES. All required federal, state and local tax returns of Borrower have been accurately prepared and duly and timely filed (within the initial or extended time period allowed therefor) and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. Borrower has not been delinquent in the payment of any tax, assessment or other governmental charge which could adversely affect in any way the Collateral.

          (i)    BROKERS.    Except  as otherwise disclosed on Exhibit 10(i)
attached hereto, no person has, or as a result of the transactions contemplated hereby will have by reason of any Borrower conduct or any agreement to which Borrower is a party, any right, interest or claim against Borrower, Lender or the Collateral for any commission, fee or other compensation as a finder or broker or in any similar capacity.

          (j)    STATUS  AND  CONDITION.    Borrower  is  solvent, in stable
financial condition and is able to and does pay its liabilities as they mature. Except as otherwise disclosed on Exhibit 10(j) attached hereto, Borrower is not a party to any labor dispute or any collective bargaining contract.

          (k)    DISCLOSURE.    There  is  no  fact  known to Borrower which
Borrower has not disclosed to Lender in writing with respect to the Collateral or the assets, liabilities, financial condition or activities of Borrower or its Subsidiaries which would or may be likely to have a material adverse effect upon the Collateral or Borrower's ability to perform its obligations under the Agreement. All information and documents prepared by Borrower and provided to Lender at any time are true and accurate at the time of delivery. Borrower does not have knowledge that any information or documents, not prepared by Borrower but delivered by Borrower to Lender were not true and accurate at the time of delivery.

          (l) ARTICLES OF INCORPORATION AND CERTIFICATES OF EXISTENCE. The Borrower's Articles of Incorporation received by Lender pursuant to Section
9.0 have not been modified. Borrower has not taken or allowed any action which would result in it not being in legal existence. Borrower has not received notice of any actual or threatened action to revoke its articles of incorporation or legal existence.

          (m) FINANCIAL STATEMENTS. All financial statements of Borrower, and Subsidiaries or any Guarantor delivered to Lender fairly present the assets, liabilities and financial condition and income as of the dates thereof. There are no material omissions from the financial statements and there has been no adverse change in the assets, liabilities or financial condition since the date of the most recently delivered financial statements. There exists no equity or long-term investments in, or outstanding advances to, or guaranties of, any Person except such equity, investment, advances, or guaranties disclosed in the financial statements. The financial statements accurately disclose all transactions with Subsidiaries.

          (n)    CONDITIONS.    Each  time Borrower requests an Advance, the
Conditions  in  Section  9.1  have  been  met.

          (o)    CHARACTERISTICS  OF  CONTRACTS.    Each  Pledged  Contract
delivered to Lender as an Eligible Contract meets all of the requirements listed in the definition of Eligible Contract, except that Borrower makes no representation or warranty as to whether (i) the Contract meets such requirements to Lender's satisfaction, or (ii) the Contract presents a credit, collateral, or documentation risk unacceptable to Lender. No selection procedures adverse to Lender have been utilized in selecting the Eligible Contracts delivered to Lender.

          (p) NO DEFAULTS. No condition exists which would, upon the execution and delivery of this Agreement or Borrower s performance hereunder, constitute an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or with the passage of time or the giving of notice or both, would constitute, a default under any material agreement between Borrower and any Person, including the payment of any debt or other obligation permitted under this Agreement to any Person for borrowed funds.

          ARTICLE XI.  REPRESENTATIONS AND WARRANTIES OF THE LENDER

     Section 11.0. REPRESENTATIONS OF LENDER. The Lender hereby makes the following representations and warranties:

          (a)    DUE  ORGANIZATION.    The  Lender  is  a  corporation, duly
organized, validly existing and in good standing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged with regard to this Agreement;

          (b)    REQUISITE  POWER.    The  Lender  has the power to execute,
deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

          (c) BINDING AGREEMENT. This Agreement has been duly executed and delivered by the Lender and constitutes the legal, valid and binding obligation of the Lender, enforceable in accordance with its terms.

                          ARTICLE XII.  INDEMNITIES

     Section  12.0.  INDEMNITY.    Borrower  shall indemnify and hold Lender
harmless from any and all losses, claims, damages, costs, good faith settlements, expenses, taxes, reasonable attorneys' fees or other liabilities, including but not limited to costs of investigation, litigation fees and expenses, and costs in successfully asserting the right to indemnification hereunder, (collectively, "Losses") incurred by Lender at any time and pertaining to (i) facts which are, or allegations which if true would be, a breach of any representation, warranty, obligation, agreement or covenant of Borrower contained in the Loan Documents, or (ii) Lender entering into the Loan Documents or making Advances or handling Remittances or administering Pledged Contracts in accordance with this Agreement, (iii) an Event of Default or, (iv) activities, operations or conduct of Borrower, Guarantor, or Subsidiaries.

                     ARTICLE XIII.  AFFIRMATIVE COVENANTS

     The following covenants shall remain in effect until the full payment and performance of all of Borrower's obligations to Lender:

     Section 13.0. FINANCING STATEMENTS. At the request of Lender, Borrower shall execute such financing statements as Lender determines may be required by law to perfect, maintain and protect the interest of Lender in the Collateral and in the proceeds thereof.

     Section 13.1. BOOKS AND RECORDS. Borrower shall maintain accurate and complete books and records with respect to the Collateral, Borrower's business, and Borrower's administration of the Pledged Contracts. All accounting books and records shall be maintained in accordance with generally accepted accounting principles consistently applied.

     Section 13.2. CONTINUITY OF BUSINESS AND COMPLIANCE WITH AGREEMENT. Borrower shall continue in business in a prudent, reasonable and lawful manner with all necessary licenses, permits, and qualifications necessary to perform this Agreement. Borrower shall regularly and properly train its employees to comply with all applicable laws governing the administration and purchase of Contracts. Borrower shall take the steps necessary for the representations and warranties in Article X to be true at all times. In the event that Borrower learns that a representation and warranty in Article X is no longer true, it shall notify Lender within three (3) Business Days after learning thereof.

     Section 13.3. FINANCIAL STATEMENTS AND ACCESS TO RECORDS. Borrower shall provide Lender with monthly audited or unaudited financial statements within thirty (30) days of the end of each of Borrower s Accounting Period, with quarterly statements (10Q) within forty-five (45) days of the end of each quarter, and with audited annual financial statements within ninety (90) days of Borrower's fiscal year-end audited by Ernst & Young LLP or an independent certified public accounting firm acceptable to Lender. Borrower shall deliver to Lender with each financial statement a certificate by Borrower's chief financial officer in the form of Exhibit 13.3. Borrower shall provide Lender with audited or unaudited annual financial statements of any Guarantor within ninety (90) days after the end of each calendar year. The Borrower shall permit the Lender or its agents to have access to and the ability to inspect and make copies of the records of the Borrower wherever located, including but not limited to the locations set forth on Exhibit 10.0(a), provided such access is requested during the Borrower s regular business hours.

     Section 13.4. SUBSEQUENT ACTIONS. At the request of Lender, Borrower shall execute and deliver to Lender after execution of this Agreement such documents or take such action as Lender deems necessary to carry out the Agreement.

     Section 13.5. FINANCIAL CONDITION. The Borrower shall observe each of the following financial covenants and shall notify Lender in writing promptly upon its learning of any violation of the following or any material adverse change in its financial condition or the financial condition of the Guarantor:

     A. Debt Ratio -- Borrower shall not allow its Debt Ratio to exceed 3.5:1 at all times, measured as of the end of each Accounting Period.

     B. Net Worth -- Borrower shall maintain a Net Worth of at least Twenty-Eight Million Dollars ($28,000,000) at all times, measured as of the end of each Accounting Period.

     C. Interest Coverage -- From the date hereof through June 30, 1997, the Borrower shall maintain Interest Coverage of at least .8:1; at July 1, 1997 through September 30, 1997 of at least 1:1; and at October 1, 1997 through December 31, 1997 of at least 1.2:1 and at all times thereafter, measured at the end of each calendar quarter.

     D. Rolling Average Delinquency -- From the date hereof through June 30, 1997, Borrower's Rolling Average Delinquency shall not exceed 9%, and at July 1, 1997 and at all times thereafter shall not exceed 8%, measured as of the end of each Accounting Period.

     E. Rolling Average Charge Offs -- From the date hereof through June 30, 1997, Borrower's Rolling Average Charged-Off Losses shall not exceed 2.50%; at July 1, 1997 through September 30, 1997, such Losses shall not exceed 1.50% and at October 1, 1997 and at all times thereafter, such Losses shall not exceed 1.25%, measured as of the end of each Accounting Period.

     F. Reserve Requirement -- The Borrower shall maintain its Reserve for Losses at 10% at all times, measured as of the end of each Accounting Period.

     G. Repossession Inventory -- From the date hereof through June 30, 1997, the Borrower's Repossession Inventory shall not exceed 10%, and at July 1, 1997 and at all times thereafter, such Inventory shall not exceed 5%, measured as of the end of each Accounting Period.

     Section  13.6.  LITIGATION  MATTERS.    Borrower shall notify Lender in
writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding which may materially and adversely affect the operations, financial condition or business of Borrower or Borrower's ability to perform this Agreement or which in any way involve Lender's security interest in the Collateral or other rights under the Loan Documents.

     Section  13.7.  VALUE  OF  COLLATERAL.    If  in  Lender's judgment the
Collateral has materially decreased in value, other than the ordinary depreciation of Financed Vehicles, Borrower shall either provide enough addi-tional Collateral to satisfy Lender or reduce the Loan by an amount sufficient to satisfy Lender.

     Section 13.8 PAYMENT OF OBLIGATIONS. Borrower shall pay and perform, as and when due, all of its obligations, including, without limitation, all of its obligations to Lender.

     Section 13.9. BORROWER INSURANCE. Borrower shall maintain customary amounts of insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation, and liability arising from Borrower's collection of Contracts and sale of motor vehicles. Borrower shall pay all insurance premiums payable for such coverage and shall upon request of Lender deliver a copy of the policies of such insurance to Lender, together with evidence of payment of all premiums therefor.

     Section 13.10. CERTIFICATES OF TITLE. Borrower shall promptly obtain Certificates of Title for all Financed Vehicles. Borrower shall promptly deliver to Lender all Certificates of Title it receives for Financed Vehicles for Pledged Contracts.

     Section 13.11. INTEREST RATE CAP/COLLAR. Borrower shall maintain an interest rate cap/collar issued by a financial institution acceptable to Lender and keep such cap/collar in place. The cap/collar shall cover a principal amount of at least fifty million dollars ($50,000,000.00), and should be on substantially the same terms and conditions as the cap/collar presently in effect between the Borrower and LaSalle National Bank dated October 1, 1996.

     Section 13.12. PAYMENT OF FEES AND EXPENSES. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower, or any other Person on behalf of Borrower, by Lender of Advances pursuant to this Agreement and (ii) the return of payments deposited for collection by Lender, including but not limited to payments by Borrower and payments by Contract Debtors.


                       ARTICLE XIV.  NEGATIVE COVENANTS

     Borrower covenants and agrees that hereafter, without Lender's prior written consent, which shall not be unreasonably withheld, in its sole discretion, until all of Borrower's obligations to Lender with respect to this Agreement are performed and paid in full:

     Section 14.0. MERGERS, ETC. Borrower shall not merge with, consolidate with, acquire or otherwise combine with any Person, transfer any division or segment of its operations to any Person or form any subsidiary.

     Section 14.1. INVESTMENTS. Borrower shall not make any investment in any Person through the direct or indirect holding of securities or otherwise.

     Section  14.2  DIVIDENDS.  Borrower shall not declare or pay dividends.

     Section 14.3. LOANS AND ADVANCES. Except for routine and customary salary advances, Borrower shall not make any unsecured loans or other advances of money to officers, directors, employees, stockholders or Subsidiaries in excess of $25,000 in total. Borrower shall not incur any long term or working capital debt (other than the Indebtedness) secured by Contracts, and shall not create, incur, assume or suffer to exist any short term indebtedness which is not Subordinated Debt.

     Section  14.4.  CAPITAL  STRUCTURE.    Borrower  shall  not (i) redeem,
retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, or (ii) make any change in Borrower's capital structure, or
(iii) make any change in any of its business objectives, purposes and operations which might in any way adversely affect the payment or performance of, or Borrower's ability to pay and perform, its obligations to Lender with respect to this Agreement. Borrower shall not allow a transfer of ownership involving management shareholders that have greater than a ten percent (10%) ownership interest in Borrower provided, however, that with prior written notice to the Lender, Capitol American Life Insurance Company may convert its Subordinated Debt into shares of common stock of the Borrower, provided that Capitol American Life Insurance Company is in compliance with the terms of its Debt Subordination Agreement with the Lender.

     Section 14.5. TRANSACTIONS WITH SUBSIDIARY. Borrower shall not enter into, or be a party to, any transaction with any Subsidiary, or stockholder of Borrower, except, consistent with Borrower's practice before entering into this Agreement, in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Lender than would obtain in a comparable arm's length transaction with a Person not a Subsidiary or stockholder of Borrower.

     Section 14.6 ADVERSE TRANSACTIONS. Borrower shall not enter into any trans-action which adversely affects the Collateral or Borrower's ability to perform this Agreement or Lender's rights under the Loan Documents; or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Pledged Contract, including any of the terms thereof or the amounts due thereunder except for customary payment extensions of Pledged Contracts done, in accordance with Borrower's policies and routines in existence on the Closing Date, as contained in Exhibit 5.1(A).

     Section 14.7. GUARANTIES. Borrower shall not guaranty or otherwise in any way, become liable with respect to the obligations or liabilities of any other Person except (i) any Subsidiary's or Guarantor's obligations to Lender, and (ii) by customary endorsement of instruments or items of payment for deposit to the general account of Borrower or for delivery to Lender.

     Section 14.8. COLLATERAL. Except as otherwise expressly permitted in the Loan Documents, Borrower shall not convey or allow any ownership, security, or other, interest in the Collateral other than Borrower's ownership interest and Lender's security interest. Borrower shall not interfere with or countermand Lender's instructions to any Person to send Remittances to the Lock Box, the Depository Account or Lender. Borrower can grant purchase money security interests in its equipment to Persons other than Lender. Borrower can lease, as lessee, equipment it uses.

                        ARTICLE XV.  EVENTS OF DEFAULT

     Section  15.0.  EVENTS  OF  DEFAULT.    An  Event  of Default means the
occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or caused by operation of law) which is not waived in writing by Lender or cured to the extent a cure is applicable:

          (A) A breach by Borrower of any representation, warranty or obligation contained herein or in the other Loan Documents or in any other agreement with Lender.

          (B) A breach by a Subsidiary, a Guarantor or a Person which holds any Subordinated Debt of the Borrower, of any representation, warranty, or obligation contained in any other agreement with Lender.

          (C) Any default by Borrower (including but not limited to a default due to non-payment) under any material agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound, creating or relating to any debt or other obligation (other than the Loan or the Subordinated Debt), if the payment or maturity of such debt or obligation is accelerated as a consequence of such default or demand for payment thereof is made.

          (D) The Collateral or any other of Borrower's, a Subsidiary's or Guarantor's assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not dissolved within thirty (30) days thereafter; an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any other of Borrower's, a Subsidiary's or a Guarantor s assets and the same is not dismissed within thirty (30) days after the application therefor; or Borrower, a Subsidiary or a Guarantor shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

          (E) An application is made by Borrower, a Subsidiary or a Guarantor for the appointment of a receiver, trustee or custodian for the Collateral or any other of Borrower's, a Subsidiary's or a Guarantor s assets; a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation shall be filed by Borrower, a Subsidiary or a Guarantor; Borrower, a Subsidiary or a Guarantor shall make an assignment for the benefit of its creditors or any case or proceeding is filed by Borrower, a Subsidiary or a Guarantor for its dissolution, liquidation, or termination; Borrower ceases to conduct its Contract purchase and servicing business.

          (F) Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation is filed against Borrower, or an Affiliate, or a Guarantor or any case or proceeding is filed against Borrower, or an Affiliate or a Guarantor for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within thirty (30) days after the entry or filing thereof.

          (G) A notice of lien, levy or assessment is filed of record with respect to all or any of Borrower's, a Subsidiary's or a Guarantor s assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency and it is not released within thirty (30) days after the filing; or if any taxes or debts become a lien or encumbrance upon the Collateral or any other of Borrower's, a Subsidiary's or a Guarantor s assets, and the same is not released within thirty (30) days after the same becomes a lien or encumbrance.
          (H) Borrower, a Subsidiary or a Guarantor becomes insolvent or admits in writing to its inability to pay its debts as they mature.

          (I) An event has occurred which entitles Lender pursuant to Section 5.1(E) to take over administration of the Pledged Contracts.

          (J) There occurs or exists any situation which leads Lender to believe, in good faith, that Borrower may not, or may be unable to, pay in the normal course one or more payment obligations to Lender, and Lender has given Borrower at least ten (10) days' notice thereof.

          (K) A financial statement of Borrower, a Subsidiary or a Guarantor reveals that its financial condition has materially adversely deteriorated after the execution of this Agreement.

          (L) An audited financial statement of Borrower is not unqualified.

          (M) Any other event occurs which will, in Lender's reasonable opinion, have a material adverse effect on the Collateral, Lender's rights under the Loan Documents, or on Borrower's financial or business condition, operations or prospects, including, without limitation, any change in the due diligence procedures used by Borrower to qualify Contract Debtors for Contracts, and Lender has given Borrower at least ten (10) days' notice thereof.

          (N) Guarantor fails to immediately repay the Loan to Lender upon notice from Lender pursuant to the terms of the Guaranty.

          (O) Any Guarantor shall revoke or attempt to revoke its Guaranty, or shall repudiate its liability thereunder or be in default of the terms of such Guaranty.

     Section 15.1. DEFAULT RATE OF INTEREST. Upon and after an Event of Default and subject to Section 2.4, Borrower's obligations to Lender shall continue to bear interest, calculated daily on the basis of a 365-day year at the per annum rate set forth in Section 2.2, plus additional post-default
interest  of    two  percent  (2%)  per  annum  until  paid  in  full.

     Section  15.2.  LENDER'S  REMEDIES.    Whenever an Event of Default has
occurred and whenever Lender is entitled to take over Contract administration, Lender may without prior notice immediately suspend making Advances. Upon and after an Event of Default, Lender shall have the following rights and remedies. The rights and remedies shall be cumulative, and none exclusive, except to the extent required by law. Lender's exercise of any right, remedy, or attorney-in-fact appointment shall not relieve Borrower of any of its obligations to Lender.

          (A) The right, at Lender's discretion and without notice, (i) to immediately cease further Advances and/or terminate this Agreement, and (ii) to declare Borrower's obligations to Lender immediately due and payable, whereupon Borrower's obligations shall become and be due and payable, without presentment, demand, protest or further notice or process of any kind, all of which are expressly waived by Borrower. Borrower's obligations to Lender shall be immediately due and payable without declaration by Lender if the Event of Default consists of a petition filed under the Bankruptcy Code or any similar federal or state law.

          (B) All of the rights and remedies of a secured party under the UCC and other applicable laws, including the right to appoint a receiver.

          (C) The right at any time to (i) enter through self-help and without judicial process, upon the premises of Borrower, without any obligation to pay rent to Borrower, or to enter any other place or places where the Collateral is located and kept, and remove the Collateral or remain on and use the premises for the purpose of collecting or disposing of the Collateral, and (ii) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender.

          (D) The right to sell or otherwise dispose of all or any of the Collateral at public or private sale, as Lender in its sole discretion may deem advisable, with such notice as may be required by law; and such sales may be adjourned from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower's premises without charge for such time and Collateral as Lender may see fit. Lender is hereby granted a license or other applicable right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit for this purpose. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against Borrower's obligations to Lender. Without excluding other methods of disposition which may be commercially reasonable, it shall be a commercially reasonable disposition of the Pledged Contracts and Contract Rights for Lender to collect and enforce the Contracts and Contract Rights in the same manner that it collects and enforces similar Contracts and Contract Rights for its own account or for the account of other Persons. If any deficiency shall arise from the disposition of Collateral, Borrower shall remain liable to Lender therefor.

          (E) The right at any time and from time to time thereafter, at Lender's sole discretion and without notice to Borrower, (i) to enforce payment of the Contract Debtor's and Contract Rights Payor's obligations, and to collect and foreclose, by legal proceedings or otherwise, the Collateral in the name of Lender or Borrower and (ii) to take control, in any manner, of any item of payment for or proceeds of the Collateral. Lender is not obligated to pursue the Collateral or the Guarantors or any other Person in order to enforce Borrower's obligations to Lender.

          (F) The right to take over in Lender's or Borrower's name all or part of the administration of the Contracts.

          (G) The right to carry out the actions within the scope of Borrower's appointment of Lender as attorney-in-fact.

          (H)         The right to offset or apply the funds in the Depository
Account.

     Section 15.3. INJUNCTIVE RELIEF. Borrower recognizes that if there is an Event of Default then, depending on the nature of the Event of Default, it may be that no remedy at law will provide complete or adequate relief to Lender, and Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. The injunctive relief shall not be a waiver of Lender's rights to other relief and remedies.

     Section 15.4. NOTICE. Any notice required to be given by Lender of a sale, lease, or other disposition of the Collateral which is given pursuant to
Section 17.1 at least five (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower. Notice of less duration shall not be presumed to be commercially unreasonable or unfair.

     Section 15.5. APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY. Borrower irrevocably appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact to act in Borrower's place in Borrower's or Lender's name, upon an Event of Default, to: (i) demand payment of the Pledged Contracts, other Collateral consisting of payment obligations and Contract Rights; (ii) enforce payment of the Pledged Contracts, other Collateral consisting of payment obligations and Contract Rights, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection and enforcement of the Pledged Contracts, other Collateral consisting of payment obligations, and Contract Rights; (iv) settle, adjust, compromise, discharge, release, extend or renew the Pledged Contracts, other Collateral consisting of payment obligations, and Contract Rights; (v) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vi) take control, in any manner, of any item of payment or proceeds with respect to the Collateral; (vii) prepare, file and sign Borrower's name on any proof of claim in Bankruptcy or similar document against any Contract Debtor or Contract Rights Payor; (viii) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; (ix) do all acts and things necessary, in Lender's sole discretion, to exercise Lender's rights granted in or referred to in Section 15.2 of this Agreement; (x) endorse the name of Borrower upon any item of payment or proceeds consisting of or relating to the Collateral and deposit the same to the account of Lender for application to the Indebtedness; (xi) use the information recorded on or con-tained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access; (xii) open Borrower's mail to collect Collateral and direct the Post Office to deliver Borrower's mail to an address designated by Lender; and (xiii) do all things necessary to carry out and enforce this Agreement which Borrower has failed to do. Borrower ratifies and approves all acts of Lender as Borrower's attorney-in-fact. Lender shall not, when acting as attorney-in-fact, be liable for any acts or omissions as or for any error of judgment or mistake of fact or law, except for actions taken in bad faith. This power, being coupled with an interest, is irrevocable until all payment and performance obligations of Borrower to Lender have been fully satisfied. Borrower shall upon request of Lender execute powers of attorney to separately evidence the foregoing powers granted to Lender. All costs, fees and expenses incurred by Lender, or for which Lender becomes obligated, in connection with exercising any of the foregoing powers shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan.

     Section  15.6.  LENDER'S  DEFAULT.   In the event of any default of the
Loan Documents by Lender or any claim by Borrower related to the Loan Documents, Borrower's sole and exclusive remedy against Lender shall be a cause of action sounding in contract with damages limited to actual and direct damages incurred. Lender shall in no event be liable for ordinary negligence, delay in performance or any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or goodwill. Lender shall in no event be liable for any loss or damage directly or indirectly resulting from the furnishing of services or reports under this Agreement. With respect to any goods and services provided by Lender, LENDER MAKES NO WARRANTIES, whether expressed or implied, including, without limitation, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Borrower shall have no cause of action against Lender for a default under the Loan Documents unless Borrower first gives notice to Lender of the default and allows Lender a reasonable time of at least fifteen (15) Business Days to cure the default and Lender fails to commence action within such period to cure the default.


                          ARTICLE XVI.  DEFINITIONS

     Section 16.0 DEFINED TERMS. Whenever used in this Agreement with the initial letter capitalized, the following terms shall have the respective meanings set forth below. When the terms are used in the plural, the plural forms of the meanings shall apply.

     ACCOUNTING  DATE:    The  last  day  of  an  Accounting  Period.
     ACCOUNTING PERIOD: a calendar month, beginning with the month during which this Agreement is executed and ending with the calendar month during which the Indebtedness has been paid in full following termination of this Agreement.

     ADVANCE:    each  of  the  Loan advances described in Article III of this
Agreement.

     AVERAGE  CHARGED-OFF  LOSSES:    the  Accounting  Period  average  of the
Charged-Off  Losses  for  any  six  consecutive  Accounting  Periods.

     BORROWING BASE: the amount equal to the lesser of (i) Seventy Million Dollars ($70,000,000) or (ii) seventy-eight percent (78%) of the Outstanding Principal Balance of all Eligible Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1.

     BUSINESS DAY: any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Indiana are required by law to be closed.

     CERTIFICATE OF TITLE: with respect to each Financed Vehicle, the certificate of title (or other evidence of ownership) issued by the department of motor vehicles, or other appropriate governmental body, of the state in which the Financed Vehicle is to be registered showing the Contract Debtor as owner, with either notation of the Borrower's first lien or such other status indicated thereon which is necessary to perfect Borrower's security interest in the Financed Vehicle as a first priority interest, and showing no other actual or possible lien interest in the Financed Vehicle.

     CHARGED-OFF CONTRACT: a Pledged Contract (i) for which any Scheduled Payment is delinquent (not paid by the due date) more than one hundred twenty
(120) days as of the end of an Accounting Period, (ii) for which the Financed Vehicle has been surrendered, repossessed, or unable to be located, or (iii) which has been settled for less than the Outstanding Principal Balance.

     CHARGED-OFF  LOSSES:    as  of  the  end of an Accounting Period, the Net
Credit Losses recorded during the Accounting Period, divided by the Outstanding Principal of all Contracts owned by Borrower, which are not Charged-Off Contracts, expressed as a percentage.

     CLOSING  DATE:    the  date  on  which  the  first  Advance  is  made.

     COLLATERAL: any and all real and personal, tangible and intangible, property, whether now owned or hereafter acquired, in which Lender is granted a security interest now or hereafter, in this Agreement or otherwise, to secure Borrower's obligations to Lender.

     CONTRACT: an installment or conditional sale contract, with any amendments, owned or acquired by Borrower pursuant to which a Contract Debtor has: (i) purchased a new or used Motor Vehicle, (ii) granted a security interest in the Motor Vehicle to secure the Contract Debtor's payment obligations, and (iii) agreed to pay the unpaid purchase price and a finance charge in periodic installments no less frequently than monthly.

     CONTRACT DEBTOR: the Person that has executed a Contract as a purchaser, and any Guarantor, co-signer or other Person obligated to make payments under the Contract.

     CONTRACT  DEBTOR  DOCUMENTS:    those  documents as are identified on the
attached  Exhibit  6.3  attached  hereto  and  made  apart  hereof.

     CONTRACT DELIVERY DOCUMENTS: the original Certificate of Title, and the original executed Contract with original Contract Debtor and Dealer signatures and bearing on its front or back surface an assignment to Lender.

     CONTRACT RIGHTS: with respect to Pledged Contracts, (i) Borrower's interest in the Financed Vehicle; (ii) all rights of Borrower regarding the Contract and Financed Vehicle, including but not limited to rights to electronic funds transfers and rights under all dealer agreements and purchase agreements pursuant to which the Contract was acquired by Borrower; (iii) all rights of Borrower with respect to Optional Contract Debtor Insurance, Required Contract Debtor Insurance, and any other policies of fire, theft or comprehensive insurance, collision insurance, public liability insurance or property damage insurance maintained with respect to the Financed Vehicle, the Contract, or the Contract Debtor; (iv) all rights of Borrower, if any, to prepaid dealer rate participation in connection with the Contract; (v) Remittances, and (vi) all rights of Borrower to the originals of all books, records (including electronic data), reports, files, and documents relating to the Contracts, including, but not limited to, Contract Debtor Documents, financial statements of Contract Debtors, and all payment reports or records relating to the Contracts.

     CONTRACT  RIGHTS  PAYORS:   Persons, other than Contract Debtors, against
whom  Contract  Rights  can  be  asserted.

     CREDIT  LINE:    the dollar component in the definition of Borrowing Base
(which  is  $70,000,000).

     DEALER:    the  seller  of  the  Financed Vehicle to the Contract Debtor.

     DEALER INVOICE: as to new Financed Vehicles, the invoice prepared by the manufacturer showing the net cost; and, as to used Financed Vehicles, the Black Book wholesale average used to establish wholesale value as of the date of the contract.
     DEBT  RATIO:    the  debt-to-equity  ratio  of  Borrower, calculated on a
consolidated basis and in accordance with generally accepted accounting principles, by comparing total liabilities, other than Subordinated Debt, to Net Worth.

     DELINQUENCY MEASUREMENT: as of the end of an Accounting Period, the sum of the Gross Outstanding Balances of all Delinquency Measurement Contracts which have at least two (2) due and partially or completely unpaid Scheduled Payments, divided by the sum of the Gross Outstanding Balances of all Delinquency Measurement Contracts; expressed as a percentage.

     DELINQUENCY  MEASUREMENT  CONTRACTS:   all Pledged Contracts which do not
constitute  Charged-Off  Contracts.

     DEPOSITORY ACCOUNT: a bank account owned by Lender at a bank designated by Lender for the purpose of receiving Remittances made payable to it or Borrower.

     ELIGIBLE CONTRACT: each Contract delivered by Borrower to Lender which is listed on a List of Contracts delivered to Lender at the same time, and which in Lender's sole determination satisfies each of the requirements set forth on Exhibit 3.1 at the time of delivery and thereafter except to the extent expressly stated in Exhibit 3.1 to apply only at delivery or only thereafter.

     EVENT OF DEFAULT: this term has the meaning provided in Section 15.0 of this Agreement.

     FINANCED VEHICLE: the new or used Motor Vehicle purchased by a Contract Debtor pursuant to a Contract, or any substituted vehicle which is properly documented and approved by Lender.

     GAAP:    Generally  Accepted  Accounting  Principles.

     GROSS  CREDIT  LOSSES:    For  any  Accounting  Period,  the  sum  of all
Charged-Off Contracts reflected on Borrower s general ledger, calculated in accordance with GAAP.

     GROSS OUTSTANDING BALANCE: the total of all remaining payments due under a Contract plus any other amount due thereunder.

     GUARANTORS:    GENERAL  ACCEPTANCE CORPORATION REINSURANCE, LTD., and any
other  Person  who  guaranties  Borrower's  obligations  to  Lender.

     INDEBTEDNESS:   the Loan and all other amounts, including but not limited
to  interest,  that  Borrower  owes  Lender in connection with this Agreement.

     INTEREST COVERAGE: the sum of Borrower's pre-tax income plus Borrower's interest expense, compared to Borrower's interest expense, expressed as a ratio each fiscal quarter.

     LIBOR RATE: the average of the "one month" London Interbank Offered Rates ("LIBOR") published in the Money Rates column of the Wall Street Journal during the calendar month immediately preceding the calendar month for which interest is being calculated, or published in such other publication as Lender may designate.

     LINE FEE: the fee payable by Borrower to Lender at closing equal to one half of one percent (.50%) times the Credit Line.

     LIST OF CONTRACTS: the list delivered to Lender by Borrower with each Contract or group of Contracts which: (i) identifies each Contract being delivered by account number, the name of the Contract Debtor, the Outstanding Principal Balance, and the year, make, model, and VIN of the Financed Vehicle, and (ii) shows the total number of Contracts and the total of the Outstanding Principal Balances.

     LOAN: the outstanding principal amount of the Advances, plus all other amounts advanced, expended or applied by Lender under this Agreement to or for the benefit of Borrower or to perform or enforce Borrower's covenants in this Agreement.

     LOAN  AVAILABILITY:    the amount by which the Borrowing Base exceeds the
Loan.

     LOAN  DOCUMENTS:   this Agreement, the Note, the guaranties signed by the
Guarantors,  and  the  Supplemental  Documentation.

     LOCK  BOX:   the arrangement established by Lender at Fifth Third Bank of
Central  Indiana  for  the  receipt  and  identification  of  remittances.

     MEASUREMENT  PERIOD:   each consecutive period, without overlap, of three
(3) consecutive Accounting Periods beginning with the first Accounting Period.

     MOTOR VEHICLE: A passenger motor vehicle, van, or light duty truck which is not manufactured for a particular commercial purpose and which can be registered for use on public highways and is not a "grey market" vehicle.

     NET  CREDIT  LOSSES:    For any Accounting Period, the difference between
Gross  Credit  Losses  and  Recoveries,  calculated  in  accordance with GAAP.

     NET WORTH: the total of shareholders' equity (including capital stock, additional paid-in capital, and retained earnings) plus Subordinated Debt, less (i) the total amount of loans and debts due from Subsidiaries, shareholders or officers, and (ii) the total amount of any intangible assets, including without limitation, goodwill.

     OPTIONAL CONTRACT DEBTOR INSURANCE: any insurance, other than Required Contract Debtor Insurance which insures a Financed Vehicle or a Contract Debtor's obligations under a Contract, including but not limited to credit life, credit health, credit disability, unemployment insurance; and any service contract, mechanical breakdown coverage, warranty, or extended warranty for a Financed Vehicle.

     OUTSTANDING  PRINCIPAL  BALANCE:   the outstanding principal balance of a
Contract calculated by subtracting the unearned finance charge from the Gross Outstanding Balance, where applicable.

     PERMITTED LIEN: (i) any security interest or lien at any time granted in favor of Lender; (ii) liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business; (iii) liens resulting from deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance, social security and other similar laws; (iv) liens in favor of Fifth Third Bank of Central Indiana, provided, that such liens remain subject to the terms and conditions of that certain Intercreditor Agreement dated August 26, 1996 between Fifth Third Bank of Central Indiana and the Lender, as the same may be amended from time to time; and (v) liens in favor of any lender for the sole purpose of securing the purchase price of vehicles to be used by Borrower and/or its employees in the ordinary course of Borrower s business, provided that the collective amount of the loans secured by such liens shall at no time exceed Two Hundred Thousand Dollars ($200,000.00).

     PERSON: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or govern-ment (including, any instrumentality or division thereof).

     PLEDGED CONTRACT: a Contract owned on the Closing Date or in the future by Borrower which is subject to the security interest granted in Section 6.0.

     RECOVERIES:    For any Accounting Period, the sum of all amounts received on account of previously Charged-Off Contracts, calculated in accordance with GAAP.

     REMITTANCES: all payments made with respect to Pledged Contracts, including, but not limited to, Scheduled Payments, full and partial prepayments, liquidation proceeds, insurance proceeds and refunds, late charges, fees (including but not limited to NSF fees and extension fees), and payments from Contract Rights Payors.

     REPOSSESSION INVENTORY: Motor Vehicles which have been repossessed by Borrower or any of its agents calculated at the end of each Accounting Period as the sum of all Repossession Contracts divided by the sum of all Contracts which do not constitute Charged-Off Contracts, expressed as a percentage.

     REQUIRED CONTRACT DEBTOR INSURANCE: insurance for physical damage to, and theft or loss of, the Financed Vehicle, having a deductible no higher than $500 and providing coverage at least equal to the actual cash value of the Financed Vehicle.

     RESERVE FOR LOSSES: calculated at the end of each Accounting Period as the sum of the reserve available for credit losses divided by the Outstanding Principal Balances as stated on the financial statements, expressed as a percentage.

     ROLLING  AVERAGE  CHARGED-OFF  LOSSES:    the  weighted  average  of  the
Charged-Off  Losses  for  any  six  consecutive  Accounting  Periods.

     ROLLING  AVERAGE  DELINQUENCY:    the weighted average of the Delinquency
Measurements  for  any  six  consecutive  Accounting  Periods.

     SCHEDULE  OF PAYMENTS:  the schedule of payments disclosed on a Contract.

     SCHEDULED PAYMENT: the periodic installment payment amount disclosed in the Schedule of Payments for the Contract.

     SKIP LOSS INVESTIGATION: an investigation initiated by Borrower of the whereabouts of a Financed Vehicle or a Contract Debtor.

     STATEMENT OF BORROWING BASE: a statement issued by Lender which contains the amount of the Borrowing Base, the amount of the Loan or Indebtedness, and either the amount available for Advances or the amount by which the Loan or Indebtedness exceeds the Borrowing Base.

     SUBORDINATED DEBT: a debt obligation of Borrower which is subordinated to Lender pursuant to a subordination agreement which is in the form of Exhibit
16 or pursuant to some other agreement approved in writing by Lender, including, but not limited to, a Debt Subordination Agreement with Malvin L. Algood, Janet Algood, Russell E. Algood and John A. Algood and with Capitol American Life Insurance Company, as the same may be amended from time to time.

     SUBSIDIARY: any Person, now or in the future, over which the Borrower exercises control, provided that it shall be conclusively presumed that the Borrower exercises control over any such Person 51% or more of the equity interest in which is owned by the Borrower, directly or indirectly.

     SUPPLEMENTAL DOCUMENTATION: all agreements, instruments, documents, certificates of title, financing statements, notices of assignment, Lists of Contracts, chattel mortgages, powers of attorney, subordination agreements, and other written matter necessary or reasonably requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral or to consummate the transactions contemplated by this Agreement.

     UCC:    Uniform  Commercial  Code.

     UNDERUTILIZATION FEE: the fee payable on a monthly basis by Borrower to Lender equal to .25% on an annualized basis, times the unused portion of the Credit Line during an Accounting Period, with the unused portion being equal to the amount by which the average daily balance of the outstanding Advances in each Accounting Period is less than the Credit Line for the Accounting Period.

     Section 16.1 OTHER TERMS: All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided in the UCC to the extent the same are defined therein.

     Section  16.2    ACCOUNTING  TERMS.   Any accounting terms used in this
Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

                 ARTICLE XVII.  GENERAL TERMS AND CONDITIONS

     Section  17.0.  APPLICABLE  LAW.   This Agreement shall be governed and
construed  in  accordance  with  the  laws  of  the  State  of  Indiana.

     Section  17.1.  NOTICES.    Any notice, request, demand, instruction or
other communication to be given any party hereto in writing shall be effective upon delivery during regular business hours at the offices of Borrower and Lender hereinafter set forth or at such other offices that either party notifies the other of in writing. The failure to deliver a copy as set forth below shall not affect the validity of the notice to the Borrower or Lender. Such communications shall be given by telecopy, commercial delivery service, or sent by certified mail, postage prepaid and return receipt requested, as follows:

     If  to  Borrower:          General  Acceptance  Corporation
                    1025  Acuff  Road
                    Bloomington,  IN    47404
                    Electronic  FAX  (812)  337-6040
                    ATTN:    Malvin  L.  Algood  or  Russell  E.  Algood

     If  to  Lender:                    General  Electric  Capital Corporation
                    1000  Hart  Road
                    Barrington,  IL  60010
                    Electronic  FAX  (847)  304-3456
                    Attention:    Manager,  Asset  Based  Financing

     with  a  copy  to:          General  Electric  Capital  Corporation
                    600  Hart  Road
                    Barrington,  IL  60010
                    Electronic  FAX  (847)  304-3444
                    Attention:    Counsel,  Auto  Financial  Services

     Section 17.2. HEADINGS. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The paragraph headings shall not be used in the interpretation of this Agreement.

     Section  17.3.  SEVERABILITY.   If any one or more of the provisions of
this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

     Section 17.4. OFFSET. Lender has the right to offset, apply, or recoup any obligation of Borrower to Lender, arising under the Loan Documents or otherwise, against any obligations or payments Lender owes to Borrower, arising under the Loan Documents or otherwise, or against any property of Borrower held by Lender. Borrower waives any right to offset, apply, or recoup against any obligation it owes to Lender. Lender is not obligated to collect any of the Contracts or pursue any of the other Collateral or any of Lender's rights at any time as a condition to payment and performance by Borrower.

     Section  17.5.  INDEPENDENT  CONTRACTOR.    Borrower  is an independent
contractor in all matters relating to this Agreement and the Collateral and is not an agent or representative of Lender. Borrower has no authority to act on behalf of or bind Lender.

     Section 17.6. EXPENSES. Each party shall bear the expenses of its own performance of this Agreement.

     Section 17.7. MODIFICATION OF LOAN DOCUMENTS; SALE OF INTEREST. This Agreement or any exhibit attached hereto may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. The rights of Lender granted in or referred to in this Agreement shall apply to any modification of or supplement to the Loan Documents. Borrower may not without Lender's prior written permission sell, assign or transfer any of the Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties thereunder. Any sale, assignment, or transfer by Borrower without Lender's permission shall be void ab initio. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of any of the Loan Documents, or of any portion thereof, including, without limitation, Lender's rights, title, interests, remedies, powers and duties thereunder. The Loan Documents shall be binding upon and inure to the benefit of the permitted successors and assigns of Borrower and Lender.

     Section 17.8. ATTORNEYS' FEES AND LENDER'S EXPENSES. The Borrower, and/or the Guarantors to the extent not paid by the Borrower, shall reimburse the Lender on demand for all out-of-pocket costs and expenses of the Lender (including but not limited to all attorneys fees, paralegal fees and legal expenses) incurred by the Lender in connection with the drafting, negotiation, execution or enforcement of this Agreement or any other Loan Documents. Further, if, following an Event of Default, Lender shall employ counsel for advice or other representation or shall incur other costs and expenses in connection with (A) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements executed or delivered in connection herewith, (B) any attempt to enforce, or enforcement of, any rights of Lender against Borrower or any other Person, including, without limitation, Contract Debtors, that may be obligated to Lender by virtue of any of the Loan Documents, or (C) any actual or attempted inspection, audit, monitoring, verification, protection, collection, sale, liquidation or other disposition of the Collateral; then, in any such event, the attorneys' fees arising from such services and all expenses, costs, charges and other fees (including expert's fees) incurred by Lender in any way arising from or relating to any of the events or actions described in this Section shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan. All obligations provided for in this Section shall survive termination of this Agreement.

     Section 17.9. WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in the Loan Documents and no Event of Default by the Borrower under the Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing signed by a manager of Lender and identifies the matter waived or suspended. Any consent or approval by Lender pursuant to this Agreement is not a waiver by Lender of, or an admission by Lender of the truth of, any of Borrower's representations and warranties in this Agreement.

     Section 17.10. WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement, Borrower waives (i) notice and consummation of presentment, demand, protest, dishonor, intent to accelerate, acceleration; (ii) all rights to notice and a hearing prior to taking possession or control of, or Lender's replevy, attachment or levy upon, the Collateral; (iii) any bond or security in a judicial proceeding as a condition to Lender exercising any of Lender's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; and (v) TRIAL BY JURY in any dispute with Lender arising out of or related to any of the Loan Documents. The failure or delay of Borrower to strictly enforce the terms of this Agreement shall not be a waiver of Borrower's right to do so.

     Section 17.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, with the same effect as if all parties had signed the same
document.    All  such  counterparts  shall  be  deemed  an original, shall be construed  together  and  shall  constitute  one  and  the  same  instrument.

     Section 17.12. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties regarding the Loan by Lender to Borrower based on Contracts and supersedes all prior agreements, whether written or oral, with respect thereto.

     Section 17.13. STATEMENTS OF ACCOUNT. Each report, billing statement, Statement of Borrowing Base, and payment transcript which is prepared by Lender shall, except for manifest errors, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, and shall constitute an account stated between Borrower and Lender, unless thereafter waived in writing by Lender or unless, within thirty (30) days after Borrower's receipt of such document, Borrower delivers to Lender notice of a written objection thereto specifying the claimed error. In the event of such an error, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower and Lender's only liability to Borrower shall be to issue a corrected document.

     Section  17.14.  PUBLICITY.    Borrower  shall  not (i) issue any press
release or make any public announcement or otherwise publicize the consummation of this Agreement with Lender, or (ii) make a public disclosure of any kind regarding the subject matter hereof, or (iii) make use of Lender's name, tradename, logo or trademark without the express written consent of Lender, except that Borrower may publicly disclose information relating to this Agreement if Borrower gives Lender advance written notice prior to releasing any disclosure.

     Section 17.15. CONTRACT DOCUMENTS. After Lender reviews a Contract form or any other form used in connection with a Contract (collectively, the "Form") Lender may inform Borrower that the Form may not comply with certain laws or that the Form is not acceptable to Lender as an Eligible Contract form unless certain changes are made. Borrower is responsible for its use of the Forms and for any changes Borrower makes to the Forms in response to Lender's comments. Lender shall have no liability to Borrower arising from Borrower's use of, or changes to, any Form regardless of whether Lender approved the Form or the changes or whether Lender conditioned the use of the Form as an Eligible Contract form upon the changes being made. Regardless of Lender's approval of a Form or Lender's comments regarding a Form, Borrower remains obligated to Lender to conduct its business in a lawful manner, including the use of Forms which comply with applicable laws.

     Section 17.16. FAXED DOCUMENTS. In order to expedite the acceptance and execution of this Agreement and any of the Supplemental Documents, each of the parties hereto agrees that a faxed copy of any original executed document shall have the same binding effect on the party so executing the faxed document as an original handwritten executed copy thereof.






Entered  into  as  of:      April  11,  1997


GENERAL  ACCEPTANCE  CORPORATION


By:            /s/      Russell  E.  Algood
Print  Name:          Russell  E.  Algood
Title:      President  &  COO


GENERAL  ELECTRIC  CAPITAL  CORPORATION


By:        /s/    W.  Jerome  McDermott
Print  Name:    W.  Jerome  McDermott
Title:      Account  Executive

STATE  OF  ______________________          )
                              )  SS:
COUNTY  OF  ____________________          )

     Before me, a Notary Public in and for said County and State, personally appeared ________________________________, the duly authorized representative of General Acceptance Corporation, who acknowledged execution of the foregoing for and on behalf of said Corporation.

     Witness my hand and Notarial Seal this _____ day of _________________, 19____.

                              _____________________________________
                              Signature

                              _____________________________________
                              Printed  Name

My  Commission  Expires:  _____________       Residing in ____________________
County











                                 SS-111146-5

                                 Exhibit 11.1

                        GENERAL ACCEPTANCE CORPORATION
               Statement Re:  Computation of Per Share Earnings



                                                          YEAR ENDED DECEMBER 31
                                                          ----------------------
                                                                                         1996         1995        1994
                                                                                  ------------  ----------  ----------

                                                                                  HISTORICAL    PRO FORMA   PRO FORMA
                                                                                  ------------  ----------  ----------
Primary:
     Weighted average shares outstanding                                            6,022,000    5,485,562   4,064,000
     Net affect of dilutive stock options - based on
          the treasury stock method using the average
          market price                                                                    ---       29,856         ---
     Adjustment for shares required to pay
          undistributed S Corporation earnings using
          the initial public offering price                                               ---      123,548     397,961
     Total weighted average shares                                                  6,022,000    5,638,966   4,461,961
                                                                                  ============  ==========  ==========
     Net income (loss)                                                            $(9,080,538)  $  716,657  $2,544,067
                                                                                  ============  ==========  ==========
     Per share amount                                                             $     (1.51)  $     0.13  $     0.57
                                                                                  ============  ==========  ==========

Fully diluted:
     Weighted average shares outstanding                                            6,022,000    5,485,562   4,064,000
     Net effect of dilutive stock options - based on
          the treasury stock method using the period-
          end market price, if greater than average
          market price                                                                    ---       29,856         ---
     Adjustment for shares required to pay
          undistributed S Corporation earnings using
          the initial public offering price                                               ---      123,548     397,961
     Total weighted average shares outstanding                                      6,022,000    5,638,966   4,461,961
                                                                                  ============  ==========  ==========
     Net income (loss)                                                            $(9,080,538)  $  716,657  $2,544,067
                                                                                  ============  ==========  ==========
     Per share amount                                                             $     (1.51)  $     0.13  $     0.57
                                                                                  ============  ==========  ==========

Supplemental:
     Weighted average shares outstanding                                                         4,064,000
     Net effect of dilutive stock options - based on
          the treasury stock method using the average
          market price                                                                              29,856
     Adjustment for shares required to pay
          undistributed S Corporation earnings using
          the initial public offering price                                                        556,577
     Adjustment for shares required to pay initial
          public offering costs and debt of $20,673,198                                          1,398,423
     Unregistered shares issued as director
          compensation at time of initial public
          offering                                                                                   3,000
     Total weighted average shares                                                               6,051,856
                                                                                                ==========
     Net Income                                                                                 $  716,657
     Reduction of interest expense, net of the related
          income tax benefit, because of the assumed
          payment, as of January 1, 1995, of a
          portion of borrowings under the revolving
          line of credit                                                                           315,028
     Total                                                                                      $1,031,684
     Per share amount                                                                           $     0.17
                                                                                                ==========

                                 Exhibit 21.1

                          SUBSIDIARIES OF REGISTRANT



           SUBSIDIARY          % OWNED          DOMICILED IN

General  Acceptance  Corporation  Reinsurance  Limited
                         100%          Turks and Caicos Islands